UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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AmerisourceBergen

2022

Proxy statement and notice of annual meeting of shareholders

AmerisourceBergen

AmerisourceBergen fosters a positive impact on the health of people and communities around the world by advancing the development and delivery of pharmaceuticals and healthcare products. We work across the pharmaceutical supply chain – from assisting pharmaceutical manufacturers with steps from pre-commercial and clinical trial to broad market availability and patient adherence, to ensuring healthcare providers have efficient, reliable, and secure access to the medications they need to care for their patients.

Our dedicated team members around the globe power our purpose: We are united in our responsibility to create healthier futures.

January 27, 2022
Dear Shareholder:
In a year of unprecedented and ongoing challenges, AmerisourceBergen remained guided by its purpose of being united in our responsibility to create healthier futures. The Company’s alignment around this purpose drove exceptional outcomes across its businesses, and AB ended fiscal year 2021 stronger as a result. AmerisourceBergen took meaningful action to protect its team members and ensure that crucial medications continued to efficiently, reliably, and securely reach their destinations worldwide, all while making progress on key strategic initiatives.
Delivering Financial Performance Through Responsible Operations
In an operating environment challenged by the COVID-19 pandemic, AmerisourceBergen delivered outstanding performance for its stakeholders. The Company exceeded its financial plan on all metrics and had a 1-year total stock return of 27.2%. This growth was driven by the excellence of the Company’s 42,000 team members in executing on AB’s pharmaceutical-centric strategy, which included: expanding its presence in Europe through the acquisition of Alliance Healthcare; furthering its position as a global leader in pharmaceutical innovation; extending and expanding its strategic partnership with Walgreens Boots Alliance, Inc.; and continuing its leadership in specialty pharmaceuticals.
AmerisourceBergen plays a critical part in the ongoing response to the COVID-19 pandemic. The Board receives regular updates from management on the Company’s efforts to protect the health of its team members and carry out its crucial role in the pharmaceutical supply chain in support of the global pandemic response. In addition to enhanced physical safety precautions, the Company continued to provide expanded benefits to protect the wellbeing of its team members, including additional paid time off for COVID-19 related leave. AmerisourceBergen team members whose lives were adversely impacted by the pandemic and other extenuating factors were also offered financial assistance through the AmerisourceBergen Associate Assistance Fund, a non-profit organization created by the Company and supported primarily by contributions from the Company’s team members. These measures helped sustain AB’s business continuity and enabled its team members to support the secure delivery of critical medications, including COVID-19 vaccines, across the United States and over 30 countries worldwide.
Working Towards a Global Settlement
As part of AmerisourceBergen’s commitment to healthy communities and secure pharmaceutical supply chains, the Board remains focused on oversight of the Company’s risks, including the distribution of opioid medications. AmerisourceBergen has a sophisticated diversion control program, and the Board and its Compliance & Risk Committee receive regular updates from senior management on its operation. In July 2021, the Company announced that it, along with other participating distributors, had negotiated a settlement that would resolve the substantial majority of opioid lawsuits filed by states and local subdivisions. The Board believes that the proposed settlement is in the best interests of AB’s shareholders, and will bring meaningful relief to affected communities while allowing the management team to focus on key strategic and operational initiatives.
Responding to Shareholders
The Board values feedback from shareholders, whose perspectives inform our decision-making process across a range of topics, including executive compensation. After historically strong shareholder support, AmerisourceBergen’s say-on-pay vote passed with a disappointing level of approval at the 2021 annual meeting. The new Chair of the Compensation & Succession Planning Committee and members of the management team engaged with a significant percentage of the Company’s shareholder base to better understand their views and concerns. Shareholders were largely supportive of the Company’s executive compensation program and the alignment of pay and performance. However, shareholders believed that the impact of the opioid litigation settlement should be considered in fiscal year 2021 executive compensation decisions.

The Board appreciated the feedback and, after an extensive and thoughtful deliberation process, the Compensation & Succession Planning Committee took decisive action to respond. Additional information on the Compensation & Succession Planning Committee’s considerations and responsive actions may be found beginning on page 41 in this proxy statement.
Overseeing a Global Company
AmerisourceBergen is committed to active refreshment of the Board and its committees. After welcoming a new director in fiscal year 2020, in fiscal year 2021 the Board rotated committee members and appointed new chairs of the Audit, Compensation & Succession Planning and Finance Committees. In addition, in fiscal year 2021 the Board formed an ad hoc Merger Integration Committee comprised of directors with significant international business experience to advise and counsel management on the integration and risk management of Alliance Healthcare. The Board evaluation process for fiscal year 2022 will also inform recommendations from the Governance, Sustainability & Corporate Responsibility Committee on a variety of important topics, including Board composition and refreshment.
Driving a Sustainable and Equitable Future
AmerisourceBergen is committed to advancing initiatives that create healthier futures around the world. The Board and its committees oversee the Company’s ESG initiatives, including through quarterly updates provided by the Company’s cross-functional ESG Council to the Board’s Governance, Sustainability & Corporate Responsibility Committee.
The Company realized significant achievements across an ambitious set of ESG initiatives. In fiscal year 2020, AB reduced Scope 1 and 2 emissions by 10.5% and, in fiscal year 2021, it committed to further reductions through the establishment of a science-based emissions target. The Company’s Global Diversity, Equity & Inclusion (DE&I) Council increased membership in its Employee Resource Groups and advanced programs focused on addressing social and economic considerations in promoting health equity. The Company became a member of the United Nations Global Compact and continued to provide transparent reporting of its ESG activities aligned with global standards. The Company further enhanced its transparency and DE&I strategy through the disclosure of EEO-1 data in December 2021. The AmerisourceBergen Foundation, a separate non-profit organization established by the Company, also continued grants to support communities, individuals and non-profits impacted by COVID-19, including through vaccine education and awareness.
Our 2022 Annual Meeting
The Board is grateful to all of the Company’s shareholders for their continued investment in AmerisourceBergen. Along with our shareholder engagement efforts, your vote is an important source of feedback as we guide the continued success of the Company in delivering growth and value to all stakeholders. We encourage you to read the information within both our proxy statement and annual report in its entirety, and we respectfully request your support for our voting recommendations at the Company’s 2022 annual meeting, to be held virtually on Thursday, March 10, 2022.
Sincerely,
Jane E. Henney, M.D.
Lead Independent Director

Notice of 2022 Annual Meeting of Shareholders
Time and Date:
3:30 p.m., Eastern Time
Thursday, March 10, 2022
Held virtually online via live webcast at
www.virtualshareholdermeeting.com/ABC2022
Items of Business:
1.
Elect the ten directors named in this proxy statement.

2.
Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2022.

3.
Conduct an advisory vote to approve the compensation of our named executive officers.

4.
Vote to approve the AmerisourceBergen Corporation 2022 Omnibus Incentive Plan.

5.
Vote on the shareholder proposals set forth in this proxy statement, if properly presented at the 2022 Annual Meeting.

6.
Transact any other business properly coming before the meeting.

Who May Vote:
Shareholders of record on January 10, 2022.
Date of Availability:
This notice and proxy statement, together with our Annual Report on Form 10-K for the fiscal year ended September 30, 2021, are being made available to shareholders on or about January 27, 2022.
By order of the Board of Directors,
KOUROSH Q. PIROUZ
Vice President, Associate General Counsel and Secretary
How to vote It is important that your shares be represented and voted at the Annual Meeting. We urge you to vote by using any of the below methods.
Vote via the Internet Visit www.proxyvote.com and follow the instructions.
Vote by phone Call Toll-Free 1-800-690-6903 inside the United States or Puerto Rico and follow the instructions.
Vote by mail If you received a proxy/voting instruction card by mail, you can mark, date, sign and return it in the postage-paid envelope furnished for that purpose.
Important Notice Regarding Availability of Proxy Materials for AmerisourceBergen's Annual Meeting of Shareholders to be held on March 10, 2022
The Proxy Statement and Annual Report on Form 10-K are available at investor.amerisourcebergen.com and www.proxyvote.com.

Proxy Statement Highlights	1
Fiscal Year 2021 Business & Strategic Highlights	2
Our ESG Priorities and Selected Activities & Accomplishments	4
Oversight of Controlled Substances	5
Shareholder Engagement and Responsive Actions	7
Director Nominee Summary	9
Sound Governance and Compensation Practices	11
Corporate Governance and Related Matters	13
Item 1—Election of Directors	13
Non-Employee Director Compensation at 2021 Fiscal Year End	20
Corporate Governance	22
Information on Board Committees	28
Code of Ethics	31
Shareholder Engagement	32
Audit Committee Matters	34
Item 2—Ratification of Appointment of Independent Registered Public Accounting Firm	34
Audit Committee Financial Experts	35
Policy for Pre-Approval of Audit and Non-Audit Services	35
Independent Registered Public Accounting Firm’s Fees	35
Report of the Audit Committee	36
Executive Compensation and Related Matters	37
Letter from the Compensation and Succession Planning Committee	37
Compensation Discussion and Analysis	39
Compensation Committee Report	58
Compensation Committee Matters	58
Executive Compensation Tables	60
Employment Agreements	66
Potential Payments Upon Termination of Employment or Change in Control	66
CEO Pay Ratio	70
Item 3—Advisory Vote to Approve the Compensation of our Named Executive Officers	71
Item 4—Vote to Approve the AmerisourceBergen Corporation 2022 Omnibus Incentive Plan	71
Related Person Transactions	83
Ownership of and Trading in Our Stock	85
Beneficial Ownership of Common Stock	85
Equity Compensation Plan Information	86
Shareholder Proposals	87
Item 5—Shareholder Proposal to Adopt a Policy that No Financial Performance Metric Be Adjusted to Exclude Legal or Compliance Costs in Determining Executive Compensation	87
Item 6—Shareholder Proposal Regarding the Threshold for Calling a Special Meeting	90
Other Information	93
Availability of the Annual Report on Form 10-K	93
Frequently Asked Questions About the 2022 Annual Meeting of Shareholders and Voting at the Meeting	93
Requirements for Submission of Proxy Proposals, Nomination of Directors, and Other Business of Shareholders	96
Appendix A—Supplemental Information: GAAP to Non-GAAP Reconciliation	A-1
Appendix B—AmerisourceBergen Corporation 2022 Omnibus Incentive Plan	B-1

2022 AmerisourceBergen Proxy | PROXY STATEMENT HIGHLIGHTS
PROXY STATEMENT HIGHLIGHTS
This summary provides highlights of selected information about AmerisourceBergen Corporation (the “Company,” “AmerisourceBergen,” “we,” “our” or “us”) from this proxy statement. Please review the entire document before voting.
All of our 2022 Annual Meeting materials are available at investor.amerisourcebergen.com. Website addresses referenced in this proxy statement are provided for convenience only, and the content on the referenced websites does not constitute a part of this proxy statement.
Voting Items	Board Recommendation	Further Information
ITEM 1 Election of Directors	For	13
ITEM 2 Ratification of Appointment of Independent Registered Public Accounting Firm	For	34
ITEM 3 Advisory Vote to Approve the Compensation of our Named Executive Officers	For	71
ITEM 4 Vote to Approve the AmerisourceBergen Corporation 2022 Omnibus Incentive Plan	For	71
ITEM 5 Shareholder Proposal to Adopt a Policy that No Financial Performance Metric Be Adjusted to Exclude Legal or Compliance Costs in Determining Executive Compensation	Against	87
ITEM 6 Shareholder Proposal Regarding the Threshold for Calling a Special Meeting	Against	90
This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our environmental and social goals, commitments, and strategies. These statements involve risks and uncertainties. Actual results could differ materially from any future results expressed or implied by the forward-looking statements for a variety of reasons, including due to the risks and uncertainties that are discussed in our most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. We assume no obligation to update any forward-looking statements or information, which speak as of their respective dates.

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PROXY STATEMENT HIGHLIGHTS | 2022 AmerisourceBergen Proxy
Fiscal Year 2021 Business & Strategic Highlights
1.
See Appendix A for additional information regarding non-GAAP financial measures, including GAAP to non-GAAP reconciliations. For a comprehensive discussion of our GAAP financial results beyond those discussed in Appendix A, please refer to our Annual Report on Form 10-K for the fiscal year ended September 30, 2021.

Employee Engagement & Support Related to COVID-19
Throughout the COVID-19 pandemic, AmerisourceBergen has been guided by its purpose of being united in its responsibility to create healthier futures. We implemented measures to both protect the welfare of our team members and enable our businesses to continue to play their crucial role in supporting the sustainability of the pharmaceutical supply chain and enabling patient access. Since March 2020, our Board has received regular updates from management on the Company’s COVID-19 response and has been aligned in support of initiatives undertaken to protect team members and to augment business operations.
To continue to protect the health of our team members, we implemented numerous safety precautions in response to the ongoing COVID-19 pandemic, such as mandatory health and temperature monitoring, face coverings and social distancing requirements. We also supplied our team members with personal protective equipment, enhanced facility cleaning and access to sanitizing supplies, and supported remote work options where available. In addition to utilizing a peer-to-peer safety program, we regularly convene our company leaders to review and evaluate safety data and issue operational excellence scorecards. Distribution center team members receive training on proper safety procedures and incentive opportunities, with safety performance tracked and shared across the organization. As the COVID-19 pandemic evolves, we plan to continue to monitor and look for ways to further enhance our safety protocols.
To support the wellbeing of our team members during the COVID-19 pandemic, we enhanced our benefit offerings to provide greater access to mental health telemedicine, additional paid time off for those needing

2022 AmerisourceBergen Proxy | PROXY STATEMENT HIGHLIGHTS
to self-quarantine or care for a family member, and access to mindfulness videos and other wellness resources. Additionally, team members whose household income was impacted, such as by a spouse experiencing job loss, were offered financial support through the AmerisourceBergen Associate Assistance Fund.
Positive Impact on Global Health
We work to maintain a safe and secure pharmaceutical supply chain to ensure the health of the people and communities we serve. Given AmerisourceBergen’s vital role in the supply chain, in addition to focusing on our normal supplier processes, our teams worked throughout the COVID-19 pandemic to ensure that critical medications were allocated to our customers fairly to facilitate optimal patient access. We employ real-time data and analytics to facilitate actionable channel solutions and awareness for commercial and government stakeholders. We continue to support equitable access to COVID-19 vaccines through our Good Neighbor Pharmacy partners, including our partnership with the Federal Retail Pharmacy program, to support vaccination efforts across the U.S. We also delivered COVID-19 vaccines to more than 30 countries around the world. Through the work of the AmerisourceBergen Foundation we are supporting underrepresented communities through non-profit partners to enhance equitable education and access to COVID-19 vaccines.
Through our long-term strategic ESG priorities, we seek to make a positive impact on the planet and communities we serve. This includes setting clear emissions targets to reduce our impact on the environment and developing Diversity, Equity and Inclusion (DE&I) strategies to promote healthcare equity and a diverse supplier base. Our ESG initiatives and their focus on creating healthier futures globally are discussed in more detail in the following section, beginning on page 4 of this proxy statement.

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PROXY STATEMENT HIGHLIGHTS | 2022 AmerisourceBergen Proxy
Our ESG Priorities and Selected Activities & Accomplishments
At AmerisourceBergen, we are committed to advancing our ESG initiatives to create healthier futures around the world. We strive to foster a positive impact on the planet and people — centered on improving access and equity in healthcare. Our Global ESG Council serves as an internal steering committee focused on our long-term ESG strategy and disclosure approach. Our Governance, Sustainability and Corporate Responsibility Committee receives ESG updates on a quarterly basis, giving the Board explicit oversight of our ESG activities. In fiscal year 2021, our notable ESG highlights included:

Greenhouse Gas Emissions Reductions

- Reduced Scope 1 and 2 emissions by 10.5%
- Committed to set a science-based emissions reduction target

Packaging & Waste Reductions

- Adopted advanced packaging technologies to right-size packages, reducing packaging materials and waste for our customers

Climate Change Adaptation

- Continued to align disaster response initiatives with climate analysis and integrate physical climate risks into continuity planning

Purpose Driven Team Members

- Supported 76 team members during challenging times through the Associate Assistance Fund, a primarily team member-supported fund for team members in need

Healthy Communities

- The AmerisourceBergen Foundation donated over $7.7 million to communities in support of health equity efforts

Transparency & Reporting

- ESG Reporting Index aligns with GRI, SASB, TCFD, UN SDGs and WEF Stakeholder Capitalism Metrics
- Joined the UN Global Compact
- Expanded scope of Global ESG Council to include Alliance Healthcare

Topic in Focus: Diversity, Equity & Inclusion (DE&I)

Our long-term DE&I strategy is focused on four critical dimensions—people, culture, progress, and community—and is grounded in deep organizational insights, our people data, and industry research and benchmarks. Among our accomplishments in pursuit of this strategy we:

- Advanced the work of our Global DE&I Council, bringing forward the voices, experiences, and insights of our team members while continuing to tie DE&I back to our business
- Launched the following two new Employee Resource Groups (ERGs), with an 80% increase in membership in the last year, resulting in eight ERGs with 4,000 team members worldwide:
  - ABility's ERG for all individuals and their families with visible and invisible disabilities
  - Asian and Pacific Islanders Reaching for Excellence (ASPIRE) ERG for our Asian and Pacific Islander team members
- Furthered our focus on supplier diversity by partnering with businesses with diverse ownership in sectors that we rely on
- Addressed health equity through patient support programs that consider social and economic factors that influence health outcomes

2022 AmerisourceBergen Proxy | PROXY STATEMENT HIGHLIGHTS
Oversight of Controlled Substances
AmerisourceBergen has a longstanding commitment to ensuring a safe and efficient pharmaceutical supply chain. Our wholesale pharmaceutical distribution business plays a key, but specific, role of providing safe access to thousands of important medications to enable healthcare providers to serve patients with a wide array of clinical needs across the healthcare spectrum. We have taken substantial steps to help prevent the diversion of controlled substances and are committed to joining other healthcare stakeholders, government entities, civic organizations, law enforcement agencies and individuals to help address the opioid epidemic.
Board Oversight of Risks
Our Board oversees risk management and considers specific risk topics on an ongoing basis, including risks associated with the Company’s distribution of opioid medications. Our Compliance and Risk Committee provides further oversight on these matters and expertise at the Board level. The Board (and/or the Compliance and Risk Committee) receive at least quarterly updates on our anti-diversion program, the status of pending litigation related to the distribution of opioids, legislative and regulatory developments related to controlled substances, and shareholder feedback. For additional information on the Board’s oversight of risks, see “Corporate Governance and Related Matters — Corporate Governance — Risk Oversight and Management” beginning on page 25 of this proxy statement.
Global Settlement Status
The Company has continued to move forward with discussions regarding a comprehensive proposed settlement agreement that, if all conditions are satisfied, would resolve a substantial majority of opioid lawsuits filed by state and local governmental entities. As of mid-January 2022, 45 states and a significant number of subdivisions have expressed their consent to the proposed settlement. AmerisourceBergen, as well as other participating distributors, are scheduled to decide by late February 2022 whether to move forward with executing the settlement agreement along with the consenting States and subdivisions. If the companies decide to move forward, the settlement agreement is expected to become effective in early April 2022. Under the proposed settlement, the Company would pay up to approximately $6.4 billion over 18 years. The proposed settlement would also establish a clearinghouse that consolidates data from all three distributors, which will be available to the settling states to use as part of their anti-diversion efforts.
Our Role in the Supply Chain
Our wholesale distribution business manages the secure transportation of Food and Drug Administration (FDA) approved medications, a small part of which includes opioids and other controlled substances, from manufacturers to neighborhood pharmacies and pharmacy chains as well as hospitals, nursing homes, hospices, and other clinical settings. Distributors do not manufacture or create supply or demand for opioids. The distribution of opioid medicines represents less than two percent of our annual revenue, and we do not offer our sales team members incentives based on opioid sales.
In fulfilling our Company’s purpose to create healthier futures, AmerisourceBergen is dedicated to providing efficient and safe access to all FDA-approved medications through our wholesale distribution business. Wholesale distribution serves as a physical link between manufacturers and the healthcare providers that ultimately serve patients.

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PROXY STATEMENT HIGHLIGHTS | 2022 AmerisourceBergen Proxy
Internal Controls and Anti-Diversion Practices
Our report titled Safe and Secure Distribution of Controlled Substances describes in detail our role in the pharmaceutical supply chain, our Board’s oversight of management’s efforts to develop meaningful solutions to the opioid epidemic, our management team’s thoughtful approach to enterprise risk management, our commitment to operational integrity and diversion control, and our community and team member outreach efforts. A copy of this report can be found on our website at investor.amerisourcebergen.com.

2022 AmerisourceBergen Proxy | PROXY STATEMENT HIGHLIGHTS
Shareholder Engagement and Responsive Actions
Shareholder Engagement Program
Maintaining regular dialogue with our shareholders is critically important to AmerisourceBergen’s Board and management team. As part of our ongoing engagement program, we meet with shareholders throughout the year to discuss a range of topics, including strategic priorities and performance, risk management practices, corporate governance and executive compensation practices, and ESG initiatives. Members of our Board and management team participate in these engagements and incorporate feedback from shareholders into their decision-making processes.
Board Responsiveness to Say-on-Pay Vote and Shareholder Feedback
Our say-on-pay proposal received approximately 52% support at our 2021 Annual Meeting. In response, during the fall of 2021, we expanded our engagement efforts:
Our new Compensation and Succession Planning Committee (the “Compensation Committee”) Chair, Kathleen Hyle, along with senior members of our management team, participated in these engagements to better understand the concerns that drove this result and how we could best respond. The broad scope of our outreach provided our Compensation Committee with feedback from shareholders who both supported and voted against the proposal. A range of topics of importance to both AmerisourceBergen and our shareholders were discussed during these engagements, including:
▪
Executive compensation and the 2021 say-on-pay vote

▪
Proposed opioid litigation settlement

▪
Board and Committee composition and refreshment

▪
Board oversight of ESG and risk management

▪
ESG initiatives, including DE&I, and governance oversight

▪
Human capital disclosure

Shareholders were generally supportive of the overall structure of our executive compensation program. However, they believed the magnitude of the opioid litigation settlement accrual should be considered in the Compensation Committee’s fiscal year 2021 executive payout decisions, along with more detailed disclosure on our decision-making process.

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PROXY STATEMENT HIGHLIGHTS | 2022 AmerisourceBergen Proxy
Our Compensation Committee undertook extensive and thoughtful deliberation in determining our compensation actions for fiscal year 2021 in response to shareholder feedback. The Compensation Committee carefully considered a range of factors, which can be found in full on page 41 of the Compensation, Discussion and Analysis (CD&A), and the Board took the following actions in response:
Shareholder Feedback and Responsiveness
What We Heard From Shareholders	Action We Took in Response
Compensation-Related Themes
Reflect in the Compensation Committee’s decisions for fiscal year 2021 the magnitude of the opioid settlement accrual recorded in fiscal year 2020	☑
Exercised negative discretion on short-term incentive payouts for our CEO and other NEOs to reflect shareholder experience related to the magnitude of the litigation accrual recorded in fiscal year 2020
▪
Reduced CEO fiscal year 2021 incentive payout by 45% to below target. While the calculated payout based on financial performance was 177% of target, the Compensation Committee reduced our CEO’s payout to 97% of target, representing a $1.8 million reduction

▪
Reduced other NEOs fiscal year 2021 short term incentive payout by 10%

☑
Enhanced disclosure of Compensation Committee decision process regarding its use of discretion to address the impact from the opioid litigation accrual, including:
▪
Compensation Committee Letter to Shareholders (see page 37)

▪
Key Factors Considered by the Compensation Committee (see page 43)

Provide clarity on how the Compensation Committee considers discretion for significant, non-recurring financial events	☑	Commitment to disclose the Compensation Committee’s decision process for any potential use of discretion for adjustments related to significant, non-recurring financial events on a go-forward basis, as appropriate
	☑	Enhanced transparency of Compensation Committee decision-making process for executive compensation more broadly
	☑	Compensation Committee to review any potential adjustments to reported financial results on a quarterly basis, and determine final approval of adjustments at year end
Increase alignment of long-term incentives to shareholder value creation	☑	Added a relative TSR modifier to the performance share awards under the long-term incentive plan, which requires above median performance at the 55th percentile for target payout (see page 49)
	☑	Beginning with fiscal year 2022 grants, implemented a post-vesting holding requirement on 50% of earned performance shares of two years for our CEO and one year for other NEOs
Enhance clawback provision and disclosure	☑	Created a single compensation recoupment policy that applies to all incentive compensation and formally expands the list of actions that could result in a clawback
Support the incorporation of measurable, ESG-related metric(s) into compensation program	☑	Committed to review and evaluate the best approach to inclusion of an ESG-related measure or measures in the compensation program by fiscal year 2023
Board and ESG-Related Themes
Provide additional transparency on human capital disclosure	☑	Enhanced human capital disclosure in 10-K and disclosed EEO-1 report (available at investor.amerisourcebergen.com/governance/policies)
Enhance focus on future Board refreshment	☑	Board evaluation process for fiscal year 2022 will consider, among other topics, Board composition and refreshment (see page 27)
Additional information on the Compensation Committee’s considerations and actions taken can be found within the Compensation Discussion and Analysis, starting on page 37.

2022 AmerisourceBergen Proxy | PROXY STATEMENT HIGHLIGHTS
Director Nominee Summary
		Age	Director Since	Committee Membership
Name				Executive	AC	CSPC	CRC	FC	GSCRC	MIC
	Ornella Barra Chief Operating Officer, International of Walgreens Boots Alliance, Inc.	68	2015				X	X
	Steven H. Collis President, CEO and Chairman of AmerisourceBergen Corporation	60	2011	Chair
	D. Mark Durcan Retired CEO of Micron Technology, Inc.	60	2015	X	X			Chair		X
	Richard W. Gochnauer Retired CEO of United Stationers Inc.	72	2008			X	X
	Lon R. Greenberg Retired CEO of UGI Corporation	71	2013	X			Chair		X	X
	Jane E. Henney, M.D. Lead Independent Director Retired Professor, Internal Medicine and Public Health Service, College of Medicine at the University of Cincinnati	74	2002	X	EO	EO	EO	EO	EO	EO
	Kathleen W. Hyle Retired Senior Vice President and Chief Operating Officer of Constellation Energy	63	2010	X		Chair		X
	Michael J. Long Chairman, President and CEO of Arrow Electronics, Inc.	63	2006	X					X	Chair
	Henry W. McGee Senior Lecturer at Harvard Business School and Retired President of HBO Home Entertainment	68	2004	X	X				Chair
	Dennis M. Nally* Retired Chairman of Pricewaterhouse Coopers International Ltd.	69	2020	X	Chair	X
Number of Meetings in FY2021:				—	9	4	4	7	5	4
Board Snapshot
Board Independence: 80%			Average Age: 67				Average Tenure: 11 Years
Committee Key
X = Member
EO = Ex Officio Member
AC = Audit Committee; CSPC = Compensation and Succession Planning Committee; CRC = Compliance and Risk Committee; FC = Finance Committee; GSCRC = Governance, Sustainability and Corporate Responsibility Committee; MIC = Merger Integration Committee
* = Mr. Nally is also the sole member of the Company’s Special Litigation Committee. See page 31.

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PROXY STATEMENT HIGHLIGHTS | 2022 AmerisourceBergen Proxy
Our Board’s Skills and Experience
Our director nominees are a diverse group of skilled leaders who bring relevant experience and qualifications that enable the Board to effectively provide oversight to our management team and our long-term strategy and execution.
Board Diversity Highlights
	Ornella Barra	Steven H. Collis	D. Mark Durcan	Richard W. Gochnauer	Lon R. Greenberg	Jane E. Henney, M.D.	Kathleen W. Hyle	Michael J. Long	Henry W. McGee	Dennis M. Nally
Gender
Male
Female
Race/ Ethnicity
African American / Black
American Indian/ Alaska Native
Asian
Caucasian/White
Hispanic/ Latino
Pacific Islander

2022 AmerisourceBergen Proxy | PROXY STATEMENT HIGHLIGHTS
Sound Governance and Compensation Practices
Board and Governance Practices — Enabling Effective Oversight of Management
Majority of director nominees are independent (eight out of ten)
All members of the Audit, Compensation and Succession Planning, Governance, Sustainability and Corporate Responsibility, and Merger Integration Committees are independent
Lead Independent Director with clearly-defined responsibilities (see pages 22-23)

Thoughtful succession planning process in place; committed to splitting the roles of Chairman of the Board and Chief Executive Officer, commencing with the next Chief Executive Officer. At that time, the Chairman role will be assumed by an independent director

Full Board plays an active role in risk oversight and regularly receives reports on risk exposure from management
Board oversight of ESG reporting and disclosure practices
Board oversight of enterprise risk management and legal and regulatory compliance
Strong commitment to transparency: published a report on the safe and secure distribution of controlled substances
Strict overboarding policy for our CEO and non-employee directors (see page 13)
Tenure policy and regular refreshment of the Board and its committee Chairs (see page 27)
Comprehensive annual evaluation process for the Board and each of its committees (see page 27)
Robust shareholder communication and engagement
Shareholder Rights — Ensuring Accountability to our Shareholders
Majority vote standard
Removal of directors with or without cause
Right to call special meetings at 25%
Proxy access
No supermajority requirement
Declassified Board

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PROXY STATEMENT HIGHLIGHTS | 2022 AmerisourceBergen Proxy
Executive Compensation Practices — Linking Pay with Performance and Mitigating Risk
What We Do	Use financial metrics to make a substantial portion of executive pay contingent on performance
Engage with shareholders on compensation and governance
Cap payouts under our annual cash bonus plan and performance share plans
Apply robust clawback obligations to annual cash bonus and equity awards for executive officers
Require our CEO to own stock equal in value to six times his base salary, and our CFO and other executive officers to own stock equal in value to three times their respective base salaries
Require executive officers to retain all equity awards until required ownership levels are met
Require two-year post vesting holding requirement for our CEO and one-year holding period for NEOs on 50% of PSU awards (beginning in fiscal year 2022)
Consider a peer group in establishing named executive officer compensation and published compensation survey data for all other executive officers
Require forfeiture of awards upon violation of restrictive covenants
Require a double-trigger for change in control payments
Consider burn rate in equity grant decisions and manage use of equity awards conservatively
What We Do Not Do	Tie incentive compensation to specific product sales, including prescription opioid medication sales
No short-sales, hedging or pledging of our stock permitted by our executive officers and directors
Backdate or retroactively grant restricted stock units
Pay dividends on unearned and unvested performance shares
Provide tax gross-ups in the event of a change in control

2022 AmerisourceBergen Proxy | Corporate Governance and Related Matters
Corporate Governance and Related Matters
Item 1—Election of Directors
Annual Election of Directors
Directors are elected annually. Any nominee who is elected to serve as a director at our 2022 Annual Meeting of Shareholders will be elected to serve a term of one year and is expected to hold office until the 2023 Annual Meeting of Shareholders and until their successors are elected and qualified. Similarly, any director who is appointed to fill a vacancy on the Board will serve until the next annual meeting of shareholders after his or her appointment and until his or her successor is elected and qualified.
Each nominee for director has consented to his or her nomination and, so far as the Board of Directors and management are aware, intends to serve a full term as a director if elected. However, if any of the nominees should become unavailable or unable to stand for election prior to the election, the shares represented by proxies may be voted for the election of substitute nominees selected by the Board of Directors.
Board Size, Nominees and Independence
The size of the Board of Directors is ten. The director nominees are Ornella Barra, Steven H. Collis, D. Mark Durcan, Richard W. Gochnauer, Lon R. Greenberg, Jane E. Henney, M.D., Kathleen W. Hyle, Michael J. Long, Henry W. McGee and Dennis M. Nally.
Messrs. Durcan, Gochnauer, Greenberg, Long, McGee, and Nally, Dr. Henney and Ms. Hyle are independent (as defined in Section 303A of the NYSE Listed Company Manual and in our corporate governance principles).
Additionally, there are no family relationships among AmerisourceBergen’s directors and executive officers.
Walgreens Boots Alliance’s Designated Director Nominee
Pursuant to the Amended and Restated Shareholders Agreement between AmerisourceBergen and Walgreens Boots Alliance, Inc. (as successor in interest to Walgreen Co. and Alliance Boots GmbH), Walgreens Boots Alliance has the right to designate a director to our Board once Walgreens Boots Alliance and certain of its subsidiaries collectively own five percent or more of our Common Stock. On May 1, 2014, Walgreens Boots Alliance notified us that they had acquired at least five percent of our Common Stock. Ms. Barra, Chief Operating Officer, International of Walgreens Boots Alliance, has been designated by Walgreens Boots Alliance to serve on our Board. She was appointed to the Board on January 16, 2015 and is a current nominee for election as director. In addition, upon the acquisition in full by Walgreens Boots Alliance and its subsidiaries of 19,859,795 shares of our Common Stock in the open market, Walgreens Boots Alliance will be entitled to designate a second director to the Board of Directors. For so long as Walgreens Boots Alliance has a right to designate a director to the Board, subject to certain exceptions, including matters related to acquisition proposals, Walgreens Boots Alliance and its subsidiaries will be obligated to vote their shares in accordance with our Board on all matters submitted to a vote of our shareholders. Please refer to “Related Person Transactions” beginning on page 83 of this proxy statement and our Current Reports on Form 8-K filed on March 20, 2013, January 8, 2021 and June 2, 2021 for more detailed information regarding the Amended and Restated Shareholders Agreement and related agreements and arrangements.
Identification and Evaluation of Director Nominees and Overboarding Policy
Our Governance, Sustainability and Corporate Responsibility Committee seeks director nominees who possess qualifications, experience, attributes and skills that will enable them to contribute meaningfully to the leadership of our Board and to effectively guide and supervise management in driving AmerisourceBergen’s growth and financial and operational performance. Each director nominee should:
▪
possess the highest personal and professional ethics, integrity and values;

▪
be committed to representing the long-term interests of our shareholders; and

▪
have an inquisitive and objective perspective, practical wisdom and mature judgment.

Each nominee should also have sufficient time to effectively carry out his or her duties as a director. Except for the Chief Executive Officer of AmerisourceBergen, who may serve on no more than one other public company board, director nominees may serve on no more than three other public company boards.

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Corporate Governance and Related Matters | 2022 AmerisourceBergen Proxy
In addition, our Governance, Sustainability and Corporate Responsibility Committee has identified the following expertise, experience, attributes and skills that are particularly relevant to AmerisourceBergen:
▪ Corporate Governance	▪ Information Technology
▪ Distribution and Logistics	▪ Regulatory
▪ Executive Leadership	▪ Risk Oversight
▪ Financial Literacy	▪ Sustainability and Corporate Responsibility
▪ Global Markets	▪ Talent Management and Executive Compensation
▪ Healthcare
We seek individuals with diverse backgrounds, skills and expertise to serve on our Board. We believe that diversity is essential to encourage fresh perspectives, enrich the Board’s deliberations and avoid the dominance of a particular individual or group over the Board’s decisions. In accordance with our corporate governance principles and the Governance, Sustainability and Corporate Responsibility Committee charter, the Governance, Sustainability and Corporate Responsibility Committee has formalized its diversity focus to include, and have any search firm that it engages include, women and ethnically and racially diverse candidates in the pool from which the committee selects new director candidates. The Governance, Sustainability and Corporate Responsibility Committee evaluates all potential director nominees using the same criteria, regardless of the source of the nominee. Accordingly, all potential director nominees, including shareholder nominees, are assessed using the criteria outlined above. The Governance, Sustainability and Corporate Responsibility Committee may consider and evaluate director nominees identified by our shareholders as described below in the section titled “Shareholder Engagement—Shareholder Recommendations for Director Nominees.”
Below are each nominee’s biography and an assessment of the above-mentioned expertise, experience, attributes and skills that the nominee possesses.

2022 AmerisourceBergen Proxy | Corporate Governance and Related Matters
Biographical information about our nominees

Ornella Barra Age: 68 Director since January 2015 Committees: ▪ Compliance and Risk ▪ Finance
Background and Experience
Ms. Barra has served on our Board since January 2015 and currently serves as Chief Operating Officer, International of Walgreens Boots Alliance, Inc. Previously, she served as Co-Chief Operating Officer of Walgreens Boots Alliance, Inc. from June 2016 until April 2021. Ms. Barra served as Executive Vice President of Walgreens Boots Alliance, Inc. and President and Chief Executive of Global Wholesale and International Retail from February 2015 until June 2016. Ms. Barra served as Chief Executive, Wholesale and Brands of Alliance Boots GmbH from September 2013 until January 2015 and as Chief Executive of the Pharmaceutical Wholesale Division of Alliance Boots GmbH from January 2009 until September 2013. Prior to her role as Chief Executive of the Pharmaceutical Wholesale Division, Ms. Barra was the Wholesale and Commercial Affairs Director and a Board member of Alliance Boots plc. Prior to the merger of Alliance UniChem Plc and Boots Group plc, Ms. Barra served on the Board of Alliance Participations Limited. Ms. Barra is an honorary Professor of the University of Nottingham’s School of Pharmacy and is a member of the International Advisory Council of Bocconi University. Ms. Barra was formerly a member of the board of Directors of Assicurazioni Generali S.p.A., one of the largest Italian insurance companies, from April 2013 to April 2019. Ms. Barra was a member of the Board of Directors of Alliance Boots GmbH between June 2007 and February 2015, and was Chairman of its Corporate Social Responsibility Committee from 2009 to 2014. She serves as Chair of the Board of International Federation of Pharmaceutical Wholesalers, Inc.
Qualifications and Expertise
▪
Other Public Company Boards:   None.

▪
Global Markets:   Demonstrates expertise and understanding of global markets by leading and expanding international wholesale and retail operations of multinational company.

▪
Healthcare and Distribution Expertise:   Heads global wholesale and international retail operations for Walgreens Boots Alliance, Inc. Acquired extensive experience in pharmaceutical wholesale distribution and pharmaceutical retail industries through long career at Alliance Boots GmbH and predecessor companies, and trained as a pharmacist.

▪
Risk Oversight:   Serves as Chief Operating Officer, International of Walgreens Boots Alliance, Inc. and served as a director of one of the largest insurance companies in Italy.

▪
Sustainability & Corporate Responsibility:   Serves as Chair of the Walgreens Boots Alliance, Inc. Corporate Social Responsibility Committee and served as Chairman of the Corporate Social Responsibility Committee for Alliance Boots GmbH.

▪
Compensation/Benefits Oversight:   Served as Chair of Appointments and Remuneration Committee at Assicurazioni Generali.

▪
Academic Credentials:   Honorary Professor of the University of Nottingham’s School of Pharmacy and a member of the International Advisory Council of Bocconi University.

Steven H. Collis Age: 60 Chairman of the Board since March 2016 Director since May 2011 Committees: ▪ Executive (Chair)
Background and Experience
Mr. Collis is the President and Chief Executive Officer of AmerisourceBergen Corporation and has served in this position since July 2011. He has been a member of our Board since 2011 and has served as our Board’s Chairman since March 2016. From November 2010 to July 2011, Mr. Collis served as President and Chief Operating Officer of AmerisourceBergen Corporation. He served as Executive Vice President and President of AmerisourceBergen Drug Corporation from September 2009 to November 2010, as Executive Vice President and President of AmerisourceBergen Specialty Group from September 2007 to September 2009 and as Senior Vice President of AmerisourceBergen Corporation and President of AmerisourceBergen Specialty Group from August 2001 to September 2007. Mr. Collis has held a variety of other positions with AmerisourceBergen Corporation and its predecessors since 1994. Mr. Collis is a member of the American Red Cross Board of Governors, and the Board of International Federation of Pharmaceutical Wholesalers, Inc. He served as a member of the board of Thoratec Corporation from 2008 to 2015 and as a member of the board of CEOs Against Cancer (PA Chapter) from 2014 to 2019.
Qualifications and Expertise
▪
Other Public Company Boards:   None.

▪
Healthcare and Distribution Expertise:   Has held various senior executive leadership positions with AmerisourceBergen Corporation and has extensive business and operating experience in wholesale pharmaceutical distribution and in-depth knowledge of the healthcare distribution and services market.

▪
Global Markets:   Leads a multinational company that has significantly expanded international operations.

▪
Governance and Risk Oversight:   Serves as Chairman, President and Chief Executive Officer of AmerisourceBergen and previously served as director of Thoratec Corporation.

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Corporate Governance and Related Matters | 2022 AmerisourceBergen Proxy

D. Mark Durcan Age: 60 Director since September 2015 Committees: ▪ Audit ▪ Executive ▪ Finance (Chair) ▪ Merger Integration
Background and Experience
Mr. Durcan has served on our Board since September 2015. He served as Chief Executive Officer and Director of Micron Technology, Inc. from February 2012 until his retirement in May 2017. Mr. Durcan served as President and Chief Operating Officer of Micron Technology, Inc. from June 2007 to February 2012, as Chief Operating Officer from February 2006 to June 2007, and as Chief Technology Officer from June 1997 to February 2006. Between 1984 and February 2006, Mr. Durcan held various other positions with Micron Technology, Inc. and its subsidiaries and served as an officer from 1996 through his retirement. Mr. Durcan served as a director of MWI Veterinary Supply, Inc. from March 2014 until its acquisition by AmerisourceBergen in February 2015. Mr. Durcan has served as a director for Advanced Micro Devices since October 2017, for Veoneer since April 2018, and for ASML Holding NV since April 2020. He served as a director at Freescale Semiconductor, Inc. from 2014 through 2015. Mr. Durcan has been a director for St. Luke’s Health System of Idaho since February 2017 and has served on the board of Trustees of Rice University since June 2020. He has also served on the Semiconductor Industry Association Board and the Technology CEO Council.
Qualifications and Expertise
▪
Other Public Company Boards:   Advanced Micro Devices, Veoneer, ASML Holding NV.

▪
Financial Expertise:   Brings substantial experience in the areas of finance, executive leadership and strategic planning in his former roles as Chief Executive Officer and Chief Operating Officer of Micron Technology, Inc.

▪
Global Markets:   Contributes deep understanding of global markets and extensive experience in managing global manufacturing, procurement, supply chain and quality control for a multinational corporation and, as former member of the board of MWI Veterinary Supply, Inc., has important insight into wholesale distribution of animal health products.

▪
Information Technology:   Has unique and in-depth knowledge of technology and capability to drive technological innovation.

Richard W. Gochnauer Age: 72 Director since September 2008 Committees: ▪ Compensation and Succession Planning ▪ Compliance and Risk
Background and Experience
Mr. Gochnauer has served on our Board since September 2008. He served as Chief Executive Officer of United Stationers Inc. from December 2002 until his retirement in May 2011 and as Chief Operating Officer of United Stationers Inc. from July 2002 to December 2002. Mr. Gochnauer served as Vice Chairman and President, International, and President and Chief Operating Officer of Golden State Foods Corporation from 1994 to 2002. He currently serves as a member of the Boards of Golden State Foods Corporation, Vodori Inc., and Rush University Medical Center and previously served as a director of UGI Corporation from 2011 until 2020, Fieldstone Communities, Inc. from 2000 to 2008 and United Stationers Inc. from July 2002 to May 2011. Mr. Gochnauer is also a member of the Center for Higher Ambition Leadership and Lead Director for SC Master Fund.
Qualifications and Expertise
▪
Other Public Company Boards:   None.

▪
Distribution and Logistics:   Provides strategic direction and valuable perspective on measures to drive operating growth and compete effectively in the distribution business gained through his management of diverse distribution businesses.

▪
Governance Experience:   Serves as director of Golden State Foods Corporation and held senior executive leadership roles at United Stationers Inc. and Golden State Foods Corporation.

▪
Risk Oversight:   Extensive experience overseeing the management of risk on an enterprise-wide basis.

2022 AmerisourceBergen Proxy | Corporate Governance and Related Matters

Lon R. Greenberg Age: 71 Director since May 2013 Committees: ▪ Compliance and Risk (Chair) ▪ Executive ▪ Governance, Sustainability and Corporate Responsibility ▪ Merger Integration
Background and Experience
Mr. Greenberg has served on our Board since May 2013. He served as Chairman of UGI Corporation’s Board of Directors from 1996 until January 2016 and as director of UGI Utilities, Inc. and AmeriGas Propane, both UGI Corporation subsidiaries. Mr. Greenberg served as Chief Executive Officer of UGI Corporation from 1995 until his retirement in April 2013. Mr. Greenberg served in various leadership positions throughout his tenure with UGI Corporation. He is a member of the Board of Directors of Ameriprise Financial, Inc. Mr. Greenberg is a member of the Board of Trustees of Temple University and the Board of The Philadelphia Foundation. He previously served as Chairman of the Board of Directors of Temple University Health System, as a member of the Board of Directors of Fox Chase Cancer Center, as a member of the Board of Directors of the United Way of Greater Philadelphia and Southern New Jersey, and as a member of the Board of Aqua America, Inc.
Qualifications and Expertise
▪
Other Public Company Boards:   Ameriprise Financial, Inc.

▪
Financial Expertise:   Brings financial literacy and sophistication acquired through various executive, legal and corporate roles, as well as membership on the boards of other NYSE listed companies.

▪
Global Markets:   Has valuable business and executive management experience in distribution and global operations acquired as Chief Executive Officer of UGI Corporation.

▪
Healthcare Expertise:   Contributes experience and knowledge of the healthcare industry from his perspective as a former director of healthcare organizations.

▪
Governance and Regulatory Experience:   Served as Chief Executive Officer and Chairman of the Board of UGI Corporation, as a director of subsidiaries of UGI Corporation, and as a director of Aqua America, Inc. Mr. Greenberg also currently serves as a director of Ameriprise Financial, Inc.

Jane E. Henney, M.D.
Age: 74
Lead Independent Director
since March 2016
Director since January 2002
Committees:
▪
Executive

▪
Serves ex officio on each of the Board’s other committees (other than Special Litigation)

Background and Experience
Dr. Henney has served as our Board’s Lead Independent Director since March 2016 and as director since January 2002. She served as Home Secretary for the National Academy of Medicine from April 2014 to June 2020. Dr. Henney was a Professor of Medicine at the College of Medicine at the University of Cincinnati from January 2008 until December 2012. She served as Senior Vice President and Provost for Health Affairs at the University of Cincinnati from July 2003 to January 2008 and was the Commissioner of Food and Drugs at the United States Food and Drug Administration from 1998 to 2001. Dr. Henney served as Vice President for Health Sciences at the University of New Mexico from 1994 to 1998. Dr. Henney previously served as a director on the boards of CIGNA Corporation from April 2004 until April 2018, AstraZeneca PLC from September 2001 to April 2011, Cubist Pharmaceuticals, Inc. from March 2012 to January 2014 and The China Medical Board from July 2004 until June 2019. Dr. Henney is a former member of the Board of The Commonwealth Fund and The Monnell Center for the Chemical Senses.
Qualifications and Expertise
▪
Other Public Company Boards:   None.

▪
Governance and Risk Oversight:   Former director of CIGNA Corporation, AstraZeneca PLC and Cubist Pharmaceuticals, Inc., and is a NACD Board Leadership Fellow.

▪
Healthcare Expertise:   Provides in-depth knowledge and industry-specific perspective acquired through her experience as a medical oncologist, prominent government and academic posts, and tenure as director of pharmaceutical and insurance companies.

▪
Regulatory:   As a former Commissioner of Food and Drugs for the United States Food and Drug Administration, Dr. Henney has extensive insight into federal regulatory matters.

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Corporate Governance and Related Matters | 2022 AmerisourceBergen Proxy

Kathleen W. Hyle Age: 63 Director since May 2010 Committees: ▪ Compensation and Succession Planning (Chair) ▪ Executive ▪ Finance
Background and Experience
Ms. Hyle has served on our Board since May 2010. She served as Senior Vice President of Constellation Energy and Chief Operating Officer of Constellation Energy Resources from November 2008 until March 2012. Ms. Hyle served as Chief Financial Officer for Constellation Energy Nuclear Group and for UniStar Nuclear Energy, LLC from June 2007 to November 2008. Prior to joining Constellation Energy in 2003, Ms. Hyle served as the Chief Financial Officer of ANC Rental Corp., Vice President and Treasurer of Auto-Nation, Inc., and Vice President and Treasurer of Black & Decker Corporation. She is the Chair of the Board of Bunge Limited and a member in WKW LLC, a limited liability company. Ms. Hyle is a former member of the Board of Sponsors for the Loyola University Maryland Sellinger School of Business and Management and a former member of the Board of Trustees of CenterStage, a non-profit theatre in Baltimore, MD.
Qualifications and Expertise
▪
Other Public Company Boards:   Bunge Limited.

▪
Financial Expertise:   Provides critical insight into, among other things, financial statements, accounting principles and practices, internal control over financial reporting and risk management processes.

▪
Governance and Risk Oversight:   Current Chair of Bunge Limited and former director of The ADT Corporation.

▪
Risk Management:   Held senior management positions at Constellation Energy, ANC Rental Corp., and Black & Decker Corporation and brings extensive experience in management, operations, capital markets, international business, financial risk management and regulatory compliance.

Michael J. Long Age: 63 Director since May 2006 Committees: ▪ Executive ▪ Governance, Sustainability and Corporate Responsibility ▪ Merger Integration (Chair)
Background and Experience
Mr. Long has served on our Board since May 2006. He has served as the Chief Executive Officer of Arrow Electronics, Inc. since May 2009 and as Chairman of the Board since 2010. Previously, he served as President and Chief Operating Officer of Arrow Electronics, Inc. from February 2008 until May 2009 and as a Senior Vice President of Arrow Electronics, Inc. from January 2006 to February 2008. He currently serves as a member of the Board of Directors of UCHealth and National Western Stock Show since 2018. He served as a member of the Board of Directors of the Denver Zoo from 2010 until 2017.
Qualifications and Expertise
▪
Other Public Company Boards:   None.

▪
Financial Expertise:   Brings relevant experience in the areas of finance, operations, management, leadership, strategic planning, executive compensation and global competition drawn from his current and prior leadership positions at Arrow Electronics, Inc.

▪
Global Markets and Distribution Expertise:   Contributes critical insight into international markets and has an in-depth knowledge of business and strategic opportunities for wholesale distribution.

▪
Governance and Risk Oversight:   Serves as Chairman, President and Chief Executive Officer of Arrow Electronics, Inc.

▪
Information Technology:   Familiarity with technology solutions and IT services through experience in electronic components industry.

2022 AmerisourceBergen Proxy | Corporate Governance and Related Matters

Henry W. McGee Age: 68 Director since November 2004 Committees: ▪ Audit ▪ Executive ▪ Governance, Sustainability and Corporate Responsibility (Chair)
Background and Experience
Mr. McGee has served on our Board since November 2004. He is a Senior Lecturer at Harvard Business School, a position he has held since July 2013. From April 2013 to August 2013, Mr. McGee served as a Consultant at HBO Home Entertainment. Previously, Mr. McGee served as President of HBO Home Entertainment from 1995 until his retirement in March 2013. He served as Senior Vice President, Programming, HBO Video, from 1988 to 1995 and prior to that, Mr. McGee served in leadership positions in various divisions of HBO. Mr. McGee is the former President of the Alvin Ailey Dance Theater Foundation and the Film Society of Lincoln Center. He has served on the Boards of the Sundance Institute, the Public Theater, Save the Children and the Time Warner Foundation. He is currently a member of the Board of Tegna Inc., the Pew Research Center and the Black Filmmaker Foundation. He was recognized by Savoy Magazine in 2016 and 2017 as a member of the Power 300 list of the Most Influential Black Corporate Directors. In 2018, the National Association of Corporate Directors named Mr. McGee to the Directorship 100, the organization’s annual recognition of the country’s most influential boardroom members.
Qualifications and Expertise
▪
Other Public Company Boards:   Tegna, Inc.

▪
Global Markets and Distribution Expertise:   Contributes significant operational, marketing and wholesale distribution expertise and knowledge of international markets acquired in senior management and leadership roles during his long career with HBO.

▪
Information Technology:   Has a deep understanding of the uses of technology and application to marketing and media. Teaches courses on digital transformation.

▪
Governance and Risk Oversight:   Current director of Tegna Inc. and Pew Research Center. Has taught MBA courses on leadership and corporate accountability. Served as President of HBO Home Entertainment and in other leadership positions within HBO.

Dennis M. Nally Age: 69 Director since January 2020 Committees: ▪ Audit (Chair) ▪ Compensation & Succession Planning ▪ Executive ▪ Special Litigation
Background and Experience
Mr. Nally has served on our Board since January 2020. He served as Chairman of PricewaterhouseCoopers International Ltd., the coordinating and governance entity of the PwC network, from 2009 to 2016. From 2002 to 2009, he served as Chairman and Senior Partner of the U.S. firm PricewaterhouseCoopers LLP. He joined PricewaterhouseCoopers LLP in 1974 and became partner in 1985, serving in numerous leadership positions within the organization, including National Director of Strategic Planning, Audit and Business Advisory Services Leader and Managing Partner. Mr. Nally is a member of the boards of Morgan Stanley and Globality, Inc.
Qualifications and Expertise
▪
Other Public Company Boards:   Morgan Stanley.

▪
Financial Expertise:   Has extensive knowledge of financial statements, accounting principles and practices, internal control over financial reporting and risk management processes.

▪
Governance and Risk Oversight:   Experience as a director at Morgan Stanley and as senior executive at PricewaterhouseCoopers provides Mr. Nally with expertise in highly regulated industries.

Board of Directors Vote Recommendation
We recommend that you vote For the election of each of the ten nominees named in this proxy statement to the Board of Directors.

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Corporate Governance and Related Matters | 2022 AmerisourceBergen Proxy
Non-Employee Director Compensation at 2021 Fiscal Year End
Our director compensation program is designed to attract and retain qualified non-employee directors. Our program aligns director compensation with the compensation of our peers (our peer companies are identified on page 49). Our Governance, Sustainability and Corporate Responsibility Committee reviews non-employee director compensation regularly to confirm that it appropriately addresses time, effort, expertise, and accountability required of active board membership.
The following table summarizes the total compensation earned by directors who were not employees of AmerisourceBergen during fiscal year 2021. Ms. Barra waived her right to receive compensation as a non-employee director. Directors who are employees of AmerisourceBergen receive no compensation for their service as directors or as members of Board committees.
Name	Retainer/ Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Ornella Barra(5)	—	—	—	—	—
D. Mark Durcan	135,459	175,007	—	6,566	317,032
Richard W. Gochnauer	107,500	175,007	—	35,072	317,579
Lon R. Greenberg	133,750	175,007	—	10,396	319,153
Jane E. Henney, M.D.	125,000	200,055	—	7,879	332,934
Kathleen W. Hyle	110,000	175,007	—	6,566	291,573
Michael J. Long	124,583	175,007	—	6,566	306,156
Henry W. McGee	115,000	175,007	—	18,521	308,528
Dennis M. Nally	160,842	175,007	—	—	335,849

(1)
These amounts include amounts earned for service as Committee Chairs and amounts deferred into our deferred compensation plan. In fiscal year 2021, Mr. Durcan received 1,163 shares of Common Stock, in lieu of the retainer. Mr. Nally received 879 shares of Common Stock, in lieu of 50% of his retainer.

(2)
As of September 30, 2021, each of the non-employee directors held the following shares of outstanding restricted stock units: Ms. Barra—0; Mr. Durcan—5,706 ; Mr. Gochnauer—7,066; Mr. Greenberg—9,823; Dr. Henney—6,522; Ms. Hyle—5,706; Mr. Long—5,706; Mr. McGee—7,046; and Mr. Nally—3,605.

The amounts reported represent the grant date fair value for equity awards shown in accordance with Accounting Standards Codification 718, disregarding the estimate of forfeitures related to service-based vesting conditions. There were no forfeitures by the directors in fiscal year 2021. See Note 11 to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2021 for assumptions used to estimate the fair values of restricted stock units granted during fiscal 2021.
(3)
No stock options were granted to directors in fiscal year 2021.

(4)
These amounts represent the dividends accrued and paid on restricted stock units that vested in fiscal year 2021.

(5)
Ms. Barra waived her right to receive compensation as a non-employee director. Consequently, our Board has waived the stock ownership requirements for Ms. Barra.

2022 AmerisourceBergen Proxy | Corporate Governance and Related Matters
Director Fees.   Our director compensation program provides for an annual cash retainer plus an annual equity award of restricted stock units. Consistent with our overall compensation philosophy, the compensation program for non-employee directors provides total direct compensation (cash retainer and equity award) in the 50th percentile of our peer group. (See page 49 for a description of our peer group.)
Compensation Element	2021 Compensation Program
Annual Retainer	$100,000 Non-Employee Director $125,000 Lead Independent Director
Annual Equity Award	$175,000 Non-Employee Director $200,000 Lead Independent Director
Committee Chair Fee	$25,000 Audit Committee
$20,000 Compensation and Succession Planning    Committee
$25,000 Compliance and Risk Committee
$15,000 Finance Committee
$15,000 Governance, Sustainability and Corporate Responsibility Committee
Merger Integration and Special Litigation Committee Compensation	$25,000 Merger Integration Committee (Chair) $15,000 Merger Integration Committee (Member) $50,000 Special Litigation Committee
Annual Retainers.   A director may elect to have the annual retainer paid in cash, Common Stock or restricted stock units, or credited to a deferred compensation account. Payment of annual retainers in cash will be made in equal quarterly installments.
Annual Equity Awards.   On March 11, 2021, each of the non-employee directors (other than Ms. Barra, who waived compensation) received an annual grant of restricted stock units. The vesting period for these awards is three years from the date of grant, subject to continued service on the Board or following retirement by a director (i) aged 62 with five years of continuous service on the Board or (ii) who, after reaching age 55, has an age plus years of continuous service with the Company that equals at least 70. These grants were made under the AmerisourceBergen Corporation Omnibus Incentive Plan, originally approved by shareholders at the 2014 annual meeting (the “Omnibus Incentive Plan”). A director may defer settlement of shares payable with respect to restricted stock units as described below.
Deferral and Other Arrangements.   Directors have the option to defer all or any part of the annual retainer and to credit the deferred amount to an account under the AmerisourceBergen Corporation Deferred Compensation Plan. Payment of deferred amounts will be made or begin on the first day of the month after the non-employee director ceases to serve as a director. A director may elect to receive the deferred benefit (i) over annual periods ranging from three to fifteen years and payable in quarterly installments or (ii) in a single distribution. We pay all costs and expenses incurred in the administration of the Deferred Compensation Plan. Directors also have the option to forgo 50% or more of their annual cash retainers and receive either Common Stock or restricted stock units covering shares having a fair market value on the quarterly grant date equal to the amount of the foregone compensation. In addition, directors may defer settlement of any shares payable with respect to any restricted stock units (and any dividend equivalents) received either in lieu of the annual retainer or as the annual equity award to a later date. We also provide our directors with a prescription drug benefit and reimburse them for the cost of education programs, transportation, food and lodging in connection with their service as directors.
Stock Ownership Guidelines.   We require our non-employee directors to own shares of our Common Stock to align their interests with those of the shareholders and to provide an incentive to foster our long-term success. From and after the fifth year following their Board election, non-employee directors must own stock equal in value to at least five times the annual cash retainer. We may take unusual market conditions into consideration when assessing compliance. We confirm compliance with guidelines annually at the end of each fiscal year and, as of September 30, 2021, all of our non-employee directors were in compliance with the stock ownership guidelines or had not yet completed their fifth year as a director.

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Corporate Governance and Related Matters | 2022 AmerisourceBergen Proxy
Corporate Governance
Board Structure
Our Board provides guidance and critical review of our governance, strategic initiatives, talent management and risk management processes. Our Board also ensures that we have an effective management team in place to run our business and serves to protect and advance the long-term interests of our shareholders. The role of our senior executives is to develop and implement a strategic business plan for AmerisourceBergen and to grow our business.
Our employees conduct our business under the direction of our Chairman, President and Chief Executive Officer and with the independent oversight of our Board, including our Lead Independent Director, Dr. Jane E. Henney. To enhance its oversight function, our Board is composed of directors who are not employed by us, with the exception of Mr. Collis.
Role of the Chairman and Lead Independent Chair
We believe that our current leadership structure is in the best interests of AmerisourceBergen and its shareholders and that it fosters innovative, responsive and strong leadership for the Company as a whole. Our Board has determined that the election of an executive Chairman must be accompanied by the election of a strong Lead Independent Director with a clearly defined and dynamic leadership role in the governance of the Board. In March 2021, the Board determined that re-appointing Steven H. Collis as Chairman of the Board and Dr. Jane E. Henney as Lead Independent Director would result in the governance structure best suited to enable our Board and management to carry out their responsibilities to our shareholders and promote the growth of AmerisourceBergen. We believe the structure promotes, through the clearly articulated roles and responsibilities of the Lead Independent Director and Board committees, the objective and effective oversight of management.
Serving as both Chairman and Chief Executive Officer enables Mr. Collis to effectively and efficiently execute our strategic initiatives. In fiscal year 2021, those initiatives included acquiring the majority of the Alliance Healthcare businesses from Walgreens Boots Alliance, Inc. (“WBA”), strengthening the ongoing strategic relationship with WBA, and ensuring business continuity throughout the COVID-19 pandemic. Mr. Collis is uniquely suited to serve in these two roles due to his knowledge of the Company and his experience in the industry. As Lead Independent Director, Dr. Henney provides assertive, independent leadership in the boardroom. In addition to her extensive knowledge of the healthcare industry and regulatory environment, Dr. Henney has substantial corporate governance experience and a strong working relationship with her fellow directors.
The Chairman’s primary responsibility is to set the agenda for the Board and to facilitate communications among our directors and between the Board and senior management. As Chairman, President and Chief Executive Officer, Mr. Collis ensures that the Board’s agenda and discussions address strategic planning as well as key business issues and risks that he encounters in daily operations.
Our governance structure establishes a dynamic leadership role for the Lead Independent Director, which, together with independent committee leadership, provides a meaningful counterbalance to the executive Chairman and maintains independent and effective oversight of management.
Key aspects of this structure include: if the Chairman is not an independent member of the Board, a majority of the independent directors shall elect a Lead Independent Director annually, subject to his or her continuing reelection and status as an independent director; the Lead Independent Director has clearly articulated and extensive authority and responsibilities in the Board’s governance and functions; our Audit Committee, the Compensation and Succession Planning Committee, the Governance, Sustainability and Corporate Responsibility Committee, and Merger Integration Committee are each chaired by and comprised solely of independent directors; a majority of the directors serving on our Compliance and Risk Committee and Finance Committee are independent directors; and our non-employee directors are encouraged to, and often do, have direct contact with our senior managers outside the presence of our executive officers.
The Lead Independent Director’s robust and comprehensive authority is as follows:
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presides at all meetings of the Board at which the Chairman is not present;

▪
calls, sets the agenda for and chairs executive sessions of the non-employee directors;

▪
has authority to call a Board meeting and/or a meeting of non-employee directors;

2022 AmerisourceBergen Proxy | Corporate Governance and Related Matters
▪
approves Board meeting agendas and schedules to ensure that there is sufficient time for discussion of all agenda items;

▪
meets one-on-one with the Chairman after each regularly scheduled Board meeting;

▪
serves as a liaison between the Chairman and the non-employee directors;

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serves on the Executive Committee;

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advises the Chairs of the Board committees and assists them in the management of their workloads;

▪
with the Chair of the Compensation and Succession Planning Committee, takes a leading role in succession planning for the Chief Executive Officer;

▪
supports the Chair of the Governance, Sustainability and Corporate Responsibility Committee in overseeing the annual self-assessment process for the Board and each committee, interviewing and recommending candidates for the Board and recommending Board committee assignments;

▪
is available for communication and consultation with major shareholders upon request on appropriate topics; and

▪
performs such other functions and responsibilities as set forth in our corporate governance principles or as requested by the Board or the non-executive directors from time to time.

Our Board conducts annual evaluations, under the oversight of our Governance, Sustainability and Corporate Responsibility Committee. The Compensation and Succession Planning Committee, in accordance with its charter and under the oversight of the Lead Independent Director, will annually review the performance of, and succession plan for, the Chief Executive Officer. These processes provide our Board with opportunities to examine and reassess the effectiveness of our leadership structure, including the performance of our Chairman and Lead Independent Director.
Succession Plan for Chairman of the Board
Our Board has always retained the flexibility to determine the optimal leadership structure for the Company and its shareholders because our shareholders benefit most when our Board has the freedom to make decisions that are in the best interests of the Company rather than pursuant to a predetermined policy. Mr. Collis has served as President and Chief Executive Officer since July 2011 and as Chairman since March 2016.
In November 2018, the Board determined that it was in the best interests of the Company to split the role of Chairman of the Board and Chief Executive Officer in the future, commencing with the Company’s next Chief Executive Officer. At that time, the Chairman role will be assumed by an independent director.
Board Corporate Governance
Our Board has adopted AmerisourceBergen’s corporate governance principles. Together with the charters of the Board committees, they provide the framework for the governance of AmerisourceBergen. Our corporate governance principles clearly delineate the authority and roles of the Chairman of the Board and the Lead Independent Director in the leadership of the Board, mandate the independence of the committee Chairs and all the members of our Audit Committee, Compensation and Succession Planning Committee and Governance, Sustainability and Corporate Responsibility Committee, and affirm non-employee directors’ access to managers and team members outside the presence of our executives. The corporate governance principles address a variety of governance issues in addition to the leadership structure, including those discussed under the headings “Information on Board Committees,” “Code of Ethics” and “Shareholder Engagement.” The Board reviews and updates the corporate governance principles and the committee charters from time to time to reflect leading corporate governance practices.
There are eight committees of the Board: the Audit Committee, the Compensation and Succession Planning Committee, the Compliance and Risk Committee, the Executive Committee, the Finance Committee, the Governance, Sustainability and Corporate Responsibility Committee, the Merger Integration Committee, and the Special Litigation Committee. The Merger Integration Committee was formed in March 2021 to advise and counsel management on the integration and risk management of Alliance Healthcare. In addition, a Special Litigation Committee was created in September 2020 to review and evaluate a derivative complaint related to Medical Initiatives, Inc., a subsidiary that ceased operations in 2014. Our Executive Committee, which is composed of our Chairman of the Board, the Lead Independent Director and the Chairs of the other committees

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(other than the Special Litigation Committee), has the authority to act between regularly scheduled meetings of the Board. The Chairman of the Board serves as the Chair of the Executive Committee. The Board believes that changing committee assignments from time to time strengthens our corporate governance practices and enhances each committee’s objective review of management.
Our corporate governance principles and the charters of the Audit Committee, the Compensation and Succession Planning Committee, the Compliance and Risk Committee, the Finance Committee and the Governance, Sustainability and Corporate Responsibility Committee have been posted on our website at investor.amerisourcebergen.com.
Board Independence
The Board has determined that, except for Ms. Barra and Mr. Collis, all of the directors are independent. Our corporate governance principles require us to maintain a minimum of 70% independent directors on our Board. If the ten director nominees are elected at the 2022 Annual Meeting of Shareholders, eight out of ten directors then serving will be independent.
The Board has adopted guidelines in our corporate governance principles to assist it in making independence determinations, which meet or exceed the independence requirements set forth in the NYSE listing standards. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with AmerisourceBergen.
With the assistance of legal counsel, our Board reviewed the applicable legal standards for director and Board committee member independence. In undertaking its review, the Board considered that some of our directors serve on the board of directors or as executive officers of companies for which we perform (or may seek to perform) drug distribution and other services in the ordinary course of business. As a result of this review, the Board has determined that each of the following current directors is independent: D. Mark Durcan, Richard W. Gochnauer, Lon R. Greenberg, Jane E. Henney, M.D., Kathleen W. Hyle, Michael J. Long, Henry W. McGee and Dennis M. Nally.
Our Board has also determined that each of the members of our Audit Committee, Compensation and Succession Planning Committee and Governance, Sustainability and Corporate Responsibility Committee are independent, in accordance with the independence requirements set forth in their charters and, as applicable, SEC rules and NYSE listing standards. None of the members of these committees receives any consulting or advisory fee from us other than compensation as non-employee directors.

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Risk Oversight and Management
The Board executes its oversight responsibility for risk management directly and through its committees, as follows:
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Our Board considers specific risk topics throughout the year, including risks associated with government regulation as well as with our strategic objectives, business plan, operations, distribution of controlled substances, information technology (including cybersecurity) and capital structure, among many others. Each quarter, our Chief Financial Officer reports to the Board on AmerisourceBergen’s financial performance and explains how actual performance compares to our business plan. Our corporate officers and the leaders of our principal business units report regularly to the Board about the risks and exposures related to their areas of responsibility. The Board is informed about and regularly discusses our risk profile, including legal, regulatory and operational risks to our business. The Board also oversees our compliance policies and practices, including our sophisticated diversion control program through which the Company provides daily reports directly to the Drug Enforcement Administration about the quantity, type, and receiving pharmacy of every order of controlled substances we distribute. Additionally, the Board periodically visits Company facilities, which provides the directors with an opportunity to observe the Company’s operations and to interact with employees outside of the boardroom.

▪
Each Board committee reports to the Board at every regular Board meeting on the topics discussed and actions taken at the most recent committee meeting. The Board discusses the risks and exposures, if any, involved in the matters or recommendations of the committees, as necessary.

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Our Compliance and Risk Committee assists the Board in its oversight of the Company’s (i) enterprise risk management program, (ii) compliance program, which includes the Office of Compliance led by the Company’s Chief Compliance Officer, (iii) legal and regulatory compliance, and (iv) Code of Ethics and Business Conduct.

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▪
Our Audit Committee has primary responsibility for monitoring our internal audit and financial risk assessment and overseeing our system of internal controls and financial reporting. At each regularly scheduled meeting, the Audit Committee receives reports from our (i) external auditor on the status of audit activities and findings; and (ii) chief audit executive (who reports directly to the Audit Committee) on the status of the internal audit plan, audit results and any corrective action taken in response to audit findings. The Audit Committee is also responsible for periodically reviewing cybersecurity issues and the Company’s business continuity and disaster recovery plans as they relate to IT security.

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The Board’s other committees oversee risks associated with their respective areas of responsibility. For example, the Governance, Sustainability and Corporate Responsibility Committee oversees our sustainability strategy and practices, including the Company’s ESG reporting and disclosure practices. The Governance, Sustainability and Corporate Responsibility Committee also oversees the Company’s Diversity, Equity & Inclusion practices. Additionally, the Compensation and Succession Planning Committee assesses risks associated with our compensation policies and programs for executives as well as employees generally. Our Finance Committee discusses risks relating to our capital structure, financing activities, dividend and tax policy and stock repurchase activities. Our Merger Integration Committee oversees risks associated with integrating the Alliance Healthcare business into our company.

▪
We have a Chief Compliance Officer who oversees our corporate compliance program, including our Office of Compliance, compliance audits, compliance training, and compliance with our Code of Ethics and Business Conduct and the Company’s reporting, investigation and corrective action program. We also have an internal Compliance Committee composed of senior executives that supports the Chief Compliance Officer in fulfilling her responsibilities and driving corporate adherence to our compliance program, Code of Ethics and Business Conduct and related policies and procedures. Our Chief Compliance Officer and Chief Legal Officer report to the Compliance and Risk Committee and to the full Board throughout the year on corporate compliance matters, the status of our compliance programs (including our diversion control program described above), calls to our hotline and any other material developments.

Oversight of Employee Compensation
We have conducted an internal risk assessment of our employee compensation policies and practices, including those relating to our executives. We have concluded that our compensation policies and practices do not promote behaviors that could put the organization at legal, financial or reputational risk. We have reviewed our risk analysis with the Compensation and Succession Planning Committee. The risk assessment process included, among other things, a review of all key incentive compensation plans to ensure that they are aligned with our pay-for-performance philosophy and include performance metrics that support corporate goals. The objective of the process was to identify any compensation plans and practices that may encourage employees to take unnecessary risks that could threaten the Company. No such plans or practices were identified. Moreover, various factors mitigate the risk profile of our compensation programs, including, among others:
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Performance targets under our cash incentive programs are tied to a number of different financial metrics so employees will not place undue emphasis on any particular metric at the expense of other aspects of our business;

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Maximum caps on payouts have been established for our annual cash incentive programs, including under our cash bonus plan used for senior management;

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Equity awards under our performance plan for senior executives have maximum caps and are forfeited entirely if the threshold performance metrics are not achieved;

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For fiscal year 2021, the performance plan ties 60% of an executive officer’s annual equity award to performance shares that are dependent on financial metrics achieved over a three-year period to ensure that our executive officers are accountable for long-term measures of success;

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The remaining 40% of an executive officer’s annual equity award is in restricted stock units and also vests over a multi-year period to encourage executive officers to focus on long-term growth and creating value for shareholders;

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Stock ownership requirements align the interests of our senior management with those of our shareholders;

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▪
We have effective management processes for developing annual business plans and a strong system of internal financial controls; and

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A broad-based group of functions, including human resources, finance and legal, oversees aspects of our cash and equity incentive programs.

We will continue to monitor our compensation policies and practices to determine whether our risk management objectives are being met with respect to incentivizing our employees.
Board Orientation and Education
We provide our directors with comprehensive orientation and continuing education, as needed, which is overseen by the Governance, Sustainability and Corporate Responsibility Committee. Director orientation familiarizes the directors with our business and strategic plans, significant financial, accounting and risk management issues, compliance programs and other controls, policies, principal officers and internal auditors, and our independent registered public accounting firm. The orientation also addresses Board procedures, our corporate governance principles and our Board committee charters. We offer continuing education programs and provide opportunities to attend commercial director education seminars to assist our directors in maintaining their expertise in areas related to the work of the Board and the directors’ committee assignments. Ongoing education includes two hours of annual compliance training for each director. We also provide our directors with full membership to the National Association of Corporate Directors to provide a forum for them to maintain their insight into leading governance practices and exchange ideas with peers. Dr. Henney in 2011 and 2012, Ms. Hyle in 2015 and Mr. McGee in 2018 were named to the “NACD Directorship 100,” an annual honor sponsored by the National Association of Corporate Directors to recognize influential directors and others who impact corporate governance.
Board Evaluations
We have a comprehensive annual evaluation policy and process in place for the Board and each of its committees, which is led by the Chair of our Governance, Sustainability and Corporate Responsibility Committee and our Lead Independent Director. As required by our corporate governance principles, the evaluation occurs annually. The evaluation process involves discussion and planning for both Board and committee refreshment, including with regard to the skills needed to continue to represent the long-term interests of shareholders.
Either the Chair of our Governance, Sustainability and Corporate Responsibility Committee, the Lead Independent Director, or an independent, third-party governance expert interviews each director to obtain his or her assessment of the effectiveness of the Board and the committees on which he or she serves, as well as director performance and Board dynamics. In fiscal 2021, the evaluation process was led by the Lead Independent Director. In advance of the interview, each member of a committee receives a questionnaire soliciting feedback regarding the committee’s performance. During the interview, each member is asked to provide an assessment of the Board’s and the relevant committee’s performance. We also solicit suggestions for improving the Board’s and the committee’s performance, dynamics, time-management, and functioning, as well as proposed topics of focus for the Board and the committee in the upcoming year. The results of the individual interviews and assessments are aggregated in a report, which the Lead Independent Director presents to the full Board for review, discussion and determination of action items.
The annual review by the Board of the corporate governance principles and by each committee of its charter is a further step in the evaluation process through which the directors consider leading corporate governance practices for the Board as a whole and identify new areas of focus for the different committees. The full Board reviews and discusses recommended revisions to the corporate governance principles and committee charters prior to voting on their approval.
Director Elections and Tenure Policy
Our bylaws and corporate governance principles provide for a majority vote standard for the election of directors. Under the majority vote standard, each director must be elected by a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote. A “majority of the votes cast” means that the number of votes cast “for” a candidate for director must exceed the number of votes cast “against” that director. A plurality voting standard will apply instead of a majority voting standard if:
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A shareholder has provided us with notice of a nominee for director in accordance with our bylaws; and

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▪
That nomination has not been withdrawn on or prior to the day next preceding the date the Company first provides its notice of meeting for such meeting to shareholders.

Under Delaware law, if an incumbent nominee for director in an uncontested election does not receive the required votes for re-election, the director remains in office until a successor is elected and qualified. Our bylaws and corporate governance principles require each director nominee to tender an irrevocable resignation prior to the applicable meeting of shareholders and include post-election procedures in the event an incumbent director does not receive the required votes for re-election, as follows:
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The Governance, Sustainability and Corporate Responsibility Committee shall make a recommendation to the Board as to whether to accept the previously tendered resignation of the director;

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The Board will act on the Governance, Sustainability and Corporate Responsibility Committee’s recommendation; and

▪
The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation.

Additionally, pursuant to our governance principles, a director will offer to resign at the annual meeting of shareholders following his or her 75th birthday and a director will tender his or her resignation for consideration by the Governance, Sustainability and Corporate Responsibility Committee when his or her employment or principal business association changes materially. A director who is an employee will resign when he or she retires or is no longer employed by us. We also encourage our Board to rotate committee Chairs on a regular basis.
Information on Board Committees
Audit Committee
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Appoints, and has authority to terminate, our independent registered public accounting firm.

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Pre-approves all audits and permitted non-audit services provided by the Company’s independent registered public accounting firm, including the scope of the audit and audit procedures.

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Reviews and discusses the independence of our independent registered public accounting firm.

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Reviews and discusses with management and our independent registered public accounting firm the Company’s audited financial statements and interim quarterly financial statements as well as management’s discussion and analysis of the statements as set forth in Forms 10-K and 10-Q filed with the Securities and Exchange Commission (SEC).

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Prepares the audit committee report as required by SEC rules.

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Discusses with management and/or our independent registered public accounting firm significant financial reporting and accounting issues and the adequacy of our internal control over financial reporting.

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Inquires of management (including the internal audit function) and our independent registered public accounting firm about significant risks or exposures (whether financial, operational, or otherwise) and assesses the steps management has taken to control such risks or exposures, including policies implemented for such purposes.

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Reviews the internal audit function, internal audit plans, internal audit reports, and management’s response to such reports.

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Reviews the appointment, performance, and replacement of our chief audit executive.

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Assists the Board with oversight of the Company’s compliance with legal and regulatory requirements, including, as appropriate, participating in oversight of enterprise risk management.

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Discusses the Company’s guidelines, policies and practices with respect to the assessment, management and mitigation of risks.

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Reviews and approves all related persons transactions in accordance with our Related Persons Transactions Policy.

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Reviews our information technology security program and reviews and discusses the controls around cybersecurity, including the development of business continuity and disaster recovery plans.

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Compensation and Succession Planning Committee
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Reviews and approves our executive compensation strategy and the individual elements of total compensation for the President and Chief Executive Officer and executive management.

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Evaluates performance of management annually.

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Ensures that our executive compensation strategy supports shareholder interests.

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Considers and approves any compensation practices related to ESG, including diversity, equity and inclusion, and coordinates with the Governance, Sustainability and Corporate Responsibility Committee on these practices, as appropriate.

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Monitors and reviews the Company’s clawback policies and the clawback, recoupment and forfeiture provisions contained in the Company’s equity and cash incentive compensation programs.

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Reviews and discusses with management the Compensation Discussion and Analysis and other disclosures about executive compensation that are required to be included in our proxy statement and Annual Report on Form 10-K.

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Prepares a compensation committee report as required by SEC rules.

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Administers and makes awards under our incentive compensation plans, including equity incentive plans, with discretion to adjust compensation upward or downward.

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Has sole authority for retaining and terminating any consulting firm used to assist the committee in its evaluation of the compensation of the President and Chief Executive Officer or any other executive officer and for evaluating the independence of such consulting firm.

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Monitors the activities of our internal Benefits Committee, including the Benefits Committee’s oversight of the administration and investment performance of our retirement plans.

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Oversees the administration of our health and welfare plans.

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Reviews with management and makes recommendations relating to succession planning and talent development.

Compliance and Risk Committee
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Oversees the implementation by management of an enterprise risk management program that is designed to assist the Company with monitoring and mitigating compliance, legal, regulatory, and operational risks related to the business, including emerging risks.

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Assists the Board in its oversight of the Company’s compliance with legal and regulatory requirements and reviews all significant litigation and internal and government investigations, other than those matters reserved for the Audit Committee’s review and oversight, with the appropriate members of management.

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Provides review and oversight of the Company’s compliance program and meets regularly with the Company’s Chief Compliance Officer to discuss matters within the committee’s oversight responsibility.

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Reports to the Board regarding the Company’s compliance functions and related risks.

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Oversees compliance with our Code of Ethics and Business Conduct.

Executive Committee
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Exercises the authority of the Board of Directors between regularly scheduled meetings of our Board on matters that cannot be delayed, except as limited by Delaware law and our bylaws.

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Finance Committee
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Provides oversight of our capital structure and other issues of financial significance to AmerisourceBergen.

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Reviews the asset and liability structure of the Company and considers its funding and capital needs.

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Reviews proposed financing plans, credit facilities, and other financing transactions.

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Reviews our dividend policy.

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Reviews and proposes issuance or sale of our stock, stock repurchases, redemptions and splits.

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Reviews financial strategies developed by management to meet changing economic and market conditions.

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Reviews proposed major capital expenditures or commitments.

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Reviews proposed material acquisitions, divestitures, joint ventures, and other transactions involving AmerisourceBergen and periodically reviews performance and progress of completed acquisitions and capital spending projects.

Governance, Sustainability and Corporate Responsibility Committee
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Reviews and makes recommendations to the Board about corporate governance and the Company’s corporate governance principles.

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Identifies and discusses with management the risks, if any, relating to the Company’s corporate governance structure and practices.

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Oversees the Company’s sustainability and corporate responsibility strategy and practices, including the Company’s ESG reporting and disclosure practices.

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Oversees the Company’s diversity, equity and inclusion strategy and practices and the Company’s performance in the areas of diversity, equity and inclusion in the workforce, in communities and across the healthcare supply chain.

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Receives regular reports from the Company’s Global ESG Council and oversees the Company’s support for charitable, educational and business organizations, including the AmerisourceBergen Foundation and the AmerisourceBergen Associate Assistance Fund.

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Recommends selection and qualification criteria for directors and committee members and identifies and recommends qualified candidates to serve as directors of AmerisourceBergen, including those recommended by shareholders. The Committee includes, and has any search firm that it engages include, women and ethnically and racially diverse candidates in the pool from which the Committee selects director candidates.

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Reviews and makes recommendations relating to succession planning for our Board and Board committee leadership positions and prepares for Board vacancies.

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Oversees orientation of directors and continuing education of directors in areas related to the work of our Board and the directors’ committee assignments.

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Makes recommendations regarding the size and composition of our Board and the composition and responsibilities of Board committees.

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Oversees the evaluation of our Board and the Board committees and reviews the committee assignments.

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Reviews and makes recommendations to our Board regarding non-employee director compensation.

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Has sole authority for retaining and terminating any third-party firm used to assist in the annual Board and Board committee evaluation and with evaluation of the compensation of directors, and for evaluating the independence of such firm.

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Oversees the Company’s social strategy and practices, including with respect to diversity, equity and inclusion.

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Merger Integration Committee
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Provides advice and counsel to management and senior leadership on the integration of Alliance Healthcare.

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Monitors the performance of Alliance Healthcare and oversees management’s development of a structure that supports the realization of financial, operational and cultural synergies.

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Supports management in identifying and mitigating the risks associated with expansion and the operation of a global company.

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Reviews and discusses with management plans to develop and strengthen talent across the Company and Alliance Healthcare.

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Reviews and discusses with management the environmental, social and governance practices of Alliance Healthcare.

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Identifies acquisition and integration issues to be addressed by the appropriate committees of the Board.

Special Litigation Committee
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Established to review and evaluate a derivative complaint related to Medical Initiatives, Inc., a subsidiary that ceased operations in 2014.

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Filed its recommendations with the Delaware Court of Chancery in September 2021.

Director Attendance
Each director attended at least 75% of the aggregate of  (i) the total number of meetings of the Board of Directors held during fiscal 2021 and (ii) the total number of meetings held by each committee of the Board on which such person served during fiscal 2021. There were 11 meetings of the full Board of Directors during fiscal 2021 and the number of committee meetings held during fiscal 2021 is provided in the chart on page 9 of this proxy statement.
We currently expect all of our director nominees to be in attendance at the 2022 Annual Meeting of Shareholders and all directors are expected to attend our annual meetings pursuant to our governance principles. All of our directors attended the 2021 Annual Meeting of Shareholders.
Meetings of the Independent Directors
The independent directors meet prior to the commencement of each of the regularly scheduled Committee meetings. Additionally, the independent directors, together with our one additional non-management director, meet following each regularly scheduled meeting of the full Board of Directors. The Lead Independent Director presides at such meetings and, if the Lead Independent Director is not present, the committee Chairs preside on a rotating basis.
Communications with Non-Management Directors
Interested parties who wish to make any concerns known to the non-management directors may submit communications at any time in writing to: Kourosh Q. Pirouz, Vice President, Associate General Counsel and Secretary, AmerisourceBergen Corporation, 1 West First Avenue, Conshohocken, PA 19428. AmerisourceBergen’s Secretary will determine, in his good faith judgment, which communications will be relayed to the Lead Independent Director and other non-management directors.
Code of Ethics
The Board of Directors adopted our Code of Ethics and Business Conduct in May 2004. We review and revise the Code of Ethics and Business Conduct from time to time, most recently in August 2021. It applies to directors and employees, including officers, and is intended to comply with the requirements of Section 303A.10 of the NYSE Listed Company Manual. Any waivers of the application of the Code of Ethics and Business Conduct to directors or executive officers must be approved by either the Board of Directors or the Compliance and Risk Committee.

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We have also adopted our Code of Ethics for Designated Senior Officers in accordance with Item 406 of the SEC’s Regulation S-K. It applies to our President and Chief Executive Officer, our Executive Vice President and Chief Financial Officer and our Senior Vice President and Chief Accounting Officer.
Our Code of Ethics and Business Conduct and our Code of Ethics for Designated Senior Officers are posted on our website at investor.amerisourcebergen.com. Additionally, any waiver or amendment to either code will be disclosed promptly on our website at investor.amerisourcebergen.com.
Shareholder Engagement
We value open communications with our shareholders. The goal of our engagement and outreach efforts is to ensure that we work collaboratively to educate our investors about our business and governance practices as well as to identify issues of importance to our shareholders and our business. Our investor relations team regularly shares with our Board and senior executives the feedback that they have received from our shareholders.
On an ongoing basis, we proactively communicate with the investment community and shareholders about AmerisourceBergen’s financial performance, operations and strategic developments through the following:
▪
Quarterly earnings releases and quarterly earnings release conference calls, investor presentations and webcasts;

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Regular reports filed with the SEC, including annual and quarterly reports;

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Conference calls, presentations and webcasts related to specific developments;

▪
Participation in numerous healthcare investor conferences with webcasted presentations;

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In-person and telephonic meetings with investors and stakeholders;

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Proactive outreach to institutional investors, pension funds and governance professionals from our largest shareholders; and

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Our annual shareholders meeting.

Specifically, following a disappointing say-on-pay vote outcome at our 2021 Annual Meeting, we proactively engaged with a substantial portion of our investor base to better understand the views of our shareholders. This included an expanded outreach led by the Chair of our Compensation and Succession Planning Committee, who participated in dialogue with a broadly representative group of our shareholders along with members of our management team. These conversations helped inform and guide the Compensation and Succession Planning Committee’s decisions on executive compensation for this year and enhancements to the program going forward.
Our corporate governance principles, which were most recently revised in November 2021, describe the procedures through which shareholders may seek direct engagement with Board members. While management, through our President and Chief Executive Officer, our investor relations team, and our Corporate Secretary, ordinarily engages with shareholders, the Chairman of the Board, in consultation with the Lead Independent Director, will review and consider, on a case-by-case basis, shareholder requests for meetings with the Board of Directors related to key areas of Board oversight and determine whether such meetings would be appropriate and beneficial. Shareholders may communicate their views directly to the Board by writing to Kourosh Q. Pirouz, Vice President, Associate General Counsel and Secretary, AmerisourceBergen Corporation, 1 West First Avenue, Conshohocken, Pennsylvania 19428.
Shareholder Recommendations for Director Nominees
The advance notice provision for nomination of directors in our bylaws allows a shareholder to propose nominees for consideration by the Governance, Sustainability and Corporate Responsibility Committee by submitting specified information concerning itself and the proposed nominee, including the name, appropriate biographical information and qualifications of the proposed nominee. This and other information required under the advance notice provision must be provided to us in writing to: Kourosh Q. Pirouz, Vice President, Associate General Counsel and Secretary, AmerisourceBergen Corporation, 1 West First Avenue, Conshohocken, PA 19428, no earlier than November 9, 2022 and no later than December 9, 2022 to be considered for the 2023 Annual Meeting of Shareholders.

2022 AmerisourceBergen Proxy | Corporate Governance and Related Matters
The proxy access provision in our bylaws allows an eligible shareholder or group of no more than 20 eligible shareholders that has maintained continuous ownership of 3% or more of our Common Stock for at least three years to include in our proxy materials for an annual meeting of shareholders a number of director nominees up to the greater of two or 20% of the directors then in office. Loaned stock that can be recalled within three days may count towards an eligible shareholder’s 3% beneficial ownership requirement, which must be maintained at least until the annual meeting at which the proponent’s nominee will be considered. Proxy access nominees who do not receive at least a 25% vote in favor of election will be ineligible as a nominee for the following two years. Provisions in the Shareholders Agreement with Walgreens Boots Alliance would not permit Walgreens Boots Alliance to use proxy access. If any shareholder proposes a director nominee under our advance notice provision, we are not required to include any proxy access nominee in our proxy statement for the annual meeting. Information required under the proxy access provision must be provided to us in writing to: Kourosh Q. Pirouz, Vice President, Associate General Counsel and Secretary, AmerisourceBergen Corporation, 1 West First Avenue, Conshohocken, PA 19428, no earlier than August 31, 2022 and no later than September 30, 2022 to be considered for the 2023 Annual Meeting of Shareholders. In considering any nominee proposed by a shareholder in accordance with the requirements set forth in our bylaws, the Governance, Sustainability and Corporate Responsibility Committee will reach a conclusion based on the nominee evaluation criteria described under “Identification and Evaluation of Director Nominees and Overboarding Policy” beginning on page 13 of this proxy statement. After full consideration, the shareholder proponent will be notified of the decision of the committee.

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Audit Committee Matters | 2022 AmerisourceBergen Proxy
Audit Committee Matters
Item 2—Ratification of Appointment of Ernst & Young LLP as
AmerisourceBergen’s Independent Registered Public Accounting
Firm For Fiscal Year 2022
Ratification of the Appointment of Ernst & Young LLP
You are voting on the ratification of the appointment of Ernst & Young LLP (EY) as AmerisourceBergen’s independent registered public accounting firm for the fiscal year ending September 30, 2022. The Audit Committee of the Board of Directors has appointed EY to serve as our independent registered public accounting firm for fiscal year 2022. Although our governing documents do not require the submission of the appointment of AmerisourceBergen’s independent registered public accounting firm to the shareholders for approval, the Board considers it desirable that the shareholders ratify the appointment of EY. Should the shareholders not ratify the appointment of EY as AmerisourceBergen’s independent registered public accounting firm for the fiscal year ending September 30, 2022, the Audit Committee will investigate the reasons and will reconsider the appointment of EY.
Oversight Relationship Between the Audit Committee and Our External Auditor
Under its charter, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of AmerisourceBergen’s external auditor. To execute this responsibility, the Audit Committee engages in a comprehensive annual evaluation of the external auditor’s qualifications, performance and independence. In accordance with SEC rules, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to AmerisourceBergen. For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. The Audit Committee reviews the process that we and EY undertake to ensure the rotation of the audit partner responsible for reviewing the audit, and evaluates the qualifications and experience of the individual selected to serve as lead partner for our audit. EY has been retained as the external auditor of AmerisourceBergen since 2001 and of its predecessor entity AmeriSource Health Corporation since 1985. The members of the Audit Committee believe that the continued retention of EY to serve as our external auditor is in the best interests of AmerisourceBergen and its shareholders.
Independent Registered Public Accounting Firm Services
Audit services provided by EY for fiscal year 2022 will include examination of the consolidated financial statements of AmerisourceBergen and services related to periodic SEC filings. Audit services for fiscal year 2021 also will include the audit of the effectiveness of our internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002. Additionally, EY may provide audit-related, tax and other services comparable in nature to the services performed in fiscal years 2020 and 2021, as described under the heading Independent Registered Public Accounting Firm’s Fees.
Representatives of the Independent Registered Public Accounting Firm at the 2022 Annual Meeting of Shareholders
Representatives of EY are expected to participate at the 2022 Annual Meeting of Shareholders. Such representatives will have an opportunity to make a statement and will be available to respond to appropriate questions.
Board of Directors Vote Recommendation
We recommend that you vote For the ratification of the appointment of EY as AmerisourceBergen’s independent registered public accounting firm for fiscal year 2022.

2022 AmerisourceBergen Proxy | Audit Committee Matters
Audit Committee Financial Experts
The Board of Directors has determined that each of Mr. Nally and Mr. Durcan is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. Mr. Nally serves as Chair of the Audit Committee. A description of the financial expertise of Mr. Nally and Mr. Durcan accompanies their biographies on pages 19 and 16, respectively.
Policy for Pre-Approval of Audit and Non-Audit Services
The Audit Committee’s policy is to pre-approve all audit services and all non-audit services that the Company’s independent registered public accounting firm is permitted to perform for the Company under applicable federal securities regulations. As permitted by the applicable regulations, the committee’s policy utilizes a combination of specific pre-approval on a case-by-case basis of individual engagements of the independent registered public accounting firm and general pre-approval of certain categories of engagements up to predetermined dollar thresholds that are reviewed annually by the committee. Specific pre-approval is mandatory for the annual financial statement audit engagement, among others.
Independent Registered Public Accounting Firm’s Fees
During the fiscal years ended September 30, 2021 and 2020, EY, AmerisourceBergen’s independent registered public accounting firm, billed the Company the fees set forth below in connection with services rendered by the independent registered public accounting firm to the Company:
Fee Category	Fiscal Year 2021	Fiscal Year 2020
Audit Fees	$10,112,000	$8,743,000
Audit-Related Fees	$4,569,000	$4,543,000
Tax Fees	$4,388,000	$2,752,000
All Other Fees	$8,000	$8,000
TOTAL	$19,077,000	$16,046,000
Audit fees consisted of fees for the audit of AmerisourceBergen’s annual financial statements, consultation concerning financial accounting and reporting standards and consultation concerning matters relating to Section 404 of the Sarbanes-Oxley Act of 2002, reviews of quarterly financial statements as well as services normally provided in connection with statutory and regulatory filings or engagements, comfort letters, consents and assistance with and review of Company documents filed with the SEC. Audit fees also included fees for the audit of the effectiveness of the Company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.
Audit-related fees consisted of fees for assurance and related services, including employee benefit plan audits. Audit-related fees in both fiscal year 2020 and 2021 included due diligence fees related to the previously announced agreement to acquire the majority of the Alliance Healthcare businesses from Walgreens Boots Alliance and other corporate development activity.
Tax fees consisted of fees for services related to tax compliance, tax advice and tax planning services.
Other fees consisted of subscription fees for Internet-based professional literature.
Our Audit Committee reviewed and approved all fees charged by EY in accordance with the policy described above and monitored the relationship between audit and permissible non-audit services provided. The policy is intended to ensure that the fees earned by EY are consistent with the maintenance of the independent registered public accounting firm’s independence in the conduct of its auditing functions.

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Report of the Audit Committee | 2022 AmerisourceBergen Proxy
Report of the Audit Committee
The Audit Committee consists of the three directors named at the end of this report. All of the Audit Committee members are independent under SEC and NYSE rules and our corporate governance principles. The Board of Directors has concluded that each member is financially literate and that two of the members qualify as audit committee financial experts. The key responsibilities of the Audit Committee are set forth in its charter, which was most recently revised by the Board of Directors in November 2021 and is available on our website at investor.amerisourcebergen.com. The Audit Committee is responsible for, among other matters, the appointment, retention, and compensation of the independent auditor and in connection therewith annually considers the performance of Ernst & Young LLP (EY).
AmerisourceBergen’s management has the primary responsibility for the Company’s financial statements and its internal control over financial reporting. AmerisourceBergen’s independent registered public accounting firm, EY, is responsible for performing an independent audit of AmerisourceBergen’s consolidated financial statements and for issuing a report on the effectiveness of AmerisourceBergen’s internal control over financial reporting. The Audit Committee meets regularly with EY, with and without management present, to review the overall scope and plans for EY’s audit work and to discuss the results of its examinations, the evaluation of AmerisourceBergen’s internal control over financial reporting and the overall quality of AmerisourceBergen’s accounting and financial reporting. AmerisourceBergen’s management has represented to the Audit Committee that the financial statements contained in our Annual Report on Form 10-K for fiscal year 2021 were prepared in accordance with U.S. generally accepted accounting principles and that our internal control over financial reporting was effective as of September 30, 2021.
The Audit Committee reviewed and discussed with AmerisourceBergen’s management and EY the audited financial statements contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2021 and our internal control over financial reporting. The Audit Committee discussed with EY, which is responsible for expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles, the firm’s judgments as to the quality, not just the acceptability, of the Company’s accounting principles, the reasonableness of significant judgments reflected in the financial statements and the clarity of disclosures in the financial statements. The Audit Committee also discussed with EY the matters related to the conduct of the audit that are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (PCAOB), including the matters required to be discussed by the PCAOB Auditing Standard No. 1301, “Communications with Audit Committees.” In addition, the Audit Committee discussed with EY the firm’s independence from the Company and its management, including the matters in the written disclosures and letter that were received by the Audit Committee from EY as required by applicable requirements of the PCAOB regarding EY’s communications with the Audit Committee concerning independence. The Audit Committee further considered whether the provision of non-audited related services by EY to the Company is compatible with maintaining the independence of that firm from the Company. The Audit Committee also discussed with EY the firm’s audit of the effectiveness of the Company’s internal control over financial reporting as of September 30, 2021.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in AmerisourceBergen’s Annual Report on Form 10-K for fiscal year 2021.
AUDIT COMMITTEE
Dennis M. Nally, Chair
D. Mark Durcan
Henry W. McGee
The foregoing Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of the Company under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the report by reference therein.

2022 AmerisourceBergen Proxy | Executive Compensation and Related Matters
Executive Compensation and Related Matters
Letter from the Compensation and Succession Planning Committee
Dear AmerisourceBergen Shareholders,
As members of AmerisourceBergen’s Compensation and Succession Planning Committee (the “Compensation Committee”), we support a compensation philosophy for our named executive officers that:
▪
Aligns with the interests of our shareholders;

▪
Puts a significant portion of compensation at risk;

▪
Drives business goals and strategies that support our purpose to create healthier futures for all our stakeholders; and

▪
Attracts and retains talented and experienced senior executives.

Outstanding Performance in a Challenging Environment:   In making compensation decisions for fiscal year 2021, the Compensation Committee considered AmerisourceBergen’s strong financial performance and strategic accomplishments in an operating environment challenged by the ongoing and unprecedented effects of the COVID-19 pandemic. Against this backdrop, our management team executed on our differentiated strategy and exceeded the 2021 financial plan while also supporting, protecting and investing in our team members, including through financial incentives and enhanced time off benefits for frontline workers. The management team successfully completed the largest acquisition in AmerisourceBergen’s history and continued to drive growth as the leading distributor of specialty pharmaceuticals. True to its purpose, AmerisourceBergen played a critical role in the national response to the COVID-19 pandemic and delivered vaccines to more than 30 countries worldwide.
Proposed Opioid Litigation Settlement:   As discussed on page 5, the July 2021 proposed national settlement would resolve a substantial majority of opioid lawsuits currently filed and that could be filed by states, counties, municipalities, and other government entities. The decision to enter into this settlement involved significant consideration from AmerisourceBergen’s Board and leadership team. Ultimately, the Board determined that the proposed settlement is in the best interests of shareholders and will allow our management team to focus on the strategic and operational initiatives that drive long-term value. Importantly, AmerisourceBergen strongly disputes the allegations, but has been consistent in stating our desire to help address the enormity of the opioid challenge by bringing solutions to the table. The proposed settlement allows AmerisourceBergen, and its leadership, to focus on advancing its role as a global healthcare company, and will also bring meaningful financial relief to affected communities.
Shareholder Engagement and Feedback:   The Compensation Committee values the input of shareholders on our compensation program. Following a disappointing say-on-pay vote outcome at our 2021 Annual Meeting, we proactively engaged with a substantial portion of our investor base to better understand the views of our shareholders. This included an expanded outreach led by the new Chair of our Compensation Committee, Kathleen Hyle, who participated in dialogue with a broadly representative group of our shareholders along with members of our management team. These conversations helped inform and guide the Compensation Committee’s decisions on executive compensation for this year and enhancements to the program going forward.
Our conversations with shareholders focused on the use of non-GAAP metrics in our compensation program, the impact from the opioid litigation settlement accrual, and the need to align our compensation outcomes to the shareholder experience. Through this dialogue, we heard that shareholders were generally supportive of the overall structure of our executive compensation program; however, they believed the magnitude of the opioid litigation settlement accrual should be considered in the Compensation Committee’s fiscal year 2021 executive payout decisions, along with more detailed disclosure on our decision-making process. Separately, as we look ahead, we are committed to holding our management team accountable for events within their control.
Compensation Committee Actions:   The Compensation Committee took action to address the feedback raised by shareholders. We applied negative discretion to the short-term incentive payouts for fiscal year 2021 to reflect the shareholder experience related to the magnitude of the opioid litigation settlement accrual recorded in fiscal year 2020, and we approved several enhancements to create further alignment between our executives and shareholders. In summary, the Compensation Committee took the following actions in response to shareholder feedback:

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Executive Compensation and Related Matters | 2022 AmerisourceBergen Proxy
▪
Reduced by 45% the short-term incentive payout for our CEO to below target for fiscal year 2021; while the calculated payout based on financial performance was 177% of target, the Compensation Committee reduced CEO payout to 97% of target, representing a $1.8 million total reduction;

▪
Reduced by 10% the short-term incentive payouts for other NEOs for fiscal year 2021;

▪
Enhanced disclosure of Compensation Committee decision process, including application of discretion;

▪
Added a relative TSR modifier to the performance share component of our long-term incentive plan, effective for fiscal year 2022, with above median performance required for a target payout;

▪
Implemented a two-year post-vesting holding requirement on 50% of earned performance shares for CEO, and one-year for other NEOs; and

▪
Enhanced incentive compensation clawback provision and disclosure.

Details on all of the actions taken, along with the key factors that the Compensation Committee considered in determining compensation for fiscal year 2021, are included within the Compensation Discussion and Analysis (CD&A), starting on page 39.
The Compensation Committee appreciates the opportunity to hear from our shareholders and looks forward to continued dialogue. We believe that the actions being taken are responsive to the feedback provided and enhance our commitment to our long-standing practice of aligning pay and performance.
Kathleen W. Hyle, Chair
Richard W. Gochnauer
Dennis M. Nally

2022 AmerisourceBergen Proxy | Executive Compensation and Related Matters
Compensation Discussion and Analysis
This CD&A describes the material elements of our executive compensation program during fiscal year 2021. It also provides an overview of how and why the Compensation Committee arrived at the specific compensation decisions for our named executive officers for fiscal year 2021, including the key factors that the Compensation Committee considered in determining their compensation.
Our Named Executive Officers
Our fiscal year 2021 named executive officers were:
Name	Titles
Steven H. Collis	Chairman, President and Chief Executive Officer (“CEO”)
James F. Cleary	Executive Vice President and Chief Financial Officer (“CFO”)
John G. Chou	Executive Vice President and Special Advisor to the Chairman & CEO (formerly the Chief Legal Officer)1
Gina K. Clark	Executive Vice President and Chief Communications & Administration Officer
Robert P. Mauch	Executive Vice President and Group President

1
On August 18, 2021, Mr. Chou announced his plans to retire in fiscal year 2022.

The CD&A is structured as follows:
Executive Summary Summary of our performance and strategic highlights, shareholder engagement and responsiveness to feedback, and how we determined pay	40
Compensation Details Description of our compensation philosophy and program	47
Other Compensation Elements Information on other benefits in our compensation program and executive compensation governance	54
Compensation Committee Report Confirmation that the Compensation Committee has reviewed, discussed, and recommended this CD&A	58

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Executive Compensation and Related Matters | 2022 AmerisourceBergen Proxy
Executive Summary
Our Company
AmerisourceBergen fosters a positive impact on the health of people and communities around the world by advancing the development and delivery of pharmaceuticals and healthcare products. As a leading global healthcare company, with a foundation in pharmaceutical distribution and solutions for manufacturers, pharmacies and providers, we create unparalleled access, efficiency and reliability for human and animal health. Our 42,000 global team members power our purpose: We are united in our responsibility to create healthier futures.
Fiscal Year 2021 Business and Strategic Highlights
AmerisourceBergen delivered solid performance in fiscal year 2021. We had strong revenue and adjusted diluted earnings per share (“adjusted EPS”) growth driven by our acquisition of Alliance Healthcare, increased volume associated with growth of some of our largest customers, and continued robust specialty product sales, including COVID-19 therapies. The following fiscal year 2021 highlights include non-GAAP financial measures. Appendix A to this proxy statement presents reconciliations to the most comparable GAAP financial measures and information about the reasons such non-GAAP financial measures are disclosed.
1
See Appendix A for additional information regarding non-GAAP financial measures, including GAAP to non-GAAP reconciliations. For a comprehensive discussion of our GAAP financial results beyond those discussed in Appendix A, please refer to our Annual Report on Form 10-K for the fiscal year ended September 30, 2021.

Throughout the COVID-19 pandemic, AmerisourceBergen has lived its purpose of being united in our responsibility to create healthier futures with our partners, customers, and team members. Commercially, we

2022 AmerisourceBergen Proxy | Executive Compensation and Related Matters
enabled the distribution of COVID-19 therapies to hospitals across the United States, and supported the distribution of more than 75 million vaccines to patients in over 30 countries through our expanded global footprint. AmerisourceBergen continued to apply measures to protect the welfare of our team members, invested in enhanced continuity pay for frontline workers as well as additional time off, allowed remote work, mandated vaccines, and enabled our businesses to continue to play a crucial role in supporting the sustainability of the pharmaceutical supply chain and enabling patient access (see page 2 of the Proxy Statement Highlights for more detail).
Shareholder Engagement and Our 2021 Say-on-Pay Vote
Regular shareholder outreach and engagement are critical inputs to our Board and management’s decision-making process. We engage with shareholders throughout the year to seek their feedback on our governance and executive compensation practices, in addition to other topics important to our long-term growth and value creation.
After multiple years of strong support, our say-on-pay proposal received approximately 52% support at our 2021 Annual Meeting. Our new Compensation Committee Chair Kathleen Hyle, along with senior members of our management team, conducted an expansive outreach effort to better understand the concerns that drove this result and how we could best respond to our shareholders moving forward. The broad scope of our outreach provided for feedback from shareholders who both supported and voted against the proposal.
Beginning in the fall of 2021, we contacted 34 shareholders representing approximately 43% of our shareholder base (60% excluding Walgreens Boots Alliance, Inc.), and ultimately engaged with 21 shareholders representing approximately 32% of our shareholder base (45% excluding Walgreens Boots Alliance, Inc.), as well as members of the Investors for Opioid and Pharmaceutical Accountability (“IOPA”), and the proxy advisory firms. Our Compensation Committee Chair participated in engagements with shareholders representing 25% of shares outstanding (35% excluding Walgreens Boots Alliance, Inc.) as well as meetings with IOPA and the proxy advisory firms. Our objective was to understand shareholder perspectives on our executive compensation program and gather feedback to guide our response to their concerns given the low support received for our say-on-pay proposal in 2021. We additionally sought their input on a range of other important topics, including our Board composition, ESG initiatives, and DE&I strategy (see below).
Engagement Topics
Executive compensation and the 2021 say-on-pay vote	Board oversight of ESG and risk management
Proposed opioid litigation settlement	ESG initiatives, including Diversity, Equity and Inclusion, and governance oversight
Board and Committee composition and refreshment	Human capital disclosure
Shareholder Feedback Themes and Responsive Actions
Our Compensation Committee closely evaluated the feedback received from shareholders on executive compensation and other topics. While shareholders voiced general support for the overall structure of our

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Executive Compensation and Related Matters | 2022 AmerisourceBergen Proxy
compensation program, many shareholders who voted against our say-on-pay proposal in 2021 indicated they did so because they felt that the Compensation Committee should have taken action to reflect the magnitude of the impact from the opioid litigation settlement accrual recorded in fiscal year 2020. Separately, they shared a view that management should be held accountable for events within its control and that compensation outcomes should more fully reflect the financial experience of shareholders.
The Compensation Committee took the following actions in response to the feedback from shareholders:
Shareholder Feedback and Responsiveness
What We Heard From Shareholders	Action We Took in Response
Reflect in the Compensation Committee’s decisions for fiscal year 2021 the magnitude of the opioid settlement accrual recorded in fiscal year 2020
Exercised negative discretion on short-term incentive payouts for our CEO and other NEOs to reflect shareholder experience related to the magnitude of the litigation accrual recorded in fiscal year 2020
▪
Reduced CEO fiscal year 2021 incentive payout by 45% to below target. While the calculated payout based on financial performance was 177% of target, the Compensation Committee reduced our CEO’s payout to 97% of target, representing a $1.8 million reduction

▪
Reduced other NEOs fiscal year 2021 short term incentive payout by 10%

Enhanced disclosure of Compensation Committee decision process in its use of discretion to address the impact from the opioid litigation accrual, including:
▪
Compensation Committee Letter to Shareholders (see page 37)

▪
Key Factors Considered by the Compensation Committee (see page 43)

Provide clarity for how the Compensation Committee considers discretion for significant, non-recurring financial events
Commitment to disclose the Compensation Committee’s decision process for any potential use of discretion for adjustments related to significant, non-recurring financial events on a go-forward basis, as appropriate

Enhanced transparency of Compensation Committee decision-making process for executive compensation more broadly
Compensation Committee to review any potential adjustments to reported financial results on a quarterly basis, and determine final approval of adjustments at year end
Increase alignment of long-term incentives to shareholder value creation	Added a relative TSR modifier to the performance share awards under the long term incentive plan, which requires above median performance at the 55th percentile for target payout
Beginning with fiscal year 2022 grants, implemented a post-vesting holding requirement on 50% of earned performance shares of two years for our CEO and one year for other NEOs
Enhance clawback provision and disclosure	Created a single compensation recoupment policy that applies to all incentive compensation and formally expands the list of actions that could result in a clawback

2022 AmerisourceBergen Proxy | Executive Compensation and Related Matters
Shareholder Feedback and Responsiveness
What We Heard From Shareholders	Action We Took in Response
Support the incorporation of measurable, ESG-related metric(s) into compensation program	Commitment to review and evaluate best approach to inclusion of an ESG-related measure or measures in compensation program by fiscal year 2023
Key Factors Considered by the Compensation Committee
Our Compensation Committee carefully considered the feedback it received from shareholders, in combination with Company-specific circumstances, to determine compensation actions for fiscal year 2021. The performance-based components of our executive compensation program are based on non-GAAP metrics, which we believe most effectively measure and reward operational performance and provide consistency and transparency between our financial reporting and compensation outcomes. However, the Compensation Committee also recognizes that certain events, such as the impact from the opioid litigation settlement accrual, should be reflected in final compensation decisions, and is committed to ensuring the financial outcomes of our business and shareholders remain in alignment.
As part of its decision-making process for fiscal year 2021, the Compensation Committee engaged in discussions and considered a range of factors, including:
Fiscal Year 2021 Compensation Decisions — Summary of Key Factors
Key Factor	Compensation Committee Consideration
Investor Feedback
Shareholders believe that the impact of the magnitude of the opioid litigation settlement accrual should be considered in the Compensation Committee’s fiscal year 2021 executive payout decisions, along with more detailed disclosure on our decision-making process

Impact of opioid litigation settlement accrual	The Compensation Committee considered the magnitude of the opioid litigation settlement accrual
Litigation and related facts and circumstances
The Company has had a sophisticated diversion control program in place for decades and the proposed settlement is not a penalty or admission of fault or wrongdoing. The payments to be made pursuant to the settlement are not penalties or fines, and the majority of funds will be spent on efforts to address opioid misuse and abuse in communities

Decision to enter into the settlement
The decision represents the most effective path to allow our management team to focus on the strategic and operational initiatives that drive value for our shareholders while allowing the Company to be part of the solution by providing meaningful financial relief to impacted communities

Company performance
AmerisourceBergen delivered strong performance for shareholders in fiscal year 2021 amidst ongoing economic challenges due in part to the COVID-19 pandemic, exceeding financial expectations and successfully completing the strategically important Alliance Healthcare acquisition, and has outperformed core peers on a TSR basis over the last five years. The Company also played a key role as a critical and, at times, sole distributor of essential COVID therapies and other related treatments in support of the national COVID-19 pandemic response efforts

Executive compensation program design
Overall, our executive compensation program effectively aligns pay and performance, and is closely tied with our strategy to appropriately incentivize management to achieve our financial and strategic goals without encouraging them to take excessive risks in their business decisions

Long-standing commitment to compliance
Extensive previous action has been taken to continuously strengthen policies, procedures and transparency associated with the distribution of controlled substances and related anti-diversion programs, as detailed in our “Safe and Secure Distribution of Controlled Substances” report and through the creation of the Compliance and Risk Committee of the Board

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Executive Compensation and Related Matters | 2022 AmerisourceBergen Proxy
Fiscal Year 2021 Compensation Decisions — Summary of Key Factors
Key Factor	Compensation Committee Consideration
Executive tenure and experience	The time in current positions among our named executive officers, including several who are new to the Company or their roles
Talent retention
Prolonging a resolution to the consideration or application of any discretionary adjustments to compensation related to the opioid litigation accrual would introduce uncertainty that could be detrimental to the Company’s ability to attract and retain top talent

Based on the above considerations, the Compensation Committee reduced fiscal year 2021 pay outcomes for our CEO and other NEOs through the use of negative discretion on short term incentive payouts to recognize the impact of the opioid litigation settlement accrual. In making the determination to not reduce the payouts of FY19 – FY21 PSUs, the Compensation Committee considered the fact that equity awards are inextricably linked to stock price. While the Compensation Committee will retain the ability to exercise discretion and continue its established practice of considering regulatory, compliance and legal issues in evaluating executive compensation, absent a material change to the factors considered, it does not intend to take future discretionary action related to the resolution of opioid-related litigation.
The following shows the payouts earned by our CEO under plan performance metrics and the actual payouts following the Compensation Committee’s application of negative discretion:

2022 AmerisourceBergen Proxy | Executive Compensation and Related Matters
Fiscal Year 2021 Compensation Program Structure and Outcomes
We seek to pay our executive officers fairly and competitively and to link pay with performance. The main elements of our compensation program are base salary, a short-term incentive in the form of an annual cash bonus, and long-term equity incentive awards. We emphasize compensation opportunities that reward our executive officers when they deliver targeted financial results. A significant portion of our executive officers’ compensation is incentive-based. In fiscal year 2021, incentive compensation (annual cash bonus and equity incentive awards) accounted for approximately 90% of our CEO’s total direct compensation (base salary, annual cash bonus and equity incentive awards) and approximately 83% of the average total direct compensation of the other named executive officers.

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Executive Compensation and Related Matters | 2022 AmerisourceBergen Proxy
The following table provides a summary of the compensation program and performance outcomes for our named executive officers in fiscal 2021:
Component & Structure		CEO	NEOs	Metrics & Features	Fiscal Year 2021 Performance Targets
Base Salary		10%	17%	▪ Fixed compensation	▪ Not applicable
Short-Term Incentive	Performance based cash incentive (100%)	16%	26%	Metrics & Weightings: ▪ 30% Adj. EPS ▪ 40% Adj. Op. Income ▪ 30% Adj. Free Cash Flow Features: ▪ Rigorous pre-set goals ▪ Bonus capped at 200% of target	▪ All metrics achieved above target ▪ Earned at 177% of target ▪ Discretion applied to reduce payouts to 97% of target for CEO and 159% of target for other NEOs
Long-Term Incentive	Performance Shares (60%) Restricted Stock Units (40%)	74%	57%	Metrics & Weightings (PSUs): ▪ 75% Compound Annual Adj. EPS Growth ▪ 25% Average Annual Adj. ROIC Features: ▪ 3-year performance period for performance shares ▪ Rigorous pre-set goals
Performance Awards Granted in Fiscal Year 2019:
▪
Compound Annual Adjusted EPS Growth earned at maximum

▪
Average Annual Adjusted ROIC earned maximum

▪
Performance awards earned at 200% of target

As noted above, the Compensation Committee determined to reduce fiscal year 2021 executive pay outcomes through the use of negative discretion in consideration of the shareholder experience related to the magnitude of the litigation accrual recorded in fiscal year 2020. Please refer to pages 42-44 of the Executive Summary for more information on payouts earned under plan performance metrics and actual payouts following the Compensation Committee’s application of negative discretion.

2022 AmerisourceBergen Proxy | Executive Compensation and Related Matters
Fiscal Year 2021 Compensation Practices and Policies
We believe our executive pay is reasonable and provides appropriate incentives to our executive officers to achieve our financial and strategic goals without encouraging them to take excessive risks in their business decisions. The Board and its committees regularly evaluate major risks to our business, including how risks taken by management could affect the value of executive compensation. To this end, our compensation program encompasses the following:
Highlights of Our Executive Compensation Program — Linking Pay with Performance and Mitigating Risk
What We Do	Use financial metrics to make a substantial portion of executive pay contingent on performance
Engage with shareholders on compensation and governance
Cap payouts under our annual cash bonus plan and performance share plans
Apply robust clawback obligations to annual cash bonus and equity awards for executive officers
Require our CEO to own stock equal in value to six times his base salary, and our CFO and other executive officers to own stock equal in value to three times their respective base salaries
Require executive officers to retain all equity awards until required ownership levels are met
Two-year post-vesting holding requirement for our CEO and one-year holding period for named executive officers on 50% of PSU awards
Consider a peer group in establishing named executive officer compensation and published compensation survey data for all other executive officers
Require forfeiture of awards upon violation of restrictive covenants
Require a double-trigger for change in control payments
Consider burn rate in equity grant decisions and manage use of equity awards conservatively
What We Do Not Do	Tie incentive compensation to specific product sales, including prescription opioid medication sales
No short sales, hedging or pledging of our stock by our executive officers and directors
Backdate or retroactively grant options or restricted stock units
Pay dividends on unearned and unvested performance shares
Provide tax gross-ups in the event of a change in control
Compensation Details
The Compensation Committee seeks to design an executive compensation program that incentivizes our management team to meet and exceed rigorous objectives that drive long-term value for all our stakeholders while promoting talent retention. Our named executive officers’ total direct compensation consists of three components: base salary, short-term incentive, and long-term incentive. A substantial majority of this compensation is at-risk and tied to the performance of the Company and its share price. Base salary is the only fixed compensation. The Compensation Committee considers a multitude of factors in determining executive compensation objectives and targets for our named executive officers, which are described in detail in the following sections.
Compensation Philosophy
The Compensation Committee supports a compensation philosophy for our named executive officers that:
▪
Aligns with long-term shareholder interests:   A substantial majority of our named executive officer compensation is equity-based with a performance period covering three fiscal years. In combination with our executive stock ownership guidelines, this aligns our management team with the creation of sustainable long-term value for our shareholders. The Compensation Committee retains and will exercise discretion to ensure compensation outcomes reflect stakeholder interests and align with our values.

▪
Puts significant portion of compensation at-risk:   90% of CEO and over 80% of NEO total direct compensation is at-risk. Compensation outcomes are tied to the achievement of rigorous pre-set metrics which measure financial and operational performance.

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▪
Drives business goals and strategies that support long-term value and our purpose for all stakeholders:   We emphasize performance metrics which incentivize and reward business and strategic performance aligned with our purpose to create healthier futures for all our stakeholders.

▪
Attracts and retains senior executive talent:   Our executive compensation program design considers market and peer practice to attract top executives in a competitive talent marketplace. A significant portion of our compensation is tied to long-term equity incentives to reward our talent for performance and promote their retention.

Fiscal Year 2021 Executive Compensation Objectives and Actions
The Compensation Committee reviews and determines executive officer compensation, including the amount of base salary, short-term incentive awards and long-term incentive awards made to our named executive officers. In making these decisions, the Compensation Committee takes into account our financial and business results, individual performance, market data, and shareholder feedback. In light of these considerations, the Compensation Committee made the following executive compensation decisions in fiscal year 2021:
Fiscal Year 2021 Executive Compensation Decisions
Established fiscal year 2021 performance goals for our annual cash bonus plan, including a target adjusted EPS of $8.29 per share, a target adjusted operating income of $2.31 billion, and a target adjusted free cash flow of $1.50 billion. These performance goals were calculated consistently with the way in which our publicly disclosed non-GAAP financial measures were calculated.1
Approved fiscal year 2021 cash bonus payouts that were paid at 97% of target for CEO and 159% of target for other NEOs, which includes the application of negative discretion to account for the impact of the opioid litigation settlement accrual.
Granted annual equity incentive awards to our named executive officers after considering our compensation philosophy and the Compensation Committee’s assessment of the executive officer’s expected future contributions. In fiscal year 2021, the grant value of each annual equity award was divided among performance shares (60%) and restricted stock units (40%).
Approved performance metrics of compound annual adjusted EPS (“Compound Annual Adjusted EPS”) and adjusted average annual return on invested capital (“Average Annual Adjusted ROIC”) for the performance shares granted to our named executive officers in fiscal year 2021 (covering the three-year performance period ending September 30, 2023).2
Continued to emphasize performance-based equity incentives under which executive officers earn amounts only when AmerisourceBergen’s performance is strong and our shareholders have benefited, with addition of a relative TSR modifier requiring above median performance for target payout to the long-term plan beginning in fiscal year 2022.
Reviewed and recommended for approval by shareholders at the 2022 Annual Meeting a new Omnibus Plan in order for the Company to continue its practice of awarding equity compensation across a broad group of employees.

(1)
See Appendix A for additional information regarding non-GAAP financial measures, including GAAP to non-GAAP reconciliations. For a comprehensive discussion of our GAAP financial results beyond those discussed in Appendix A, please refer to our Annual Report on Form 10-K for the fiscal year ended September 30, 2021.

(2)
See “Performance Share Awards — Payout of FY19-FY21 Performance Shares” below for more information about Average Annual Adjusted ROIC.

We believe that the fiscal year 2021 compensation of our executive officers was aligned with AmerisourceBergen’s fiscal year 2021 adjusted results and met our compensation objectives. Our compensation policies have enabled us to attract and retain talented and experienced executive officers. We believe that these policies have benefited AmerisourceBergen over time and will position us for growth in future years.
Setting Executive Compensation
Each year, the Compensation Committee, in consultation with its independent compensation consultant, evaluates a peer group of companies that will serve as a reference for comparing the pay of our named executive officers to the market. We assess companies that best reflect the complexity of our industry and competition for customers, shareholders and talent to determine whether our level of executive pay is appropriate when compared to industry and market standards. We also conduct a detailed market review of

2022 AmerisourceBergen Proxy | Executive Compensation and Related Matters
executive pay to evaluate each element of pay and benefit competitiveness, review pay practices and compare performance against our peer group.
Our peer group consists of companies with business models and operations comparable to our own, including our two largest direct competitors, and companies that we believe have a similar financial and operational profile. Metrics used to select our peer group include: revenue; market capitalization; number of employees; net income; operating income margin; and return on invested capital. We believe that the companies included in our peer group reflect the type and complexity of business risks managed by our named executive officers and are the companies that we compete with for executive talent.
In fiscal year 2021, the Compensation Committee, in consultation with its independent compensation consultant, evaluated our peer group to ensure that our peer group companies remained appropriate. Following its review, the Compensation Committee concluded that our current peers remained reasonable. As determined by the Compensation Committee, our peer group for fiscal year 2021 included:
Peer Group
Abbott Laboratories	Henry Schein, Inc.	Quest Diagnostics Incorporated
Cardinal Health, Inc.	Humana Inc.	Sysco Corporation
Cigna Corporation	IQVIA Holdings Inc.	Target Corporation
CVS Health Corporation	The Kroger Co.	United Parcel Service, Inc.
Eli Lilly and Company	Laboratory Corporation of America	Walgreens Boots Alliance, Inc.
FedEx Corporation	McKesson Corporation
HCA Healthcare, Inc.	Mylan N.V.
Mylan N.V. was removed as a peer for fiscal year 2022 due to its merger with Upjohn, to form Viatris Inc.
The Compensation Committee reviews peer group proxy statement data in evaluating our named executive officers’ pay and published compensation survey data in evaluating our other executive officers’ pay. When assessing pay levels, the Compensation Committee also reviews our executive officers’ compensation in relation to each other. The Compensation Committee’s consultant concluded that our overall competitive posture for executive pay in fiscal 2021 remained aligned with our pay for performance compensation philosophy.
Components of the Executive Compensation Program
Pay Element	Award Type	Purpose	Fixed vs. Variable	Performance Measure
Base Salary	Cash	▪ Provide a regular stream of income and security	Fixed	The Compensation Committee takes into account job performance, scope of role, duties and responsibilities, expected future contributions, peer group and other market pay data
Short-Term Incentive	Cash	▪ Motivate executives to improve financial performance year-over-year ▪ Reward executive officers who deliver targeted financial results	Variable	Actual payout based on Company performance
Long-Term Incentives	Performance Shares, Restricted Stock Units and Stock Options	▪ Motivate executive officers to achieve superior business results over long-term ▪ Enhance alignment between management and shareholder interests ▪ Support stock ownership requirements	Variable	Actual value is determined by Company performance over a three-year time frame and/or linked to stock price

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Base Salary
In fiscal 2021, we made adjustments to base salaries to reflect executives’ individual performance and to better align them with the market. Following four years without a base salary increase (fiscal years 2016-2019), the Compensation Committee approved base salary increases in fiscal year 2020 and 2021 for Mr. Collis of 6.9% and 5.7%, respectively, in order to better align his base salary with the median of the peer group. In fiscal year 2021, Messrs. Cleary, Chou and Mauch and Ms. Clark received increases of 7.1%, 2.2%, 14.3%, and 4.3%, respectively.
Fiscal Year 2021 Short-Term Cash Incentive
The Compensation Committee approves the performance goals and incentive levels for each of our executive officers, and assigns a relative weighting to each performance measure under our cash incentive plan. For each performance measure, there is a threshold and a target. Threshold refers to the minimum acceptable level of performance and target is the desired level of performance. We do not pay a bonus for performance that is below the threshold established for financial performance goals and we pay a bonus of 25% of the target amount if performance is at the threshold. For performance that exceeds the threshold but does not meet the target, bonus payments are based on the level of performance and are increased ratably until the target is reached. All cash incentive awards are issued to the executive officers pursuant to our Annual Incentive Plan.
In November 2020, the Compensation Committee increased the CEO’s target incentive level by 15% from 150% to 165% to better align with the median target incentive level of the Company’s peer group. For fiscal year 2021, target incentive levels were 165% of base salary for the CEO and 100% of base salary for the other NEOs. Executive officers may also receive an amount in excess of their target bonus (up to a maximum of 200% of the target amount) if we exceed target amounts with respect to key performance metrics. Therefore, an individual’s actual bonus consists of  (i) an amount that is based upon having met or exceeded the thresholds (which we refer to as the “earned” bonus) and (ii) if applicable, an amount that is based upon the extent to which actual performance exceeded target amount (which we refer to as a “stretch” bonus). In fiscal year 2021, the key performance metrics for all of the named executive officers were the Company’s adjusted EPS, adjusted operating income, and adjusted free cash flow. Executive officers were only eligible to receive a “stretch” bonus to the extent any such metric exceeded its target range. The stretch portion is calculated by increasing the earned bonus by an additional 5% for every 1% that actual performance exceeds target on the key performance metric.
Each year, the Compensation Committee sets targets that it views to be rigorous but attainable and, in most cases, those targets reflect growth over prior year results and targets. In November 2020, the Compensation Committee approved corporate-level performance goals for our fiscal year 2021 cash incentive plan. The Compensation Committee chose adjusted EPS, adjusted operating income and adjusted free cash flow as corporate-level performance goals because they are the key metrics used by management to set business goals and evaluate our financial results. Our fiscal year 2021 adjusted free cash flow projections were lower versus the prior year results, primarily due to the favorable timing of customer and supplier payments realized in the fourth quarter of fiscal 2020. Target and actual achievement of our corporate-level performance goals were as follows:
Corporate Performance Measure(1)	Weighting	Threshold	Target	Maximum	Actual	% Exceeded Target
Adjusted EPS	30%	$7.46	$8.29	$9.95	$9.26	12%
Adjusted Operating Income	40%	$2.08 billion	$2.31 billion	$2.77 billion	$2.65 billion	15%
Adjusted Free Cash Flow	30%	$1.35 billion	$1.50 billion	$1.80 billion	$2.09 billion	39%

(1)
See Appendix A to this proxy statement for additional information regarding non-GAAP financial measures, including GAAP to non-GAAP reconciliations.

The Compensation Committee chose adjusted EPS, adjusted operating income and adjusted free cash flow as corporate-level performance goals because they are the key metrics used by management to set business goals and evaluate our financial results. In addition, we communicate our expectations about future business performance to investors by providing an adjusted EPS guidance range each fiscal year. We generally set adjusted EPS targets to reflect our business goal of long-term growth, while allowing for reasonable flexibility to set our annual targets based on the impact of industry trends, other market factors and special items from year to year.

2022 AmerisourceBergen Proxy | Executive Compensation and Related Matters
The Compensation Committee chose adjusted operating income to encourage our executive officers to grow our Company’s profitability. We use adjusted free cash flow as a corporate-level financial metric because the amount of free cash flow that we generate each year is essential for us to maintain appropriate working capital, complete acquisitions, and return capital to shareholders through dividends. We define the non-GAAP financial measure of adjusted free cash flow as net cash provided by operating activities excluding other significant unpredictable or non-recurring cash payments or receipts relating to legal settlements, minus capital expenditures.
The fiscal year 2021 cash bonuses for the named executive officers were designed to reflect enterprise-wide performance. In fiscal year 2021, our named executive officers exceeded target performance thresholds for all corporate level performance goals. Because AmerisourceBergen exceeded the target amounts for all of the performance metrics, each of the named executive officers earned a stretch bonus, prior to any discretionary adjustments.
After reviewing the Company’s strong performance and in consideration of the factors outlined on page 43 (“Fiscal Year 2021 Compensation Decisions — Summary of Key Factors”), the Compensation Committee applied discretion to the final bonus payouts for fiscal year 2021 to reflect the impact to shareholders of the opioid litigation settlement accrual. The downward adjustment made to the CEO’s annual cash bonus award was greater than the downward adjustment made to the other NEOs due to a variety of factors, including shareholder feedback.
Target and actual fiscal year 2021 cash bonuses for our named executive officers were as follows:
Name	Base Salary	x	AIP %	=	AIP Target	x	Payout Level %	=	Calculated Payout	Adjusted Fiscal Year 2021 AIP Payout	Adjusted Payout as % of Target
Steven H. Collis	$1,400,000		165%		$2,310,000		177%		$4,089,220	$2,249,017	97%
James F. Cleary	$750,000		100%		$750,000		177%		$1,327,669	$1,194,902	159%
John G. Chou	$690,000		100%		$690,000		177%		$1,221,455	$1,099,310	159%
Gina K. Clark	$600,000		100%		$600,000		177%		$1,062,135	$955,922	159%
Robert P. Mauch	$800,000		100%		$800,000		177%		$1,416,180	$1,274,562	159%
Looking Ahead: Fiscal Year 2022 Cash Bonus
In November 2021, the Compensation Committee approved performance measures for our fiscal year 2022 annual cash incentive plan. In 2022, the fiscal year cash bonus will continue to be paid upon the attainment of financial performance metrics, subject to the Compensation Committee’s continued discretion to adjust any portion of a calculated award. In fiscal 2022, all named executive officers’ cash bonus opportunities will continue to be based on the Company’s adjusted EPS, adjusted operating income and adjusted free cash flow.
Long-Term Equity Incentives
We use equity awards to motivate our executive officers to achieve superior business results over the long term. Equity awards support our stock ownership requirements and further enhance the alignment between management and shareholder interests. For fiscal year 2021, the allocation of the annual equity award for our executive officers is 60% in performance shares and 40% in restricted stock units. Beginning in fiscal year 2021, restricted stock units vest ratably each year during the three-year vesting period. This change was applied to awards for all employees who receive restricted stock units and aligns the vesting of restricted stock units to our NEOs to the vesting provisions for our broad employee population. All long-term equity incentives are awarded under our Omnibus Incentive Plan (or our 2022 Omnibus Incentive Plan subject to shareholder approval at the 2022 Annual Meeting).
In fiscal year 2021, we awarded our named executive officers 125,366 target performance shares and 83,580 restricted stock units of our Common Stock. These awards represented approximately 28% of the total equity incentives granted to management and other employees in fiscal year 2021. We believe that it was appropriate to award approximately 28% of total annual equity incentives to our named executive officers because they are in the best position to drive our future results and implement our long-term business strategy. Equity incentives represented approximately 74% of Mr. Collis’s total direct compensation and approximately 57%, on average, of the total direct compensation of the other named executive officers in fiscal year 2021.

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In approving fiscal year 2021 long-term equity incentive awards, the Compensation Committee considered a number of factors:
▪
Skills, experience, time in role and expected future contributions.   The size of an equity award depends, in part, on the scope of an executive officer’s job responsibilities and the impact he or she can be expected to have on our future operating results.

▪
Company performance.   The Compensation Committee reviews our prior year financial performance and the executive officers’ leadership and focus on fostering our strategic initiatives.

▪
Market alignment.   The Compensation Committee sets the target value of equity awards so that our executive officers will have a target long-term incentive near the median of our peer group. The target values are informed by the Compensation Committee’s review of the competitive positioning of each element of pay based on compensation data prepared by the external compensation consultant with reference to our peer group for our named executive officers and with reference to published market compensation survey data for the other executive officers.

▪
The emphasis placed on equity in the mix of total compensation.   The Compensation Committee believes that incentive compensation should constitute the majority of each executive officer’s overall compensation package to provide incentives to meet our performance objectives and grow our stock price over time.

▪
Average annual share burn rate.   The Compensation Committee also takes into account the average annual shares awarded for total equity incentives granted to employees in order to provide restricted stock units and performance shares to eligible employees at a reasonable rate and cost to AmerisourceBergen and its shareholders.

Equity awards are subject to vesting, forfeiture and clawback provisions, described in more detail below and in the sections following the Summary Compensation Table. Beginning with performance-based equity awards for the FY22 – FY24 performance period, 50% of performance-based equity awards will be subject to a two-year and one-year post vesting holding requirement for our CEO and other NEOs, respectively. When an executive officer becomes eligible for retirement and retires, unvested equity awards will continue to vest according to their schedule. We believe these requirements support our goal of retaining executive officers and aligning individual performance with our long-term growth. The post-retirement provisions provide an additional incentive for executive officers, particularly those near retirement, to continue to focus on our long-term performance. Forfeiture and clawback provisions serve as a means to redress detrimental conduct by current and former employees, and apply to both cash and equity compensation. For additional information about our long-term equity incentive awards see the narrative discussion following the Summary Compensation Table below.
Performance Share Awards
Our performance plan is designed to encourage our executive officers to focus on initiatives that promote the achievement of our long-term goals. Performance share awards are granted annually, and each performance award is based on a performance period covering three fiscal years. Performance shares are subject to the attainment of performance goals approved by the Compensation Committee. Specific targets for performance goals are disclosed retroactively to avoid the potential for competitive harm. Vesting (or payout of shares) is based on performance at the end of the applicable three-year performance cycle.
A participating executive officer has the opportunity to earn a payout of between 0% and 200% of his or her target award. If threshold performance for a particular metric is not attained, the executive officer forfeits the right to receive any payout based on that metric. Threshold performance for each metric will result in a share payout equal to 50% of the target award. Target performance for each metric will result in a share payout equal to 100% of the target award. Attaining the maximum goal for each metric will result in a share payout equal to 200% of the target award.
The Compensation Committee has selected compound annual adjusted EPS and average annual adjusted ROIC as the metrics used for awarding performance shares. Compound annual adjusted EPS was chosen because adjusted EPS is a key metric used by management to set business goals and evaluate our financial results. Average annual adjusted ROIC reflects adjusted operating income divided by invested capital over time. We use adjusted operating income and thus average annual adjusted ROIC to encourage our executive officers to grow our Company’s profitability.

2022 AmerisourceBergen Proxy | Executive Compensation and Related Matters
For fiscal year 2022, we added a modifier to our performance share evaluation based on total shareholder return (TSR) relative to the S&P 500 Healthcare Providers & Services Index whereby recipients of performance shares will be eligible for target payout to the extent relative total shareholder return is at or above the 55th percentile. TSR is calculated as share price appreciation (or reduction) over the performance period, including reinvestment of dividends when paid, divided by the share price at the beginning of the period. The value of performance shares awarded will be decreased or increased by up to 15% based on this relative TSR measure. There will be no upward benefit in the event of negative absolute AmerisourceBergen TSR over the 3-year period. The S&P 500 Healthcare Providers & Services Index includes Anthem, Inc., Cardinal Health, Inc., Centene Corporation, Cigna Corporation, CVS Health Corporation, DaVita Inc., HCA Healthcare, Inc., Henry Schein, Inc., Humana Inc., Laboratory Corporation of America, McKesson Corporation, Quest Diagnostics Incorporated, UnitedHealth Group Incorporated, and Universal Health Services, Inc.
Payout of FY19 — FY21 Performance Shares
Each of our named executive officers was an executive officer of the Company when performance share awards were granted in fiscal year 2019. Accordingly, each named executive officer received performance shares for the FY19 — FY21 performance period.
In November 2021, the Compensation Committee approved the vesting and payment of the FY19 — FY21 performance shares at 200% of their target award level. The Compensation Committee’s determination was based on AmerisourceBergen’s achievement of a Compound Annual Adjusted EPS growth rate of 12.58% and an Average Annual Adjusted ROIC of 19.57%, in each case, for the three-year performance period ended September 30, 2021. (See the footnotes to the table below for how these non-GAAP performance measures are calculated.)
The award metrics for the FY19 — FY21 performance share awards were as follows:
			Threshold		Target		Maximum		Actual Performance
Metric	Weighting	Baseline	Goal	Payout Ratio	Goal	Payout Ratio	Goal	Payout Ratio
Compound Annual Adjusted EPS Growth(1)	75%	$6.49	2.5%	50%	6.5%	100%	10%	200%	200%
Average Annual Adjusted ROIC(2)	25%	—	13%	50%	16%	100%	19%	200%	200%

(1)
Compound Annual Adjusted EPS Growth is the mean annual growth rate of adjusted EPS from the baseline over the three-year performance period.

(2)
Average Annual Adjusted ROIC is calculated by taking the average of the Company’s annual adjusted ROIC during the three-year performance period. Annual Adjusted ROIC is calculated by dividing after-tax adjusted operating income by invested capital.

Based on our performance, and the respective weighting of each performance metric, the number of shares earned for the FY19 — FY21 performance share awards was calculated as follows:
Metric	Percentage of Target Award Allocated		Target Share Amount		Performance Multiplier		Awards Earned
Compound Annual Adjusted EPS Growth	75%	X	Target Amount of Performance Shares Granted	X	Performance- Determined Payout Ratio	=	Awards Earned Based on Compound Annual Adjusted EPS Performance
Average Annual Adjusted ROIC	25%	X	Target Amount of Performance Shares Granted	X	Performance-Determined Payout Ratio	=	Awards Earned Based on Average Annual Adjusted ROIC Performance
							Total Performance Share Awards Earned

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FY19 — FY21 Performance Shares Earned:
Name	Target Amount of Performance Shares	Shares Earned
Steven H. Collis	44,653	89,306
James F. Cleary	11,721	23,442
John G. Chou	11,721	23,442
Gina K. Clark	7,256	14,512
Robert P. Mauch	11,721	23,442
FY21 — FY23 Performance Share Metrics
The Compensation Committee approved the terms of the FY21 — FY23 performance shares in November 2020, including the following performance metrics and weightings:
Metric	Weighting
Compound Annual Adjusted EPS Growth	75%
Average Annual Adjusted ROIC	25%
The Compensation Committee believes the Compound Annual Adjusted EPS Growth and Average Annual Adjusted ROIC goals for the performance shares covering the three-year performance period (beginning on October 1, 2020 and ending September 30, 2023) are challenging and difficult to achieve, but attainable with significant skill and effort on the part of our executive leadership team. The Compound Annual Adjusted EPS and Average Annual Adjusted ROIC goals of the FY21 — FY23 performance share awards are confidential and consistent with our long-range plan. In the case of the FY21 — FY23 performance share awards, performance will be assessed as of September 30, 2023.
Other Compensation Elements
Benefits and Other Compensation Elements
Other Compensation
Our named executive officers receive a limited amount of other benefits as part of a competitive compensation package. These benefits include, as discussed below, a Company matching contribution under our 401(k) plan, which is available to all employee participants. We provide an allowance for tax and financial planning services for our executive officers to give them the opportunity to maximize the benefits from the compensation and benefits programs offered to them and to enable them to focus more of their time and attention on achieving our financial and strategic goals. In addition, we provide executive officers with a physical examination benefit. Further, our CEO receives certain security and driver services through the Company. Additionally, from time to time, we have paid for relocation costs when it is desirable for an executive to relocate. No relocation costs were paid to the named executive officers in fiscal year 2021. In the aggregate, these other benefits constitute only a small percentage of each named executive officer’s total compensation.
Deferred Compensation
Executive officers may defer receipt of part of their cash compensation under our deferred compensation plan. The plan is intended to promote retention of executive officers by providing a long-term, tax-efficient savings opportunity at a low cost to us. Amounts deferred under the plan are deemed invested in the plan investment options chosen by the executive officer. The executive officer’s account is adjusted for any notional gains and losses on the amounts deferred under the plan.
Employee and Retirement Benefits
Core employee benefits are available to the executive officers on the same basis as all domestic employees generally. These benefits include medical and dental coverage, disability insurance, life insurance and a 401(k) plan.

2022 AmerisourceBergen Proxy | Executive Compensation and Related Matters
We offer a benefit restoration plan to selected key management, including the named executive officers. We implemented this plan in 2006 to address the absence of any non-legacy executive retirement plan following the 2001 merger that formed the Company and to permit executive officers to receive the full amount of the Company match generally available to other employees under the 401(k) plan. In fiscal year 2021, the benefit restoration plan provided an annual contribution amount equal to 4% of a participant’s salary and bonus to the extent that his or her compensation exceeded IRS limits applicable to our 401(k) plan. Benefits under the plan are subject to certain vesting requirements based on age and length of service (other than in the event of death, disability or a change in control).
Severance and Change in Control Benefits
Employment Agreements.   Employment agreements in effect during fiscal year 2021 for our named executive officers are described under “Executive Compensation and Related Matters — Employment Agreements.” Our standard employment agreements for executive officers cover termination (including in the event of a change in control) and severance and include non-competition, confidentiality, and related provisions. The employment agreements do not include specified amounts of salary, bonus opportunities, or equity-based compensation for future years.
Severance Benefits.   We provide severance benefits under specified circumstances to give executive officers a measure of financial security following the loss of employment, to protect the Company from competitive activities after the departure of certain executive officers, and because we believe that these benefits are important to attract and retain our executive officers in a competitive industry. We will provide severance benefits if we discharge an executive officer without cause or such executive officer leaves the Company for good reason. Good reason means a reduction in base salary or our failure to comply with our obligations (including, in some cases, by diminishing the executive officer’s authority, duties and responsibilities) under his or her employment agreement. The terms of the severance benefits for our named executed officers are set out in employment agreements and various plans, which are described in the section of this proxy statement titled “Executive Compensation and Related Matters — Potential Payments Upon Termination of Employment or Change in Control.”
We do not provide severance benefits if an executive officer is terminated for cause or leaves without good reason. In that case, we would only pay the amount of accrued obligations.
Change in Control.   The vesting of equity awards will be accelerated if an executive officer’s employment is involuntarily terminated within two years after a change in control. In the event of a change in control, a shortened performance period, which extends only through the end of the fiscal quarter preceding the change in control, will be used to determine the payout under awards of performance shares. We provide these benefits to offer some financial protection to employees following an involuntary loss of employment in connection with a change in control and to enable our executive officers to focus on important business decisions should we be acquired without regard to how the transaction may affect them personally. We believe that this structure provides executive officers with an appropriate incentive to cooperate in completing a change in control transaction. The Board and the Compensation Committee also have discretion under our equity plans to take certain actions in the event of a change in control. These actions include canceling options that are not exercised within 30 days after a change in control; cashing out outstanding options; canceling any restricted stock awards in exchange for the payment of cash, property or a combination of cash and property equal to the award’s value; or substituting other property (including securities of another entity) for awards granted under our equity plans.
In addition, the Compensation Committee has discretion under the Annual Incentive Plan to pay the annual cash incentive awards during any year in which a change in control occurs. If this discretion is exercised, bonus payments would be made at target level and/or based on performance for the portion of the fiscal year until the change in control event and paid within 75 days of the change in control.
Under the employment agreements for our executive officers, if amounts otherwise payable to an executive officer in connection with a change in control would constitute excess parachute payments within the meaning of Section 280G of the Internal Revenue Code, the Company will reduce such payments to an amount that would avoid any excise taxes under Section 4999 of the Internal Revenue Code, but only if such reduction would provide the executive officer with a greater net after-tax benefit than would no reduction.
Additionally, an executive officer may receive additional severance if his or her employment is involuntarily terminated without cause or such executive officer leaves the Company for Good Reason upon or within two years following a change in control. See the section of this proxy statement titled “Executive Compensation and Related Matters — Potential Payments Upon Termination of Employment or Change in Control” below.

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Executive Compensation Governance
Compensation Forfeiture and Recoupment (“Clawback”) Provisions
To enhance and update the Company’s current clawback provisions, we implemented a new Compensation Recoupment Policy, effective December 9, 2021, which applies to cash and equity grants made to covered participants after the effective date of the Policy. The clawback provisions of the current Omnibus Incentive Plan continue to apply to grants made under that Plan. The 2022 Omnibus Incentive Plan that is being submitted to the shareholders for approval at this meeting, and all other incentive plans applicable to covered participants going forward, will incorporate the Compensation Recoupment Policy by reference.
The Compensation Recoupment Policy provides for forfeiture or recoupment of certain cash and equity incentive compensation in the event of a restatement of our financial statements or detrimental conduct that occurs after the effective date of the Policy. Specifically, forfeiture or recoupment is authorized if:
▪
A covered participant engages in misconduct that results in a restatement of our financial statements, due to a material error, during the covered participant’s employment or within three years thereafter; or

▪
A covered participant (i) is terminated for cause, (ii) breaches restrictive covenants during the employment period or two years thereafter, (iii) materially breaches an employment or service agreement or any of our employment, insider trading, or ethics policies or our Code of Ethics and Business Conduct, (iv) fails to cooperate in any investigation or legal proceeding, or (v) commits fraud, gross negligence, or willful misconduct that adversely affects our business or affairs.

The Compensation Recoupment Policy applies to our executive officers under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other individual receiving an equity grant under our Omnibus Incentive Plan or a successor plan. In the event of a covered event under the Compensation Recoupment Policy, the Compensation Committee may require forfeiture or recoupment of outstanding equity or cash incentive awards and incentive compensation that vests or is distributed within one year prior to, or three years following, the covered event. The Compensation Committee has discretion to determine the method of recovering compensation and the amount to be recovered. We intend to modify the Compensation Recoupment Policy as necessary to comply with any final rules issued under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 with respect to clawback policies.
In addition, in connection with the previously disclosed Corporate Integrity Agreement with the Office of Inspector General of the Department of Health and Human Services, we maintain a Financial Recoupment Policy, which will continue through September 2023. Under this policy, cash and equity compensation awarded to executive officers and senior employees in certain businesses are subject to additional forfeiture and clawback provisions. The Compensation Recoupment Policy does not affect the Corporate Integrity Agreement, the Financial Recoupment Policy, or any recoupment provisions that may apply under our other agreements or plans.
Clawback Disclosure Policy
The Company has a clawback disclosure policy that applies to all incentive compensation made to any officer (as such term is defined under Section 16 of the Exchange Act) under the Company’s Omnibus Incentive Plan and Annual Incentive Plan and will apply to all future incentive compensation made to any officer under the 2022 Omnibus Incentive Plan, once approved. Under the policy, if incentive compensation is ever forfeited or required to be repaid by an officer and the underlying event has been publicly disclosed, then we will disclose the aggregate amount forfeited or to be repaid. The disclosure will include a general description of the circumstances giving rise to the clawback and will be made in a document filed publicly with the SEC or posted to a clearly identifiable location on our investor website at investor.amerisourcebergen.com. The disclosure policy is subject to exceptions: (i) if such disclosure would violate an individual’s privacy rights; (ii) if such disclosure would result in or exacerbate existing or threatened litigation; or (iii) if such disclosure is contrary to law or regulation. The policy is administered by the Board, which has exclusive authority to interpret and carry out the policy.
Equity Award Grant Practices
We have a written policy on equity grants designed to formalize our equity grant practices and ensure that equity awards will generally be made at specified times. Our equity award policy is designed to encourage consistency in practice, but is not intended to and does not limit the authority of the Compensation Committee

2022 AmerisourceBergen Proxy | Executive Compensation and Related Matters
under our equity incentive plans, including the Omnibus Incentive Plan and our 2022 Omnibus Incentive Plan, upon its approval. The Compensation Committee generally will review and approve annual equity awards to executive officers and other eligible employees in November of each year, which is near the beginning of our fiscal year. This allows the Compensation Committee to make annual equity awards at the beginning of the relevant performance cycle with the benefit of reviewing results from the immediately preceding performance cycle. We also may make equity awards at other times during the year for new hires or for other reasons, including, for example, a job promotion, as a result of an acquisition or for retention purposes. In accordance with our policy and our Omnibus Incentive Plan, the Compensation Committee has delegated limited authority to our CEO to approve grants to non-executive officers. Such authority will also be permitted under the 2022 Omnibus Incentive Plan, upon its approval. Such awards may only be made on the first business day of a month. The Compensation Committee must approve any equity awards to our named executive officers.
The exercise price of any stock option award is the closing price of our Common Stock on the date of grant. We do not backdate or retroactively grant options or restricted stock units. We generally schedule Board and Compensation Committee meetings at least one year in advance and, as noted above, generally make annual equity awards to our executive officers at approximately the same time each year. We do not time our equity awards to take advantage of the release of earnings or other major announcements by us or market conditions.
Executive Stock Ownership
Our executive officers must own shares of our Common Stock in an amount equal to a multiple of their base salary. Stock ownership aligns management’s interests with those of our shareholders and provides a continuing incentive for management to focus on long-term growth. Under our executive stock ownership guidelines, our CEO must own shares worth six times his base salary and the other executive officers must own shares worth three times their base salaries. Executive officers who become subject to the guidelines have five years from the date of hire or change in status, whichever is later, to comply with the ownership requirements, but must retain all options and equity grants until required ownership levels are met. Following its annual review, the Compensation Committee determined that each of the named executive officers is in compliance with the guidelines.
Derivatives Trading and Hedging Prohibition
AmerisourceBergen considers it improper and inappropriate for its directors, officers and employees to engage in short-term or speculative transactions in our securities, including hedging or monetization transactions. Many forms of speculative transactions are inconsistent with the goal to improve our long-term performance. Accordingly, AmerisourceBergen has a policy that prohibits directors, officers and employees from engaging in the following transactions involving AmerisourceBergen securities: short sales, hedging or monetization transactions, and transactions in publicly-traded options on our securities, such as puts, calls and other derivatives.
Tax Considerations
When setting executive compensation, we consider many factors, such as attracting and retaining executives and providing appropriate performance incentives. We also consider the after-tax cost to the Company in establishing executive compensation programs, both individually and in the aggregate, but tax deductibility is not our sole consideration. Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to public companies for annual compensation over $1 million (per individual) paid to their chief executive officer, chief financial officer and the next three most highly compensated executive officers (as well as certain other officers who were covered employees in years after 2016). As a result, most of the compensation payable to our named executive officers in excess of  $1 million per person in a year will not be fully deductible.

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Compensation Committee Report
The Compensation and Succession Planning Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for our 2022 Annual Meeting of Shareholders and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended September 30, 2021. This report is provided by the following independent directors, who comprise the Compensation and Succession Planning Committee:
Kathleen W. Hyle, Chair
Richard W. Gochnauer
Dennis M. Nally
The foregoing Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of the Company under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the report by reference therein.
Compensation Committee Matters
General
Our Compensation Committee is composed of independent directors. The Compensation Committee is responsible for the design of our executive compensation program and review of succession planning. The Compensation Committee reviews and approves the compensation of our executives, including our named executive officers. The Compensation Committee also oversees our long-term incentive and savings, retirement, health and welfare plans. The Compensation Committee has delegated the administration of our benefit plans to an internal Benefits Committee, composed of senior finance, human resources and legal executives. The internal Benefits Committee oversees the selection of investment options under our savings plans and the performance of the investment advisers and plan administrators.
Processes and Procedures
Meetings.   The Compensation Committee met four times in fiscal year 2021. The Compensation Committee Chair, in consultation with the other Compensation Committee members and management, prepares agendas that address an annual calendar of topics and other matters. The Compensation Committee meets without management present, whenever necessary, to discuss matters it deems appropriate.
Role of External Compensation Consultant.   The Compensation Committee has sole authority to retain and terminate any consultant or other external advisor, and to approve the fees and other terms of engagement for such consultant or advisor. Each year, the Compensation Committee evaluates the qualifications, performance, independence and potential for conflicts of interest of its compensation consultant and any other external advisors to the Compensation Committee. This evaluation takes place at the beginning of the fiscal year in the case of an ongoing engagement or prior to the selection of a new consultant or advisor.
Pearl Meyer & Partners (“Pearl Meyer”) serves as the Compensation Committee’s compensation consultant. The Compensation Committee has determined that Pearl Meyer and the individual Pearl Meyer consultants are independent and have not had any economic interests or other relationships with AmerisourceBergen or the Compensation Committee members that would conflict with their obligation to provide the Compensation Committee with impartial and objective advice. Pearl Meyer did not provide any services to our management in fiscal year 2021.
The Compensation Committee’s compensation consultant advises the Compensation Committee on all aspects of executive compensation, including comparative data, competitive positioning of executive pay, plan design, long-term incentive pay practices and market trends. As directed by the Compensation Committee, the consultant prepares analysis and recommendations relating to the compensation of our executive officers, including pay recommendations for our Chief Executive Officer. Representatives of Pearl Meyer attended Compensation Committee meetings and met privately from time to time with the Compensation Committee and individual Compensation Committee members to plan for Compensation Committee meetings and discuss executive compensation matters.

2022 AmerisourceBergen Proxy | Executive Compensation and Related Matters
Role of Management.   Our Chief Executive Officer gives the Compensation Committee a performance assessment and pay recommendation for senior management, including each of the other named executive officers. Management, in consultation with the Compensation Committee’s compensation consultant, may also make recommendations on matters of compensation philosophy and plan design. Executives may attend the Compensation Committee meetings, but they are not present when the Compensation Committee meets in executive session and they do not make recommendations regarding their own pay.

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Executive Compensation Tables
Summary Compensation Table
The following table sets forth the compensation paid to or earned during fiscal year 2021 by (i) our Chairman, President and Chief Executive Officer, (ii) our Executive Vice President and Chief Financial Officer, and (iii) the three other most highly compensated executive officers, whom we collectively refer to in this proxy statement as our named executive officers.
Name and Principal Position	Year	Salary ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Steven H. Collis Chairman, President and Chief Executive Officer	2021	1,400,000	10,500,201	—	2,249,071	724,543	14,873,815
	2020	1,325,000	6,825,043	2,925,004	2,528,034	692,059	14,295,140
	2019	1,240,000	5,600,004	2,400,404	1,866,596	202,926	11,309,930
James F. Cleary Executive Vice President and Chief Financial Officer	2021	750,000	3,000,120	—	1,194,902	224,086	5,169,108
	2020	700,000	1,750,038	750,008	890,377	192,520	4,282,943
	2019	638,750	1,470,008	630,112	652,305	62,306	3,453,481
John G. Chou(5) Executive Vice President and Special Advisor to the Chairman & CEO (formerly the Chief Legal Officer)	2021	690,000	2,400,074	—	1,099,310	224,775	4,414,159
	2020	675,000	1,610,141	690,013	858,578	215,107	4,048,839
	2019	660,000	1,470,008	630,112	662,340	86,155	3,508,615
Gina K. Clark Executive Vice President and Chief Communications & Administration Officer	2021	600,000	1,500,060	—	955,922	161,427	3,217,409
	2020	575,000	1,050,040	450,015	731,381	149,182	2,955,618
	2019	500,000	909,954	390,061	501,773	64,402	2,366,190
Robert P. Mauch Executive Vice President and Group President	2021	800,000	3,300,088	—	1,274,562	233,447	5,608,097
	2020	700,000	1,750,038	750,008	890,377	219,214	4,309,637
	2019	675,000	1,470,008	630,112	677,394	85,087	3,537,601

(1)
Salary.   The amounts reported as salary represent the base salaries paid to each of the named executive officers for each fiscal year shown.

(2)
Stock Awards and Option Awards.   The amounts reported as stock awards and option awards represent the grant date fair values of equity awards shown in accordance with Accounting Standards Codification (“ASC”) Topic 718, disregarding the estimate of forfeitures related to service-based vesting conditions. Such values do not reflect whether the recipient has actually realized a financial benefit from the award. There were no forfeitures by named executive officers in fiscal years 2019, 2020 or 2021. See Note 11 to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2021 relating to assumptions made in the valuations.

For awards that are subject to performance conditions and are included in the table above as stock awards, we report the fair values at grant date based upon the probable outcome of such conditions consistent with our estimate of aggregate compensation cost to be recognized over the service period determined under ASC Topic 718, excluding the effect of estimated forfeitures. For this purpose, the probable outcome is assumed to be at target level attainment and the grant date fair values of the FY21 — FY23 performance shares at target level attainment were as follows: Mr. Collis — $6,300,099, Mr. Cleary — $1,800,028, Mr. Chou — $1,440,067, Ms. Clark — $900,014, and Mr. Mauch — $1,980,009. The following represents the grant date fair value of the performance share awards at maximum level attainment: Mr. Collis — $12,600,197, Mr. Cleary — $3,600,056, Mr. Chou — $2,880,133, Ms. Clark — $1,800,028, and Mr. Mauch — $3,960,018.
Long-term equity incentive awards were made pursuant to our Omnibus Incentive Plan. No stock options were granted in fiscal year 2021.Stock options have an exercise price equal to the closing price of our Common Stock on the date of grant. Stock options vest at the rate of 25% per year beginning on the first anniversary of the grant date and may be exercised over a term of seven years from the date of grant. Unvested options normally cease to vest upon any termination of employment other than involuntary termination of employment within two years after a change in control or upon retirement to the extent and according to the schedule set forth in the applicable award agreement. If we terminate a named executive officer for cause, all outstanding options (vested and unvested) are immediately canceled. (See the section of this proxy statement titled “Potential Payments Upon Termination of Employment or Change in Control” for a description of the impact of termination of employment on vesting and exercisability of restricted stock units and stock options.)
Restricted stock unit awards granted on or before fiscal year 2020 vest on the third anniversary of the grant date and restricted stock unit awards granted in fiscal year 2021 and fiscal year 2022 vest ratably over a three year period. Unvested restricted stock units are forfeited if the executive leaves the Company prior to vesting, except by reason of death or disability or upon an involuntary termination of employment within two years after a change in control. In accordance with the dividend rate applicable to the declaration of dividends on our Common Stock from time to time, dividends on unvested restricted stock units are accrued and paid upon vesting. The

2022 AmerisourceBergen Proxy | Executive Compensation and Related Matters
dividend rate is not preferential. A restricted stock unit is a right to receive shares of our Common Stock that is delivered at the time and to the extent that the restricted stock unit vests.
Performance shares vest at the end of the three-year performance period applicable to the awards, subject to achievement of the performance metrics and except as noted below. Performance shares are settled using shares of our Common Stock. Each performance share represents the right to receive one share of our Common Stock. The Common Stock is not restricted upon payout of the award. If threshold performance for a performance metric is not achieved, the executive will forfeit the right to receive any payout based on that metric. Except as set forth below, the executive must remain continuously employed by us through the end of the original performance period in order to receive a payout of the award. An executive will forfeit his or her award under the performance plan upon voluntary termination of employment or termination for cause prior to vesting. An executive is entitled to receive a pro-rata portion of his or her award in the event of the executive’s death, disability or involuntary termination without cause prior to vesting, provided such event occurs after at least eighteen months from the beginning of the performance period. In addition, in the event of the executive’s death or disability, the performance period will be measured only through the end of the most recently completed quarter prior to such event. Upon a change in control of AmerisourceBergen, an executive will be entitled to receive a payout, if any, based upon a shortened performance period (extending from the beginning of the performance period through the end of the fiscal quarter preceding the change in control), but the vesting and the payout of the award, if any, would be made at the end of the original performance period so long as the executive is continuously employed by us. However, in the case of the executive’s involuntary termination with or without cause within two years of a change in control, the performance award will vest on the date of the executive’s termination. If an executive voluntarily retires, the executive will be entitled to receive a payout of his or her award at the end of the three-year performance period, if any, depending on assessment of our performance at the end of the three-year performance period. In accordance with the dividend rate applicable to the declaration of dividends on our Common Stock from time to time, dividends on unvested performance shares are accrued and paid upon vesting. If the required performance is attained, the executive will receive a cash payment equal in value to the total dividends that would have been paid on the award. The dividend rate is not preferential. There are no dividends paid on outstanding performance shares during the performance period.
(3)
Non-Equity Incentive Plan Compensation. The amounts reported as Non-Equity Incentive Plan Compensation represent the annual cash bonuses awarded to the named executive officers pursuant to our Omnibus Incentive Plan for the fiscal year shown. (See the cash bonus discussion in the section of this proxy statement titled “Compensation Discussion and Analysis — FY2021 Short-Term Cash Incentive.”)

(4)
All Other Compensation. The following table shows the specific components of the amounts of all other compensation for fiscal year 2021:

Name	Year	Employee Investment Plan ($)(1)	Benefit Restoration Plan ($)(2)	Financial Planning and Tax Preparation ($)	Dividends Paid Upon Vesting of Equity Awards ($)(3)	Executive Physical Examination Benefit ($)	Security and Driving Services ($)	Total ($)
Steven H. Collis	2021	14,450	145,721	16,210	546,961	—	1,201	724,543
James F. Cleary	2021	13,789	54,215	16,210	139,872	—	—	224,086
John G. Chou	2021	14,450	50,543	16,210	143,572	—	—	224,775
Gina K. Clark	2021	14,450	41,885	16,210	88,882	—	—	161,427
Robert P. Mauch	2021	14,450	56,215	16,210	143,572	3,000	—	233,447

(1)
These amounts represent Company contributions under the AmerisourceBergen Employee Investment Plan, our 401(k) plan, which were posted to the executives’ accounts during fiscal year 2021.

(2)
These amounts represent Company contributions to the AmerisourceBergen Corporation Benefit Restoration Plan, which were posted to the executives’ accounts during fiscal year 2021.

(3)
These amounts represent dividends paid upon vesting of restricted stock units and performance shares for awards that vested in fiscal year 2021.

(5)
On August 18, 2021, Mr. Chou announced his plans to retire in fiscal year 2022. Mr. Chou will not receive any severance payments in connection with his retirement.

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Grants of Plan-Based Awards
The following table sets forth certain information regarding grants of plan-based awards to each of our named executive officers during fiscal year 2021.
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Type	Grant Date	Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)	Threshold (#)(2)	Target (#)(2)	Maximum (#)(2)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/ Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Steven H. Collis	Restricted Stock Units	11/10/2020	—	—	—	—	—	—	38,155	—	—	$4,200,102
	Performance Shares	11/10/2020	—	—	—	28,616	57,232	114,464	—	—	—	$6,300,099
	Cash Bonus	n/a	$577,500	$2,310,000	$4,620,000	—	—	—	—	—	—	—
James F. Cleary	Restricted Stock Units	11/10/2020	—	—	—	—	—	—	10,902	—	—	$1,200,092
	Performance Shares	11/10/2020	—	—	—	8,176	16,352	32,704	—	—	—	$1,800,028
	Cash Bonus	n/a	$187,500	$750,000	$1,500,000	—	—	—	—	—	—	—
John G. Chou	Restricted Stock Units	11/10/2020	—	—	—	—	—	—	8,721	—	—	$960,008
	Performance Shares	11/10/2020	—	—	—	6,541	13,082	26,164	—	—	—	$1,440,067
	Cash Bonus	n/a	$172,500	$690,000	$1,380,000	—	—	—	—	—	—	—
Gina K. Clark	Restricted Stock Units	11/10/2020	—	—	—	—	—	—	5,451	—	—	$600,046
	Performance Shares	11/10/2020	—	—	—	4,088	8,176	16,352	—	—	—	$900,014
	Cash Bonus	n/a	$150,000	$600,000	$1,200,000	—	—	—	—	—	—	—
Robert P. Mauch	Restricted Stock Units	11/10/2020	—	—	—	—	—	—	11,992	—	—	$1,320,079
	Performance Shares	11/10/2020	—	—	—	8,994	17,987	35,974	—	—	—	$1,980,009
	Cash Bonus	n/a	$200,000	$800,000	$1,600,000	—	—	—	—	—	—	—
(1)
These amounts represent possible payouts of fiscal year 2021 cash bonuses under the Omnibus Incentive Plan. The amounts shown in the “Threshold” column represent the minimum amount payable under the Omnibus Incentive Plan based on the assumption that corporate and business unit performance met the thresholds established for the financial performance goals. We generally do not pay a bonus for performance that is below the threshold established for financial performance goals and we pay a bonus of 25% of the target amount for performance that is at the threshold established for financial performance goals. For performance that exceeds threshold but does not meet target, bonus payments are based on the level of performance and are increased ratably until target is reached. Actual payouts for fiscal year 2021 are shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)
These share amounts represent the possible performance share award payouts at various levels of attainment for the performance period beginning October 1, 2020 and ending September 30, 2023.

(3)
Amounts in this column represent the grant date fair value of restricted stock units, and performance shares. For awards made to our named executive officers on November 10, 2020, the dollar value shown for restricted stock units is based on the closing price of our Common Stock of  $110.08 per share on November 10, 2020. For awards that are subject to performance conditions, such as the performance shares, in the table above, we report the value at grant date based upon the probable outcome of such conditions consistent with our estimate of aggregate compensation cost to be recognized over the service period determined under Accounting Standards Codification Topic 718, excluding the effect of estimated forfeitures. For this purpose, the probable outcome of the performance shares is assumed to be at target level attainment.

2022 AmerisourceBergen Proxy | Executive Compensation and Related Matters
Outstanding Equity Awards at 2021 Fiscal Year End
	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Steven H. Collis	11/11/2015	63,919	—	$98.24	11/11/2022	—	$—	—	$—
	11/09/2016	195,161	—	$75.61	11/09/2023	—	$—	—	$—
	11/15/2017	127,119	42,373	$77.53	11/15/2024	—	$—	—	$—
	11/14/2018	64,527	64,527	$89.58	11/14/2025	17,861	$2,133,496	—	$—
	11/13/2019	44,024	132,075	$86.09	11/13/2026	22,651	$2,705,662	113,254	$13,528,190
	11/10/2020	—	—			38,155	$4,557,615	114,464	$13,672,725
		494,750	238,975			78,667	$9,396,773	227,718	$27,200,915
James F. Cleary	11/09/2016	38,376	—	$75.61	11/09/2023	—	$—	—	$—
	11/15/2017	28,602	9,534	$77.53	11/15/2024	—	$—	—	$—
	11/14/2018	16,938	16,939	$89.58	11/14/2025	4,689	$560,101	—	$—
	11/13/2019	11,288	33,866	$86.09	11/13/2026	5,808	$693,766	29,040	$3,468,828
	11/10/2020	—	—			10,902	$1,302,244	32,704	$3,906,493
		95,204	60,339			21,399	$2,556,111	61,744	$7,375,321
John G. Chou	11/11/2015	45,793	—	$98.24	11/11/2022	—	$—	—	$—
	11/09/2016	59,041	—	$75.61	11/09/2023	—	$—	—	$—
	11/15/2017	33,369	11,123	$77.53	11/15/2024	—	$—	—	$—
	11/14/2018	16,938	16,939	$89.58	11/14/2025	4,689	$560,101	—	$—
	11/13/2019	10,385	31,157	$86.09	11/13/2026	5,344	$638,341	26,718	$3,191,465
	11/10/2020	—	—			8,721	$1,041,723	26,164	$3,125,290
		165,526	59,219			18,754	$2,240,165	52,882	$6,316,755
Gina K. Clark	11/11/2015	16,027	—	$98.24	11/11/2022	—	$—	—	$—
	11/09/2016	29,520	—	$75.61	11/09/2023	—	$—	—	$—
	11/15/2017	20,656	6,886	$77.53	11/15/2024	—	$—	—	$—
	11/14/2018	10,485	10,486	$89.58	11/14/2025	2,902	$346,644	—	$—
	11/13/2019	6,773	20,320	$86.09	11/13/2026	3,485	$416,283	17,424	$2,081,297
	11/10/2020	—	—			5,451	$651,122	16,352	$1,953,246
		83,461	37,692			11,838	$1,414,049	33,776	$4,034,543
Robert P. Mauch	11/11/2015	41,214	—	$98.24	11/11/2022	—	$—	—	$—
	11/15/2017	33,369	11,123	$77.53	11/15/2024	—	$—	—	$—
	11/14/2018	16,938	16,939	$89.58	11/14/2025	4,689	$560,101	—	$—
	11/13/2019	11,288	33,866	$86.09	11/13/2026	5,808	$693,766	29,040	$3,468,828
	11/10/2020	—	—			11,992	$1,432,444	35,974	$4,297,094
		102,809	61,928			22,489	$2,686,311	65,014	$7,765,922

(1)
Stock options vest at a rate of 25% per year on the anniversary of the grant date over the four-year period from the date of grant.

(2)
Restricted stock units granted on 11/13/2019 or earlier vest 100% on the third anniversary of the grant date. Restricted stock units granted on 11/10/2020 vest ratably on the anniversary of the grant date over a three-year period.

(3)
Based on the closing price of our Common Stock of  $119.45 per share on Thursday, September 30, 2021, the last trading day of our last completed fiscal year.

(4)
Represents the number of performance shares at maximum level attainment. Performance shares vest, if at all, subject to attainment of the applicable performance metrics at the end of the three-year performance period.

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Option Exercises and Stock Vested in Fiscal Year 2021
The following table sets forth the number of shares acquired upon the vesting of performance shares and the value realized upon exercise of stock options and vesting of restricted stock units during fiscal year 2021 by each of the named executive officers.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Steven H. Collis	289,038	$7,111,732	109,943	$12,898,874
James F. Cleary	24,182	$501,302	28,085	$3,302,148
John G. Chou	47,695	$1,404,416	28,859	$3,385,833
Gina K. Clark	—	$—	17,866	$2,096,093
Robert P. Mauch	75,602	$1,594,145	28,859	$3,385,833

(1)
Value realized on exercise is based on the fair market value of our Common Stock on the date of exercise minus the exercise price and does not necessarily reflect cash actually received by the named executive officer.

(2)
Value realized on vesting is based on the fair market value of our Common Stock on the date of vesting before tax withholding and does not necessarily reflect cash actually received by the named executive officer.

Pension Benefits
The named executive officers do not participate in any pension or supplemental pension plan.

2022 AmerisourceBergen Proxy | Executive Compensation and Related Matters
Non-Qualified Defined Contribution and
Other Deferred Compensation in Fiscal Year 2021
The following table sets forth information regarding participation by the named executive officers in AmerisourceBergen’s deferred compensation plan and benefit restoration plan during fiscal year 2021 and at fiscal year end.
Name	Executive Contributions in Last Fiscal Year to Deferred Compensation Plan ($) (a)	AmerisourceBergen Contributions in Last Fiscal Year to AmerisourceBergen Corporation Benefit Restoration Plan ($)(1) (b)	Aggregate Earnings in Last Fiscal Year in Deferred Compensation Plan ($)(2) (c)	Aggregate Earnings in Last Fiscal Year in Benefit Restoration Plan ($)(2) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last Fiscal Year End in Deferred Compensation Plan ($)(3) (f)	Aggregate Balance at Last Fiscal Year End in Benefit Restoration Plan ($)(3) (g)
Steven H. Collis	404,580	145,721	1,527,112	310,479	—	7,187,741	2,128,957
James F. Cleary	—	54,215	—	34,496	—	—	236,309
John G. Chou	429,289	50,543	275,835	126,593	—	1,908,017	779,166
Gina K. Clark	—	41,885	39,243	38,285	—	—	304,338
Robert P. Mauch	89,038	56,215	7,174	38,236	—	167,880	389,600

(1)
The amounts shown as Company contributions to the benefit restoration plan are also reported as compensation to the named executive officer in the Summary Compensation Table.

(2)
Amounts shown represent the net change to the named executive officer’s account in fiscal year 2021 for the aggregate gains and losses on the plan investments under the benefit restoration plan and the deferred compensation plan. The amounts shown are not considered above market or preferential earnings and are not reported as compensation in the Summary Compensation Table.

(3)
The amounts reflected in columns (f) and (g) for the named executive officers, with the exception of the amounts reflected in columns (a), (b), (c) and (d), if any, have been reported in prior Company proxy statements.

Deferred Compensation Plan.   Eligible executive officers may elect to defer up to 50% of their annual cash compensation and have the deferred amount credited in an account under the deferred compensation plan. Deferral elections are made in December for compensation to be earned in the next year. Election forms must be filed for each year an executive officer wishes to defer compensation, and each form shall specify the method of payment of benefits and the time such payment is to commence. Participants select the investment options under the plan, which are the same as those under the Company’s 401(k) plan, and may change their election at any time by contacting the plan administrator. Aggregate earnings and losses on plan investments are credited to participants’ accounts on a quarterly basis. The deferred benefits will be distributed by us in accordance with the terms of the plan, and payment will be made at the times elected by the executive officer in accordance with the election form. An executive officer must specify whether he or she wishes to receive payment starting in the year of retirement or in the year after retirement and may elect to receive the deferred benefits (i) over annual periods ranging from three to fifteen years and payable in quarterly installments or (ii) in a single distribution. We pay all costs and expenses incurred in the administration of the plan.
AmerisourceBergen Corporation Benefit Restoration Plan.   Selected key management, including all of the named executive officers, participate in the benefit restoration plan. The benefit restoration plan credits the account of each eligible participant with an annual amount equal to four percent (4%) of the participant’s base salary and bonus incentive to the extent that his or her compensation exceeds the annual compensation limit established for our 401(k) plan by the Internal Revenue Code. The compensation limit was $290,000 for 2021. Annual accruals under the benefit restoration plan commenced effective as of January 1, 2006. In addition to annual accruals, certain eligible participants were credited upon the plan’s effective date of January 1, 2006 with an initial amount based on his or her service between the time of the merger that formed AmerisourceBergen in 2001 and the plan’s implementation. Fidelity Investments administers the benefit restoration plan. Participants are permitted to allocate the amounts in their accounts among investment options specified by the benefit restoration plan administrator from time to time. Such allocation is only for the purposes of determining gains and losses based on the performance of the underlying investments. Fidelity credits participant accounts with plan benefits following the close of each calendar year. Account balances under the benefit restoration plan do not vest in full until an employee reaches age 62 (or age 55 with more than 15 years of service), except that vesting is accelerated for disability, death and a change in control (as long as the participant is employed by the Company on the date of the change in control). If a participant is terminated for cause, he or she forfeits all vested and unvested account balances under the benefit restoration plan.

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Employment Agreements
We have employment agreements with each of our named executive officers. The employment agreements are substantially similar in form and substance. Each employment agreement provides the following:
▪
Continuation of base salary in effect for the named executive officer, subject to increase in accordance with our prevailing practice from time to time.

▪
Incentive compensation, bonus and benefits in accordance with our prevailing practice from time to time.

▪
Rights on our part to terminate the executive for cause or without cause.

▪
Rights on the executive’s part to terminate for good reason (upon at least 60 days’ prior written notice and opportunity for the Company to cure) or without good reason (upon at least 30 days’ prior written notice).

▪
During, and for a period of two years following termination of employment, each of the named executive officers has agreed not to (i) compete, directly or indirectly, with any business in which we or our subsidiaries engage or are considering for development or investment or (ii) solicit any of our employees for employment. The non-compete obligation of our named executive officers also includes the obligation to abide by non-compete obligations to which we are subject as a result of a divestiture or other contractual restrictions.

▪
Severance payments and other benefits in the event of  (i) termination by AmerisourceBergen other than for cause, or by the executive for good reason, and (ii) a qualifying termination following a change in control, as described in greater detail below under “Potential Payments Upon Termination of Employment or Change in Control.”

Potential Payments Upon Termination of Employment or Change in Control
Termination of Employment without Cause or Resignation with Good Reason.   Our named executive officers’ employment agreements provide for severance payments in the event that we terminate their employment without cause or they leave the Company for good reason. The table below identifies what would constitute cause or good reason to terminate employment under the agreements:
Cause for termination means:	Good reason for termination means:
Continued failure to substantially perform job duties	Reduction in base salary
Willful misconduct	Diminution of authority, duties or responsibilities
Conviction of a felony or a misdemeanor involving moral turpitude that materially harms the Company	Failure to provide agreed position or pay
In order to receive the severance payments set forth in the employment agreement, the named executive officer must sign a release of any and all claims relating to his employment with us. Severance payments and benefits include:
▪
payment of base salary for a period of two years following the loss of employment;

▪
payment of a pro rata bonus for the portion of the year completed prior to loss of employment and, in the case of Messrs. Collis and Chou, a two-year bonus continuation payment based on the average annual bonuses paid in the preceding three years;

▪
reimbursement of costs incurred by the executive to continue health coverage after the termination of employment;

▪
executive outplacement assistance; and

▪
accrued but unpaid cash compensation, such as unpaid base salary, vacation pay and business expenses (paid in a lump sum within 30 days of termination of employment).

To the extent compliance with Section 409A of the Internal Revenue Code is necessary to avoid the application of an excise tax to any of the foregoing payments and benefits, the employment agreements provide for deferral (without interest) of any affected amounts due in the six months following the termination of employment.

2022 AmerisourceBergen Proxy | Executive Compensation and Related Matters
Termination of Employment with Cause or Resignation without Good Reason.   If we terminate an executive for cause or he or she resigns without good reason, we will not pay the executive any cash severance. We will, however, pay him or her accrued but unpaid cash compensation through the date of termination. These amounts will include base salary through the date of termination, declared but unpaid bonus, accrued vacation pay and outstanding employee business expenses.
Disability or Death.   If a named executive officer becomes disabled or dies, we will pay the executive, or his or her estate, the executive’s pro rata target bonus and an amount equal to his or her accrued but unpaid cash compensation (including base salary, vacation pay and outstanding business expenses). We will pay this amount in a lump sum in cash within 30 days from the date of disability or death, except for the portion attributable to the cash bonus. That amount will be paid when the annual bonuses are paid to all employees generally. In addition, any account balances under the benefit restoration plan would vest upon an executive’s disability or death.
Change in Control.   The Company provides severance benefits in connection with a change in control only in the event of a qualifying termination of employment following the change in control, i.e., a double trigger, as described below. We do not provide cash severance or enhanced benefits under the employment agreements with our named executive officers solely in connection with a change in control of the Company. Certain of our benefit plans, however, provide for accelerated vesting in connection with a change in control as follows:
▪
account balances under the benefit restoration plan will immediately vest upon a change in control as long as the executive is still employed by us;

▪
if the executive is involuntarily terminated by us, whether or not for cause, within two years after a change of control, unvested stock options will vest and restrictions on stock awards will lapse; and

▪
unvested performance shares will vest in the case of an executive’s involuntary termination of employment, whether or not for cause, within two years of a change in control and the payout of the award, if any, will be based on a shortened performance period (extending from the beginning of the performance period through the end of the fiscal quarter preceding the change in control).

Further, our internal compensation committee has discretion under our annual incentive plan to pay bonuses to eligible employees during any year in which a change in control occurs. If this discretion is exercised, bonus payments would be based on performance for the portion of the fiscal year until the change in control event and paid within 75 days of the change in control. In the event of a change in control, the Board may, in its discretion, cancel outstanding options that are not exercised within 30 days of the change in control, cash out the value of outstanding options or restricted stock or make any other adjustments it deems appropriate under the Omnibus Incentive Plan. The Board may also cancel any award made under the Omnibus Incentive Plan in exchange for payment of an equal value in cash or stock.
If payments and benefits otherwise payable to the executive officer in connection with a change in control would constitute excess parachute payments within the meaning of Section 280G of the Internal Revenue Code, the Company will reduce such payments and benefits to an amount that would avoid any excise taxes under Section 4999 of the Internal Revenue Code, but only if such reduction would provide the executive officer with a greater net after-tax benefit than would no reduction.
Additionally, under the executive officer employment agreements, if an executive officer’s employment is terminated by the Company without cause or the executive leaves the Company for good reason, in either case upon or within two years following a change in control, the executive officer is also entitled to a cash amount equal to two times the executive’s average annual bonus earned over the prior three years, paid over a period of two years following termination of employment.
Retirement Benefits and Deferred Compensation.   Following retirement or termination of employment, our named executive officers will receive payment of retirement benefits and deferred compensation under the various plans in which they participate. The value of the deferred compensation as of September 30, 2021 is set forth in the table entitled “Executive Compensation and Related Matters — Nonqualified Defined Contribution and Other Deferred Compensation in Fiscal Year 2021.” There are no special or enhanced benefits under our retirement benefits and deferred compensation plans for our named executive officers except in the event of an executive’s disability or death or as a result of a change in control as described above.

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Potential Payments Upon Termination of Employment or Change in Control
The table below quantifies the potential payments that would be owed to each named executive officer under various scenarios involving the termination of employment or change in control of the Company as of September 30, 2021. The amounts presented are in addition to the balances under our deferred compensation plan (set forth on page 65):
Name	Benefit	Death and Termination with Disability ($)(1)	Termination by Executive without Good Reason ($)	Termination by Company without Cause or by Executive for Good Reason ($)	Termination by Company for Cause ($)	Change in Control ($)	Involuntary Termination with or without Cause within Two Years of Change in Control ($)(2)
Steven H. Collis	Accrued Unpaid Salary	26,923	26,923	26,923	26,923	—	—
	2021 Bonus	2,310,000	—	2,310,000	—	—	—
	Salary Continuation	—	—	2,800,000	—	—	—
	Bonus Continuation	—	—	4,296,909	—	—	—
	COBRA Premiums	—	—	24,488	—	—	—
	Outplacement	—	—	10,000	—	—	—
	Accelerated Vesting of Equity(3)	22,015,890	—	—	—	—	31,106,950
	Benefit Restoration Plan(4)	—	—	—	—	—	—
	Total	24,352,813	26,923	9,468,320	26,923	—	31,106,950
James F. Cleary	Accrued Unpaid Salary	14,423	14,423	14,423	14,423	—	—
	2021 Bonus	750,000	—	750,000	—	—	—
	Salary Continuation	—	—	1,500,000	—	—	—
	Bonus Continuation	—	—	—	—	—	—
	COBRA Premiums	—	—	43,458	—	—	—
	Outplacement	—	—	10,000	—	—	—
	Accelerated Vesting of Equity(3)	5,747,790	—	—	—	—	8,279,174
	Benefit Restoration Plan(4)	—	—	—	—	—	—
	Total	6,512,213	14,423	2,317,881	14,423	—	8,279,174
John G. Chou	Accrued Unpaid Salary	13,269	13,269	13,269	13,269	—	—
	2021 Bonus	690,000	—	690,000	—	—	—
	Salary Continuation	—	—	1,380,000	—	—	—
	Bonus Continuation	—	—	1,499,065	—	—	—
	COBRA Premiums	—	—	29,943	—	—	—
	Outplacement	—	—	10,000	—	—	—
	Accelerated Vesting of Equity(3)	5,315,629	—	—	—	—	7,410,184
	Benefit Restoration Plan(4)	—	—	—	—	—	—
	Total	6,018,898	13,269	3,622,277	13,269	—	7,410,184
Gina K. Clark	Accrued Unpaid Salary	11,538	11,538	11,538	11,538	—	—
	2021 Bonus	600,000	—	600,000	—	—	—
	Salary Continuation	—	—	1,200,000	—	—	—
	Bonus Continuation	—	—	—	—	—	—
	COBRA Premiums	—	—	9,919	—	—	—
	Outplacement	—	—	10,000	—	—	—
	Accelerated Vesting of Equity(3)	3,387,568	—	—	—	—	4,711,074
	Benefit Restoration Plan(4)	—	—	—	—	—	—
	Total	3,999,106	11,538	1,831,457	11,538	—	4,711,074
Robert P. Mauch	Accrued Unpaid Salary	15,385	15,385	15,385	15,385	—	—
	2021 Bonus	800,000	—	800,000	—	—	—
	Salary Continuation	—	—	1,600,000	—	—	—
	Bonus Continuation	—	—	—	—	—	—
	COBRA Premiums	—	—	37,955	—	—	—
	Outplacement	—	—	10,000	—	—	—
	Accelerated Vesting of Equity(3)	5,944,601	—	—	—	—	8,671,286
	Benefit Restoration Plan(4)	389,600	389,600	—	—	389,600	—
	Total	7,149,586	404,985	2,463,340	15,385	389,600	8,671,286

(1)
In the case of death, the present value of amounts owed as salary continuation will be paid within a specified time after death. There is no bonus continuation in the event of death.

(2)
The benefits shown are in addition to any amounts that the named executive officer would receive (i) as a result of the accelerated vesting of account balances under the benefit restoration plan upon a change in control, as shown in the column “Change in Control,” or (ii) if the termination of his or her employment was without cause, as shown in the column “Termination by Company without Cause or by Executive for Good Reason.”

(3)
The value of the accelerated vesting of unvested restricted stock units is calculated by multiplying the number of shares of unvested restricted stock units held by the named executive officer as of Thursday, September 30, 2021 by $119.45, the closing price of our Common Stock on that date. The value of the accelerated vesting of unvested options is calculated by multiplying the number of unvested options held by the named executive officer on Thursday, September 30, 2021 by the difference between the exercise price of the options and $119.45, the closing price of a share of our Common Stock on that date. Unvested restricted stock units vest immediately in the case of disability or death and upon an involuntary termination of employment within two years of a change in control of the Company. Unvested stock options vest upon death or disability and upon an involuntary termination of employment within two years of a change in control of the Company. The value of the accelerated vesting of unvested performance shares is calculated by multiplying the number of performance shares that would vest based upon the performance to date by $119.45, the closing price of our Common Stock on Thursday, September 30, 2021. Unvested performance shares vest upon death or disability and upon an involuntary

2022 AmerisourceBergen Proxy | Executive Compensation and Related Matters
termination of employment within two years of a change in control of the Company. In the case of death or disability, unvested performance shares vest only to the extent the employee has been employed for 18 months from the beginning of the measurement period.
(4)
The amounts shown represent the value of unvested account balances under the benefit restoration plan for events that would result in the accelerated vesting and payment of those benefits. Account balances under the benefit restoration plan do not vest in full until an employee reaches age 62 (or age 55 with more than 15 years of service), except that vesting is accelerated upon disability or death and upon a change in control of the Company (so long as the participant is employed by the Company on the date of the change in control). Unvested account balances are forfeited if the participant is terminated for any reason other than death or disability. If a participant is terminated for cause, he or she forfeits all vested and unvested account balances under the benefit restoration plan. Distribution of account balances upon termination of employment, death, disability or change in control are made in a lump sum.

Equity Awards.   Our restricted stock unit, performance share and stock option awards include provisions that result in the vesting or forfeiture of awards, depending on the reason for termination of employment. These provisions are as follows:
Reason for Termination	Unvested Awards	Impact on Expiration Date of Vested Options
Termination for Cause	Forfeit	Immediately upon termination
Voluntary Termination by Executive	Forfeit	3 months from date of termination
Termination without Cause
Forfeit Restricted Stock Units
Forfeit Options
Performance Shares forfeited if termination is prior to 18 months from the beginning of the performance period; otherwise, payout at end of performance period is reduced pro-rata for period of employment
1 year from date of termination
Involuntary Termination by AmerisourceBergen within 2 Years of Change in Control	Restrictions lapse on Restricted Stock Units Options vest Performance Shares vest with performance period measured only through end of quarter preceding change in control event	1 year from date of termination
Death
Restrictions lapse on Restricted Stock Units
Forfeit Options
Performance Shares forfeited if death is prior to 18 months from the beginning of the performance period; otherwise, performance shares vest and payout is reduced for period of employment and performance period is measured only through end of quarter preceding death
1 year from date of death
Disability
Restrictions lapse on Restricted Stock Units
Forfeit Options
Performance Shares forfeited if disability occurs prior to 18 months from the beginning of the performance period; otherwise, Performance Shares vest and payout is reduced for period of employment and performance period is measured only through end of quarter preceding disability
1 year from date of termination
Retirement	Restricted Stock Units, Performance Shares and Options continue to vest to the extent and according to the schedule set forth in the applicable award agreement	Expires at the end of the stated term in the applicable award agreement

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CEO Pay Ratio
As required by the Dodd-Frank Wall Street Reform Act of 2010, the Company is required to calculate and disclose the total compensation paid to its median paid employee, as well as the ratio of the total compensation paid to its CEO to the total compensation paid to the median employee.
Using a Consistently Applied Compensation Measure (CACM), we determined that the median of the annual total compensation of our employees who were employed as of September 1, 2021, other than the CEO and certain non-U.S. employees, was $65,076. Our CEO’s total compensation was $14,884,673, and the ratio of our CEO’s total annual compensation to that of the median paid employee was 229:1.
As of September 1, 2021, we determined that our total population consisted of 23,071 employees, for the purpose of analysis of the CEO’s pay ratio to median paid employee. At the time, as permitted by disclosure rules, we excluded from our employee population the approximately 19,000 employees who were added to our organization through the acquisition of Alliance Healthcare in June 2021. A new analysis will be conducted in 2022 for disclosure in 2023 which will include those Alliance Healthcare employees that became employees of AmerisourceBergen in connection with the acquisition. We used annual base pay as CACM to identify the median employee. After identifying the median employee based on annual base pay, we calculated total annual compensation for that employee and the CEO using the same methodology we use for our named executive officers as set forth in the Summary Compensation Table in this proxy statement. We also added the value of employer provided medical, dental and disability contributions to both the CEO and the median employee compensation, as such benefits represent a significant portion of our employees’ total compensation.
We excluded 1,152 team members from the countries identified below. The excluded team members represent the Company’s entire employee population in each such country and account for less than 5% of the Company’s total employee population.
Argentina	69	Hungary	14	Russian Federation	59
Brazil	126	India	140	Serbia	4
Bulgaria	10	Japan	76	Slovakia	4
Chile	34	Lithuania	149	Slovenia	12
China	79	Malaysia	16	South Africa	45
Colombia	55	Mexico	55	Taiwan	13
Croatia	14	Peru	39	Thailand	15
Czechia	9	Poland	30	Turkey	20
Ecuador	7	Portugal	11	Ukraine	9
Greece	11	Romania	9	Uruguay	18
Because the SEC rules for identifying the median employee and calculating the pay ratio permit companies to use various methodologies, assumptions, exemptions, and estimates, the pay ratios reported by other companies may not be comparable with the ratio we have provided.

2022 AmerisourceBergen Proxy | Executive Compensation and Related Matters
Item 3—Advisory Vote to Approve the Compensation of our Named Executive Officers
In accordance with the requirements of Section 14A of the Exchange Act, we are including this proposal, commonly known as a “say-on-pay” proposal, which gives our shareholders the opportunity to endorse the compensation paid to our named executive officers through the following resolution:
“RESOLVED, that the shareholders approve, on an advisory basis, the compensation paid to AmerisourceBergen’s named executive officers, as disclosed in AmerisourceBergen’s proxy statement for the 2022 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the executive compensation tables and the related narrative discussion.”
In deciding how to vote on this proposal, we encourage you to read the Compensation Discussion and Analysis section beginning on page 39 for a detailed description of our executive compensation philosophy and programs, the compensation decisions of the Compensation and Succession Planning Committee under those programs and the factors considered in making those decisions.
AmerisourceBergen’s executive compensation program is strongly focused on pay for performance principles. We emphasize a compensation philosophy that rewards our executives when they deliver targeted financial results and subjects a significant portion of their compensation to risk if they do not. The compensation of our named executive officers varies depending upon the achievement of pre-established performance goals. Through stock ownership requirements and equity incentives, we also align the interests of our executives with those of our shareholders and the long-term interests of AmerisourceBergen. Our executive compensation policies have enabled AmerisourceBergen to attract and retain talented and experienced senior executives and have benefited AmerisourceBergen over time.
We believe that the fiscal year 2021 compensation of our named executive officers is reasonable and competitive, aligns with AmerisourceBergen’s fiscal year 2021 results and positions us for future growth.
We are asking our shareholders to indicate their support for the compensation of our named executive officers as described in this proxy statement. Because your vote is advisory, it will not be binding upon the Board; however, the Board values shareholders’ opinions, and the Compensation and Succession Planning Committee will take into account the outcome of the vote when considering future executive compensation decisions. Unless the Board modifies its policy on the frequency of holding this vote, the advisory vote is currently held every year, and the next vote on the frequency of the advisory vote is expected to occur at the 2023 Annual Meeting of Shareholders.
The Board unanimously recommends that you vote For the advisory resolution approving the compensation of AmerisourceBergen’s named executive officers as described in this proxy statement.
Item 4—Vote to Approve the AmerisourceBergen Corporation 2022 Omnibus Incentive Plan
We are asking our shareholders to approve the AmerisourceBergen Corporation 2022 Omnibus Incentive Plan (the “Equity Plan”). The purpose of the Equity Plan is to provide designated employees, non-employee directors, independent contractors and consultants of the Company and its parent and subsidiaries with the opportunity to receive grants of awards as provided in the Equity Plan. We believe that the Equity Plan will encourage participants to contribute materially to the growth of the Company, thereby benefiting the Company’s shareholders, and will align the economic interests of the participants with those of the shareholders.
The Equity Plan will become effective upon receiving shareholder approval at the 2022 Annual Meeting (the “Effective Date”) and the terms of the Equity Plan will apply only to awards granted on or after the Effective Date. The Equity Plan is the successor to the AmerisourceBergen Corporation Omnibus Incentive Plan (the “Existing Plan”), which was effective as of March 6, 2014. Awards granted prior to the Effective Date will continue to be governed by the applicable award agreements and the terms of the Existing Plan. No awards will be granted under the Existing Plan after the Effective Date so long as the Equity Plan is approved by our shareholders at the 2022 Annual Meeting.

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Determination of Shares to be Available for Issuance
The Equity Plan will allow us to grant incentive compensation awards to our executive officers, non-employee directors, employees and other service providers. Equity incentive awards have played a significant role in the compensation provided to executive officers and other key employees. In connection with our acquisition of Walgreens Boots Alliance’s Alliance Healthcare businesses in June 2021, we have expanded our pool of key employees eligible for equity incentive compensation awards. We believe that a comprehensive equity incentive compensation program serves as a necessary and significant tool to attract and retain key employees, encourage participants to contribute materially to the growth of the Company and align the long-term interests of our participants with those of our shareholders. Accordingly, it is important that an appropriate number of shares of stock be authorized for issuance under the Equity Plan.
If this Proposal 4 is approved by our shareholders at the 2022 Annual Meeting, the maximum aggregate number of new shares of Common Stock that may be issued under the Equity Plan with respect to awards granted on or after the Effective Date is 24,750,000 shares. In addition, any shares of Common Stock that remain available for awards under the Existing Plan as of the Effective Date, and any shares of Common Stock subject to outstanding awards under the Existing Plan as of the Effective Date that are payable in shares and that expire, are forfeited or are otherwise terminated without having been exercised, vested, or settled in full, as applicable, on or after the Effective Date, may be issued with respect to awards under the Equity Plan. The aggregate number of shares that may be issued under the Equity Plan is subject to adjustments under the Equity Plan, as described in “Adjustment Provisions; Change of Control of AmerisourceBergen Corporation” below.
In determining the number of shares to reserve for issuance under the Equity Plan, we considered many factors, including our share availability under the Existing Plan, our historical grant levels or “burn rate” and our projected burn rate under the Equity Plan, as well as the potential costs and benefits to our shareholders of the share request under the Equity Plan.
Dilution Analysis
The table below shows our potential dilution (often referred to as “overhang”) levels based on the shares of our Common Stock outstanding combined with our total equity awards outstanding, the shares currently available for grant under the Existing Plan and our proposal for 24,750,000 new shares of our Common Stock to be available for awards under the Equity Plan. The 24,750,000 new shares represent potential dilution of approximately 12.94% of the Total Potential Overhang plus Shares of Common Stock Outstanding as of December 1, 2021, as described in the table below. We believe that this number of shares of Common Stock under the Equity Plan represents a reasonable amount of potential equity dilution, which will allow us to continue granting equity awards in furtherance of our performance-based compensation practices, the Company’s objectives and the goals of our equity compensation program.
Potential Overhang as of December 1, 2021 with 24,750,000 New Shares
Stock Options Outstanding as of December 1, 2021	2,847,561
Weighted Average Exercise Price of Stock Options Outstanding as of December 1, 2021	$83.96
Weighted Average Remaining Term of Stock Options Outstanding as of December 1, 2021	3.04 years
Outstanding Full Value Awards as of December 1, 2021(1)	2,337,683
Total Equity Awards Outstanding as of December 1, 2021(2)	5,185,244
Shares Available for Grant under the Existing Plan as of December 1, 2021(3)	1,123,244
Shares Requested	24,750,000
Total Potential Overhang under the Equity Plan as of December 1, 2021	31,058,488
Shares of Common Stock Outstanding as of December 1, 2021	208,853,388
Total Potential Overhang plus Shares of Common Stock Outstanding as of December 1, 2021	239,911,876
Potential Dilution of 24,750,000 shares as a Percentage of the sum of Total Potential Overhang plus Shares of Common Stock Outstanding as of December 1, 2021	12.94%

(1)
The Outstanding Full Value Awards represent (a) 1,911,441 restricted stock units that vest based on service (“restricted stock units”) and (b) 426,242 restricted stock units that vest based upon the attainment of performance goals (“performance shares”), assuming target

2022 AmerisourceBergen Proxy | Executive Compensation and Related Matters
performance. Depending on the applicable award terms, the number of shares to be issued in settlement of performance shares range from 0% to 200% of target, based upon achievement of the performance goals.
(2)
Represents the number of shares issuable pursuant to outstanding equity awards under the Existing Plan, assuming target performance for the performance shares.

(3)
The Shares Available for Grant reflect the number of shares remaining available for grants under the Existing Plan, after subtracting the number of shares underlying outstanding grants, taking into account the 3.25 to one share counting provision for full value shares under the Existing Plan and assuming that performance shares are earned at maximum.

Based on our current equity award practices, we estimate that the authorized shares under the Equity Plan may be sufficient to provide us with an opportunity to grant equity awards for approximately four to six years, in amounts determined appropriate by the Compensation and Succession Planning Committee of the Board (the “Committee”). This is only an estimate, and circumstances could cause the share reserve to be used more quickly or more slowly. These circumstances include, but are not limited to, the future price of shares of our Common Stock, the type of equity instruments we issue as long-term incentive compensation, any change to our compensation program that involves a different percentage mix of equity-based compensation compared to cash-based compensation, payouts of performance-based awards in excess of target in the event of superior performance, hiring activity, and promotions.
Burn Rate
The table below sets forth the following information regarding the awards granted under the Existing Plan: (i) the burn rate for each of the last three fiscal years and (ii) the average burn rate over the last three fiscal years. The burn rate for a year has been calculated as follows:
i.
the number of  (x) all stock options granted in the applicable year, and (y) all full value awards granted in the applicable year divided by
ii.
the weighted average number of shares of our Common Stock outstanding for the applicable year.

Dividend equivalents under outstanding awards granted to employees and non-employee directors for each of the last three fiscal years are not included in the burn rate calculation because they are paid in cash.
For completeness, we have also included in the table below a burn rate calculation based on the number of stock options granted, restricted stock units granted and performance shares earned in the applicable year, divided by the weighted average number of shares of our Common Stock outstanding for the applicable year.
Element	2021	2020	2019	Three-Year Average
Restricted Stock Units granted	837,000	760,000	442,000
Performance Shares earned	135,000	139,000	105,000
Total Full Value Awards granted	972,000	899,000	547,000
Stock Options granted	—	383,000	1,137,000
Total Full Value Awards and Stock Options granted	972,000	1,282,000	1,684,000
Weighted Average Number of Shares of Common Stock Outstanding as of September 30 of applicable year	205,919,140	204,783,000	210,165,000
Burn Rate (Stock Options and Restricted Stock Units granted and Performance Shares earned)	0.47%	0.63%	0.80%	0.63%
The burn rate means that we used a three-year average of less than 0.63% of the weighted average shares outstanding for stock options and restricted stock units granted and performance shares earned over the past three years under the Existing Plan.
Description of the Equity Plan
The following is a description of the Equity Plan, which is qualified by reference to the full text of the Equity Plan set forth in Appendix B to this proxy statement. If the Equity Plan is approved by our shareholders at the 2022

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Annual Meeting, it will become immediately effective. If the Equity Plan is not approved by our shareholders, the Existing Plan will continue as currently in effect.
Shares Subject to the Plan.   Subject to adjustments set forth in the Equity Plan and described in “Adjustment Provisions; Change of Control of AmerisourceBergen Corporation” below, the maximum aggregate number of new shares of Common Stock that may be issued under the Equity Plan with respect to awards granted on or after the Effective Date is 24,750,000. In addition, subject to adjustments set forth in the Equity Plan and described in “Adjustment Provisions; Change of Control of AmerisourceBergen Corporation” below, any shares of Common Stock that remain available for awards under the Existing Plan as of the Effective Date, and any shares of Common Stock subject to outstanding awards under the Existing Plan as of the Effective Date that are payable in shares and that expire, are forfeited or are otherwise terminated without having been exercised, vested, or settled in full, as applicable, on or after the Effective Date, may be issued with respect to awards under the Equity Plan. The aggregate number of shares reserved for issuance under the Equity Plan as of the Effective Date as described above in this paragraph is referred to as the “2022 Equity Plan Reserve.”
Share Counting Rules under the Equity Plan.   Each grant of a full value award (other than a grant providing for settlement solely in cash) under the Equity Plan on or after the Effective Date will reduce the 2022 Equity Plan Reserve by 3.00 shares for each share subject to such grant. A “full value award” means a grant other than a stock option, stock appreciation right or other award with respect to which a participant receives the intrinsic value. Each award other than a full value award (other than a stock appreciation right providing for settlement solely in cash) granted under the Equity Plan on or after the Effective Date will reduce the 2022 Equity Plan Reserve by one share for each share subject to such grant.
Any shares subject to a grant of a full value award under the Equity Plan that are restored to the 2022 Equity Plan Reserve due to expiration, forfeiture or termination without issuance of such shares, or due to settlement by delivery of consideration other than shares of Common Stock, will increase the 2022 Equity Plan Reserve by 3.00 shares for each share so restored. Any shares subject to an award other than a full value award that are restored to the 2022 Equity Plan Reserve due to expiration, forfeiture, or termination without issuance of such shares, or due to settlement by delivery of consideration other than shares of Common Stock, will increase the 2022 Equity Plan Reserve by one share for each share so restored. Awards that are settled solely in cash will not count against the 2022 Equity Plan Reserve. The 2022 Equity Plan Reserve will increase by 3.00 shares for each unvested share of Common Stock repurchased or forfeited under a stock award.
Other shares, such as shares not issued as a result of the settlement of a stock-settled stock appreciation right, shares tendered in the payment of the exercise price of a stock option or other award or to satisfy taxes, shares withheld from any award to satisfy taxes or to pay the exercise price of a stock option or other award, or shares repurchased on the open market with the proceeds of the exercise price of any stock option, will not be restored to the 2022 Equity Plan Reserve.
Treatment of Existing Plan Awards for Purposes of Determining the 2022 Equity Plan Reserve.   An Existing Plan award that is a stock option that expires or is forfeited or otherwise terminates without the issuance of shares or is settled by the delivery of consideration other than shares of Common Stock on or after the Effective Date, will increase the 2022 Equity Plan Reserve by one share for each such stock option. An Existing Plan award that is a full value award that expires or is forfeited or otherwise terminates without the issuance of such shares or is settled by the delivery of consideration other than shares of Common Stock on or after the Effective Date will increase the 2022 Equity Plan Reserve by 3.25 shares for such grants.
Administration of the Equity Plan.   The Equity Plan is administered by the Committee, whether acting directly or through a subcommittee of two or more members, and has the sole and exclusive authority to administer the Equity Plan with respect to eligible individuals who are subject to the reporting rules of Section 16(a) of the Exchange Act; provided that the Board may retain the power to administer those programs with respect to such eligible individuals or the Board may delegate to another committee of two or more non-employee Board members, each of whom is intended to qualify as a “non-employee director” (as defined in Rule 16b-3 under the Exchange Act), the authority to administer the Equity Plan with respect to non-employee directors. Administration of the Equity Plan with respect to all other eligible individuals and other awards may, at the Board’s discretion, be vested in the Committee or a secondary Board committee, or the Board may retain the power to administer those programs with respect to such persons and awards. References to “Committee” in this Proposal will refer to the person or persons charged with the administration of the Equity Plan.
Except as otherwise provided in the Equity Plan, the Committee has the sole authority to determine:
▪
who will receive grants under the Equity Plan;

2022 AmerisourceBergen Proxy | Executive Compensation and Related Matters
▪
the number of shares subject to each award and the cash amount (if any) payable in connection with an award;

▪
the terms and conditions of each award, including vesting, forfeiture, payment and exercisability, subject to the terms of the Equity Plan, and the effect, if any, of a participant’s termination of service or of a change in control on outstanding awards;

▪
the amounts payable based on the attainment of performance goals;

▪
amendments to the terms and conditions of an award after the grant;

▪
whether to take any action pursuant to its authority under any Policy, as described below, with respect to awards under the Equity Plan; and

▪
any other matters arising under the Equity Plan.

The Board or the Committee has authority to delegate its authority under the Equity Plan to one or more officers of the Company; however, in no event will such officer or officers be delegated the authority to make grants under the Equity Plan, or amend or make determinations with respect to awards held by, eligible individuals who at such time are (A) subject to the reporting rules under Section 16(a) of the Exchange Act or (B) officers who are delegated authority to administer the Equity Plan as described in this paragraph. Any action taken by a delegate in accordance with the Board’s or Committee’s delegation of authority will have the same force and effect as if taken directly by the Board or the Committee. Any delegation of authority will be subject to the conditions and limitations as may be determined by the Board or the Committee.
Grants.   Awards under the Equity Plan may consist of stock options that are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), stock awards, restricted stock units, stock appreciation rights, dividend equivalents or other awards. Incentive awards granted under the Equity Plan are hereinafter referred to collectively as “Grants.”
Grants made under the Equity Plan will include regular vesting schedules under which no portion of a Grant may vest or become exercisable in less than one year from the date of grant; provided however that, subject to any adjustments as described below and without regard to the fungible share counting ratios described above, up to 5% of shares subject to the 2022 Equity Plan Reserve may be granted without regard to this minimum vesting requirement.
Eligibility for Participation; Individual Limits.   Approximately 45,000 employees, including its eight executive officers, nine non-employee directors, and 5,059 independent contractors and consultants of the Company and its subsidiaries are eligible to participate in the Equity Plan. The Company’s executive officers and directors have an interest in approval of the Equity Plan because it relates to the issuance of equity awards for which they may be eligible. Historically, we have only granted equity awards to a limited number of key employees, including our executive officers and all of our non-employee directors.
The maximum aggregate number of shares of our Common Stock that any participant (other than a non-employee director) may receive pursuant to Grants may not exceed 3,000,000 shares in any fiscal year. This limitation applies whether the Grants are paid in shares or in cash and is subject to certain adjustments as set forth in the Equity Plan and described in “Adjustment Provisions; Change of Control of AmerisourceBergen Corporation” below.
The maximum grant date fair value of shares subject to Grants awarded to any non-employee director of the Company during any fiscal year, taken together with any cash fees payable to such non-employee director for services rendered as a non-employee director during the fiscal year, will not exceed $800,000 in total value.
For purposes of the individual share limits described above, each share of Common Stock subject to a Grant (including a full value award) shall be counted as one share.
No Repricing.   The Company may not: (i) implement any cancellation/regrant program pursuant to which outstanding stock options or stock appreciation rights are cancelled and new stock options or stock appreciation rights are granted in replacement with a lower exercise price per share; (ii) cancel outstanding stock options or stock appreciation rights with exercise prices per share in excess of the then current fair market value per share of Common Stock for consideration payable in cash, equity securities of the Company or in the form of any other Grant, except in connection with a change in control transaction, or (iii) except in connection with an event of any change in the outstanding Common Stock of the Company by reason of reorganization, merger, consolidation or other similar transactions, otherwise directly reduce the exercise price in effect for

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outstanding stock options or stock appreciation rights under the Equity Plan, without in each instance first obtaining shareholder approval.
Stock Options.   The Committee may grant stock options to any eligible individual. The Equity Plan provides that the exercise price of a stock option may not be less than the fair market value of our Common Stock on the date the stock option is granted. Holders of stock options will not have any rights as a shareholder with respect to any share of Common Stock subject to the stock option unless and until such holder becomes the holder of record of such share. The Committee will determine the exercise period for each stock option, up to a 10-year maximum, including the period of time during which the stock option may remain exercisable following the participant’s cessation of service. The Committee will determine the vesting terms for stock options, including, without limitation, whether stock options will vest based upon the achievement of specific performance goals.
The Committee has the discretion, while a stock option remains outstanding, to extend the period of time for which the stock option remains exercisable following the participant’s cessation of service for the exercise period otherwise in effect for that stock option (but not beyond the expiration of the option term); to include an automatic extension provision whereby the specified post-service exercise period for any stock option automatically extends by an additional period of time equal in duration to any interval within the specified post-service exercise period during which the exercise of the stock option or the immediate sale of shares acquired under the stock option could not be effected in compliance with the applicable registration requirements of federal and state securities laws (but not beyond the expiration of the option term); and/or to permit the stock option to be exercised during the applicable post-service exercise period not only with respect to the number of vested shares of Common Stock for which the stock option is exercisable at the time of a participant’s cessation of service but also with respect to one or more additional installments in which the participant would have vested had the participant continued in service.
Subject to the applicable award agreement, payment of the stock option exercise price and applicable tax withholding upon the exercise of a stock option may be made (i) in cash or by check, (ii) by tendering previously owned shares of Common Stock held for the requisite period (if any) necessary to avoid any resulting charge to the Company’s earnings for financial reporting and valued at fair market value on the exercise date; (iii) through withholding shares subject to the stock option with a fair market value on the date of exercise equal to the aggregate exercise price; or (iv) through cashless exercise, which is approved by the Company, involving a brokerage firm.
Stock Awards and Restricted Stock Units.   The Committee may issue shares of our Common Stock in the form of a stock award, or grant the right to receive shares of our Common Stock (or cash equal to the fair market value of the shares) under a grant of restricted stock units. Except as otherwise set forth in an award agreement, holders of stock awards will have the rights of a shareholder with respect to the shares that are subject to the stock award, whether or not the participant’s interest in those shares is vested. However, no cash dividends on stock awards will vest and be payable until the underlying stock award vests. Accrued dividends will not accrue interest. Stock awards may be issued for cash or no cash consideration and as fully vested shares or subject to vesting conditions as determined by the Committee, including whether the stock awards will vest based upon the achievement of specific performance goals.
Conversely, holders of restricted stock units do not have any rights of a shareholder with respect to the shares that are subject to the grant of restricted stock units unless otherwise provided in the applicable award agreement. However, dividend equivalents may be paid or credited, either in cash or in actual or phantom shares of Common Stock, on outstanding restricted stock units subject to such terms and conditions as the Committee may deem appropriate. No dividend equivalents will vest or become payable until the underlying restricted stock units vest and become payable. The Committee may grant restricted stock units in such amounts and upon such terms as set forth in the Equity Plan and as the Committee determines and set forth in the award agreement, including whether the restricted stock units will vest based upon the achievement of specific performance goals. Restricted stock units will be credited to a bookkeeping reserve account solely for accounting purpose. A restricted stock units grant may be settled in shares of Common Stock, cash, or in any combination of Common Stock and cash as the Committee determines.
The Committee is permitted to waive any vesting conditions applicable to any stock award or grant of restricted stock units.
Stock Appreciation Rights.   The Committee may grant either stand-alone stock appreciation rights or stock appreciation rights in conjunction with all or part of a stock option. Holders of stock appreciation rights will not have any rights as a shareholder with respect to any share of Common Stock subject to the stock appreciation

2022 AmerisourceBergen Proxy | Executive Compensation and Related Matters
right unless and until such holder becomes the holder of record of such share. The Committee will determine the vesting terms for stock appreciation rights, including, without limitation, whether stock appreciation rights will vest based upon the achievement of specific performance goals. The stock appreciation for a stock appreciation right is the amount by which the fair market value of the underlying Common Stock on the date of exercise of the stock appreciation right exceeds the exercise price of the stock appreciation right. The exercise price of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant and the stock appreciation right will not be exercisable after the expiration of ten years measured from the date of grant.
At the discretion of the Committee, payment to a participant upon exercise of a stock appreciation right may be made in shares of Common Stock, cash or a combination thereof. If a stock appreciation right is granted in tandem with a stock option, the stock appreciation right will cover the same number of shares of Common Stock as covered by the stock option (or such lesser number of shares as the Committee determines) and will be exercisable only at such time and to the extent the related stock option is exercisable, and will have the same term and exercise price as the related stock option. Upon exercise of a stock appreciation right granted in tandem with a stock option, the related stock option will be canceled automatically to the extent the number of shares covered by the exercise, and if the related stock option is exercised as to some or all of the shares covered by the tandem stock appreciation right, the tandem stock appreciation right will be canceled automatically to the extent of the number of shares covered by the stock option exercised. The terms governing the exercise of stock appreciation rights following the cessation of a participant’s service are substantially similar to those for stock options granted under the Equity Plan and summarized above under “Stock Options.”
Dividend Equivalents.   The Committee may grant dividend equivalents to any eligible individual based on dividends declared on Common Stock, to be credited as of dividend payment dates during the period between the date of grant and the date such Grant vests, is distributed or expires, as determined by the Committee. Dividend equivalents will be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as the Committee determines. Dividend equivalents based on dividends paid prior to a vesting date of a Grant will only vest and be paid to the extent the underlying Grant vests and is payable. Dividend equivalents will not accrue interest. Dividend equivalents will not be payable with respect to stock options or stock appreciation rights.
Other Awards.   The Committee has the authority to specify the terms and provisions of other forms of equity-based or equity-related Grants not described above which the Committee determines to be consistent with the purpose of the Equity Plan and the interests of the Company, which Grants may provide for cash payments based in whole or in part on the value or future value of Common Stock, for the acquisition or future acquisition of Common Stock, or any combination thereof. Other awards also include cash payments under the Equity Plan which may be based on one or more criteria determined by the Committee which are unrelated to the value of Common Stock and which may be granted in tandem with or independent of other Grants under the Plan.
Performance Goals.   The Committee has the sole authority to determine the vesting or restriction periods applicable to Grants, including whether terms of any exercise, vesting or restriction periods will be based upon the achievement of specific performance goals.
Performance goals established by the Committee may be based on one or more of the following criteria or such other criteria as determined by the Committee: (i) cash flow (including net cash flow, cash flow from operations, free cash flow (i.e. cash flow from operations less capital expenditures), cash flow from investing activities and cash flow from financing activities); (ii) earnings (including total earnings, earnings from operations, gross profit, gross margin, earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation, amortization and charges for stock-based compensation, earnings before interest, taxes, depreciation and amortization, and net earnings); (iii) income from continuing operations, income from continuing operations before taxes, income from continuing operations before taxes and interest, income from continuing operations before taxes, interest, depreciation and amortization, income from continuing operations before special items (including warrant expense, LIFO charges, employee severance, litigation expenses, deal amortization and other expenses, all net of taxes); (iv) earnings per share and earnings per share from continuing operations, diluted or basic; (v) growth in earnings or earnings per share, diluted or basic; (vi) stock price; (vii) return on equity or average shareholder equity; (viii) total return to shareholders or growth in total return to shareholders either directly or in relation to a comparative group; (ix) return on capital; (x) return on assets or net assets; (xi) net asset turnover or change in assets; (xii) capital expenditures; (xiii) invested capital, return on capital or return on committed or invested capital; (xiv) revenue, growth in revenue or return on sales; (xv) income or net income; (xvi) operating income, net operating income or net operating income after

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tax; (xvii) operating profit or net operating profit; (xviii) gross or operating margin; (xix) profitability by product or program line, business unit, or segment; (xx) return on operating revenue or return on operating profit; (xxi) distribution, selling, general and/or administrative expenses; (xxii) operating expenses; (xxiii) operating expenses as a percentage of revenue; (xxiv) overhead or other expense reduction; (xxv) dividend payment yield or dividend payout ratio; (xxvi) net or gross sales; (xxvii) days sales outstanding; (xxviii) days inventory on hand; (xxix) inventory turnover; (xxx) economic value added; (xxxi) cost of capital; (xxxii) litigation and regulatory resolution goals; (xxxiii) budget comparisons; (xxxiv) productivity; (xxxv) growth in shareholder value relative to the growth of the S&P 500 or S&P 500 Index, the S&P Global Industry Classification Standards (“GICS”) or GICS Index, or another peer group or peer group index; (xxxvi) debt or debt reduction; (xxxvii) credit rating; (xxxviii) development and implementation of key projects, strategic plans and/or organizational restructuring goals; (xxxix) performance achievements on certain designated projects or objectives; (xl) development and implementation of risk and crisis management programs; improvement in workforce diversity; (xli) productivity goals; (xlii) workforce management and succession planning goals; (xliii) measures of customer satisfaction, employee satisfaction, employee retention or staff development; (xliv) development or marketing collaborations, formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance the Company’s revenue or profitability or enhance its customer base; (xlv) merger and acquisitions; (xlvi) measures of market share; (xlvii) maintenance of an investment grade rating; (xlviii) buy-side margin or other specific financial criteria related to inventory purchasing; (xlix) regulatory compliance, (l) specific diversity and/or succession goals or implementation; and (li) other similar criteria consistent with the foregoing.
Such performance criteria may be based upon the attainment of specified levels of the Company’s performance under one or more of the measures described above relative to the performance of other entities, on the performance of any of the Company’s business units or divisions or any parent or subsidiary and on an adjusted or non-adjusted basis. Each applicable performance goal may include a minimum threshold level of performance below which no Grant will be earned, levels of performance at which specified portions of a Grant will be earned and a maximum level of performance at which a Grant will be fully earned. Each applicable performance goal may be appropriately adjusted as the Committee deems appropriate, including for the following items: (A) asset impairments or write-downs; (B) litigation judgments or claim settlements; (C) the effect of changes in tax law, accounting principles or other such laws, regulations or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; (E) any unusual or infrequently occurring items; (F) the operations of any business acquired by the Company; (G) severance, contract termination and other costs related to exiting certain business activities, discontinued operations or the divestiture of one or more business operations; (H) currency fluctuations; (I) non-cash items, such as amortization, depreciation or reserves; (J) any recapitalization, merger, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets or other similar corporate transaction; (K) gains or losses from the early extinguishment of debt; (L) stock dividend or stock split; (M) items relating to major licensing or partnership arrangements; and (N) any other adjustment consistent with the operation of the Equity Plan.
Company Policies.   All Grants are subject to the Company’s Compensation Recoupment Policy, the Financial Recoupment Policy implemented pursuant to the Company’s Corporate Integrity Agreement, to the extent applicable, and any other applicable clawback, recoupment or other similar policy that the Board or Compensation Committee may adopt at any time (each, a “Policy”), notwithstanding any provision of an employment agreement or other agreement or the Equity Plan to the contrary. All Grants will be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of such Policy.
Amendment and Termination of the Equity Plan.   Our Board or the Committee may amend or terminate the Equity Plan at any time. However, our shareholders must approve any amendment to the extent required by applicable law or the stock exchange rule. No Grants may be granted under the Equity Plan after March 9, 2032.
Amendment and Termination of Outstanding Grants.   No termination or amendment of the Equity Plan will, without the consent of a participant to whom any Grant is previously made, adversely affect his or her rights under such Grant. However, the Board or Committee has broad authority to amend the Equity Plan or any Grant to take into account changes in applicable tax laws, securities laws, accounting rules and other applicable state, federal and foreign laws and/or to amend any Grants to ensure that the Grant is in compliance with the limitations, terms and conditions of the Equity Plan.
Transferability of Awards.   Grants under the Equity Plan are generally not transferable, and all rights with respect to an award granted to a participant generally will be available only to the participant during a participant’s lifetime, and may transfer only by will or by the laws of descent and distribution or as may otherwise be required by law; however, the Committee may, subject to such terms and conditions as it will specify,

2022 AmerisourceBergen Proxy | Executive Compensation and Related Matters
permit the transfer of a Grant to a participant’s family member or to one or more trusts established in whole or in part for the benefit of the participant or one or more of the participant’s family members. The restrictions of the prior sentence will not apply to shares received in connection with a Grant after the date the restrictions on transferability of such shares as set forth in the award agreement have lapsed. A participant may, to the extent permitted by the Committee, designate one or more beneficiaries of his or her outstanding Grants and those Grants will be transferred to such beneficiary upon the participant’s death while holding those awards.
Adjustment Provisions; Change of Control of AmerisourceBergen Corporation.   The existence of the Equity Plan, the award agreements and the Grants thereunder will not affect the right or power of the Company, or the shareholders of the Company, to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all of any part of its assets or business or any other corporate act or proceedings.
Notwithstanding any provision of the Equity Plan or any award agreement, in the event of a change in the outstanding Common Stock by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, stock split, combination or exchange of shares, spin-off transaction or any other corporate event affecting the Common Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Common Stock are substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, the Committee will make such equitable adjustments it considers appropriate to prevent the diminution or enlargement of the rights of participants under the Equity Plan with respect to (i) the aggregate number, class and/or issuer of securities for which Grants may be granted under the Equity Plan, (ii) the maximum number, class and/or issuer of securities for which any one person may be granted a Grant under the Equity Plan per fiscal year, (iii) the number, class and/or issuer of securities and the exercise price (or other cash consideration, if any) per share in effect under each outstanding Grant under the Equity Plan, (iv) the number, class and/or issuer of securities subject to the Company’s outstanding repurchase rights under the Equity Plan and the repurchase price payable per share, and (v) such other adjustments as it deems appropriate. The Committee’s determination as to what, if any, adjustments shall be made shall be final and binding on the Company and all participants.
A change of control of the Company occurs when:
▪
a “person” (as such term is used in the Exchange Act) is or becomes a “beneficial owner” (as defined in the Exchange Act), directly or indirectly, of securities of the Company representing more than 35% of the voting power of the then outstanding securities of the Company, and such person owns more aggregate voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors than any other person;

▪
the consummation of  (x) a merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to 50% or more of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors, (y) a sale or other disposition of all or substantially all of the assets of the Company, or (z) a liquidation or dissolution of the Company; or

▪
A change in the composition of the Board over a period of 12 consecutive months or less such that a majority of the Board members ceases to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period (“Incumbent Directors”) or (B) have been elected or nominated for election as Board members during such period by at least two-thirds of the Incumbent Directors who were still in office at the time the Board approved such election or nomination; provided that any individual who becomes a Board member subsequent to the beginning of such period and whose election or nomination was approved by two-thirds of the Board members then comprising the Incumbent Directors will be considered an Incumbent Director.

Unless otherwise set forth in award agreement and except for Grants made to non-employee directors, if, within two years following a change in control which occurs after the Effective Date, a participant’s service as an employee is involuntarily terminated by the Company (or successor thereto) or a parent or subsidiary, without cause: (i) all stock options or stock appreciation rights of such participant then outstanding will become fully exercisable as of the date of such termination, (ii) all restrictions and conditions on all stock awards of such participant then outstanding will lapse as of the date of such termination, (iii) all restricted stock units of such

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participant will become nonforfeitable as of the date of such termination, and (iv) all Grants that vest based on the attainment of specified performance goals of such participant will vest and be payable in accordance with the terms set forth in the award agreement.
In addition, if there is a change of control of the Company, the Committee may make any or all of the following adjustments:
▪
by written notice to each holder of an outstanding stock option or stock appreciation right provide that such holder’s stock option or stock appreciation right will be cancelled unless exercised within such period as the Committee determines after the date of such notice;

▪
provide for the payment upon termination or cancellation of a stock option or stock appreciation right (whether or not such stock option or stock appreciation right is otherwise exercisable) of an amount in cash, securities and/or other property (or a combination thereof) with an aggregate value equal to: (x) the excess, if any, of the aggregate fair market value as of the date of such change in control of the Common Stock then subject to the stock option or stock appreciation right over the product of the number of shares of Common Stock then subject to the stock option multiplied by the per share exercise price, less (y) an amount equal to the federal, state, local and foreign taxes, if any, required to be withheld, collected, accounted for or paid as a result of such payment;

▪
provide for the cancellation of outstanding stock awards, restricted stock units, or other Grants in exchange for payments of cash, securities and/or other property (or a combination thereof) having an aggregate value equal to the value of such Grant, as determined by the Committee, in its sole discretion;

▪
substitute other property (including, without limitation, cash or other securities of the Company and securities of an entity other than the Company); and/or

▪
make any other adjustments, or take other reasonable action, as the Committee deems appropriate, including accelerating the vesting and exercisability of Grants, provided that no such other action impairs any rights that a participant has under the Equity Plan without such participant’s consent.

Without limiting the foregoing, if the per-share fair market value of the Common Stock does not exceed the per-share exercise price of a stock option or stock appreciation right, the Company will not be required to make any payment to the participant upon termination or cancellation of the stock option or stock appreciation right.
Deferred Compensation.   The Committee may structure one or more Grants (other than stock options or stock appreciation rights) so that participants may be provided with an election to defer the compensation associated with those Grants for federal income tax purposes. Any such deferral opportunity shall comply with all applicable requirements of Section 409A of the Code.
The Committee may implement a non-employee directors retainer fee deferral program under the Equity Plan as to allow the non-employee directors the opportunity to elect to convert the Board and Board committee retainer fees to be earned for a year into restricted stock units that will defer the issuance of the shares of Common Stock that vest under those restricted stock units until a permissible date or event under Section 409A of the Code. If such program is implemented, the Committee will have the authority to establish such rules and procedures as it deems appropriate for the filing of such deferral elections and the designation of the permissible distribution events under Section 409A of the Code.
Tax Withholding.   The Company’s obligations to deliver shares of Common Stock upon the exercise of any stock options or stock appreciation rights or upon the issuance or vesting of any shares issued under the Equity Plan is subject to the satisfaction or all applicable federal, state, local and foreign taxes and other amounts required to be withheld, collected or accounted for. The Company has the right to deduct any such taxes or other amounts from any payment of any kind otherwise due to the participant. The Committee may withhold shares of Common Stock otherwise issuable under a Grant in satisfaction of all or a portion of such taxes or amounts with respect to any taxable event relating to such Grant.
Federal Income Tax Consequences
The following summarizes the U.S. federal income tax consequences to participants and to us of Grants made under the Equity Plan. Participants are urged to consult with their personal tax advisors concerning the application of the principles discussed below to their own situations and the application of state and local tax laws. This discussion is intended for the information of the shareholders considering how to vote at the 2022 Annual Meeting and not as tax guidance to individuals who will participate in the Equity Plan. The summary does not address the effects of other federal taxes or taxes imposed under state, local, or foreign tax laws.

2022 AmerisourceBergen Proxy | Executive Compensation and Related Matters
Stock Options.   All stock options are non-qualified stock options. There are no federal income tax consequences to participants or to us upon the grant of a stock option. Upon the exercise of stock options, participants will recognize ordinary income in an amount equal to the excess of the fair market value of the acquired shares when exercised over the exercise price of the stock option. The Company generally will be entitled to a corresponding income tax deduction, subject to the limit on deductible compensation for “covered employees” (as defined below) under Section 162(m) of the Code. Participants who are employees will be subject to applicable tax withholding requirements. Upon the sale of shares acquired upon exercise of a stock option, a participant will have a long-term or short-term capital gain or loss, depending on the length of time the participant holds the shares prior to sale, in an amount equal to the difference between the amount realized upon the sale and the participant’s basis in the shares.
Restricted Stock.   A participant normally will not recognize taxable income upon the grant of restricted stock, and the Company will not be entitled to a deduction, until such stock is transferable by the participant or no longer subject to a substantial risk of forfeiture, whichever occurs earlier. However, a participant will recognize ordinary compensation income on amounts paid to the participant as dividends on shares of restricted stock while the stock remains subject to restrictions. The Company generally will be entitled to a deduction in the same amount when such amount is included in the participant’s income, subject to the limit on deductible compensation for covered employees under Section 162(m) of the Code. When restricted stock is either transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the difference between the fair market value of the Common Stock at that time and the amount paid by the participant for the shares, if any, or the participant’s other tax basis in the shares.
However, a participant, within 30 days of receiving a stock award subject to vesting, may elect under Section 83(b) of the Code to recognize ordinary compensation income in the year the stock award is awarded in an amount equal to the difference between the fair market value of our Common Stock at that time, determined without regard to the vesting restrictions, and the amount paid by the participant for the shares, if any. In this event, subject to the limit on deductible compensation for covered employees under Section 162(m) of the Code, the Company generally will be entitled to a deduction in the same year.
Any gain or loss recognized by the participant upon subsequent disposition of our Common Stock will be a long-term or short-term capital gain or loss, depending on the length of time the participant holds the shares prior to sale. If, after making the election, any of the Company’s Common Stock subject to a stock award is forfeited, or if the market value declines during the restriction period, the participant is not entitled to any tax deduction or tax refund.
Restricted Stock Units.   There are no immediate tax consequences to a participant upon receiving an award of restricted stock units under the Equity Plan. If the participant is an employee, the restricted stock units will be taxable for purposes of the Federal Insurance Contributions Act (“FICA”) and the Federal Unemployment Tax Act when the restricted stock units are no longer subject to a substantial risk of forfeiture, regardless of whether the participant has received a distribution with respect to such award at that time. A participant who is awarded restricted stock units will recognize ordinary income in an amount equal to the fair market value of shares issued to such participant on the payment date. At that time, the participant will be required to satisfy the tax withholding requirements applicable to such income. To the extent that the participant has already paid FICA taxes with respect to the restricted stock units, no additional FICA amounts will be owed on the payment date. The Company generally will be entitled to a deduction in the same amount and at the same time as the participant includes the recognized amount in ordinary income, subject to the limit on deductible compensation for covered employees under Section 162(m) of the Code.
Stock Appreciation Rights.   The participant will not recognize any income upon the grant of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant will recognize ordinary compensation income in the amount of the cash and the fair market value of our shares of Common Stock received upon such exercise. The Company generally will be entitled to a corresponding income tax deduction, subject to the limit on deductible compensation for covered employees under Section 162(m) of the Code.
Section 162(m).   Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for compensation in excess of  $1 million in any year that is paid to its chief executive officer, chief financial officer or any of its three other most highly compensated officers (“covered employees”), or other persons who have been covered employees after 2017. While deductibility of executive compensation for federal income tax purposes is among the factors the Committee considers when structuring our executive compensation arrangements, it is not the sole or primary factor considered. We retain the flexibility to authorize compensation that may not be deductible if we believe it is in the best interests of the Company.

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Section 280G.   To the extent payments that are contingent on a change of control are determined to exceed certain Code limitations, they may be subject to a 20% nondeductible excise tax payable by the participant and our deduction with respect to the associated compensation expense may be disallowed in whole or in part.
Section 409A.   Certain awards under the Equity Plan, such as restricted stock units, may involve elements of deferred compensation, which is governed by Section 409A of the Code. In addition, the Committee may permit a participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be delivered under the Equity Plan. The Committee may establish such rules and procedures as it may deem advisable in the event that Section 409A of the Code is implicated by any grant under the Equity Plan. If an amount constitutes “deferred compensation” under Section 409A of the Code and the requirements of Section 409A of the Code are not satisfied, the participant may be subject to a 20% tax in addition to ordinary income tax inclusion at the time the award becomes vested, plus a penalty rate of interest. In addition, the Company may be subject to penalties for under-withholding, reporting or depositing taxes.
Registration under the Securities Act of 1933
We intend to file with the SEC a Registration Statement on Form S-8 to register the additional shares of our Common Stock available for issuance under the Equity Plan as soon as practicable after receiving shareholder approval of the Equity Plan.
New Plan Benefits
The Committee has not granted any awards under the Equity Plan subject to shareholder approval of the Equity Plan. Participation and the types of awards under the Equity Plan are subject to the discretion of the Committee, consistent with the terms and limitations of the Equity Plan, and as a result, the benefits or amounts that will be received by any participant or groups of participants under the Equity Plan are not currently determinable. For information on awards made in 2021 to our NEOs, please refer to the “Summary Compensation Table” and “Grants of Plan-Based Awards Table” under the heading “Executive Compensation” elsewhere in this proxy statement. The closing price of the Company’s Common Stock on the NYSE on January 10, 2022, the record date for the Annual Meeting, was $134.64 per share.
Recommendation of the Board of Directors
The Board of Directors recommends a vote For approval of the AmerisourceBergen Corporation 2022 Omnibus Incentive Plan.

2022 AmerisourceBergen Proxy | RELATED PERSON TRANSACTIONS
RELATED PERSON TRANSACTIONS
Prohibition of Loans to Directors and Officers
Our corporate governance principles prohibit us from making any loans or extensions of credit to directors or executive officers. We do not have any programs under which we extend loans to either directors or officers.
Related Persons Transactions Policy
We have a written Related Persons Transactions Policy, which is posted on our website at investor.amerisourcebergen.com. The Audit Committee must approve or ratify any transaction, arrangement or relationship exceeding $120,000 in which the Company and any related person has a direct or indirect material interest. This policy includes any series of transactions that exceeds $120,000 in the aggregate in any calendar year. Related persons include:
▪
directors and nominees;

▪
executive officers;

▪
persons controlling more than 5% of our Common Stock;

▪
the immediate family members of each of these individuals; and

▪
a firm, corporation or other entity in which any of these individuals is employed or is a partner or principal or in which any of these individuals has more than 5% ownership interest.

Related persons must notify our Executive Vice President and Chief Legal Officer in advance of any proposed transaction with us. They must explain the principal features of the proposed transaction, including its potential value and benefit to us. Our Executive Vice President and Chief Legal Officer will refer all proposed related person transactions exceeding $120,000 to the Audit Committee for review.
The Audit Committee will consider the proposed transaction at its next regularly scheduled meeting. In reviewing the proposed transaction, the committee will take into account those factors it considers appropriate, including the business reasons for the transaction and whether the terms of the transaction are fair to the Company and no less favorable than would be provided by an unaffiliated third party. The committee will also consider, if applicable, whether the proposed transaction would impair the independence of a director or present an improper conflict of interest for directors, nominees or executive officers. Directors with an interest in any proposed transaction will not vote on the proposed transaction. The committee will review annually any ongoing related person transactions.
Related Persons Transactions
Walgreens Boots Alliance, through Walgreens Boots Alliance Holdings LLC (formerly known as WAB Holdings LLC), is a person controlling more than 5% of our Common Stock, and transactions between us and Walgreens Boots Alliance are subject to our Related Persons Transactions Policy. In fiscal year 2021, transactions between the Company and Walgreens Boots Alliance accounted for approximately 31% of our revenues.
As previously disclosed, in March 2013, we established a strategic relationship with Walgreens Boots Alliance. As part of that strategic relationship, we entered into various agreements and arrangements with Walgreens Boots Alliance and certain of its affiliates, including a ten-year pharmaceutical distribution agreement pursuant to which we distribute branded and generic pharmaceutical products to Walgreens Boots Alliance (the “US PVA”) and a generics purchasing services arrangement that provides us with the ability to access generics and related pharmaceutical products through a global sourcing arrangement with Walgreens Boots Alliance Development GmbH (the “WBAD Arrangement”).
We also entered into a Shareholders Agreement with Walgreens Boots Alliance in March 2013 (the “Shareholders Agreement”). The Shareholders Agreement contains, among other things, certain restrictions on Walgreens Boots Alliance’s ability to transfer its shares of our Common Stock. The Shareholders Agreement also contains certain standstill provisions that, among other things and subject to certain exceptions, prohibit Walgreens Boots Alliance from acquiring additional shares of our Common Stock. The standstill provisions prohibit Walgreens Boots Alliance from entering into voting agreements or granting a proxy to any other person; participating or engaging in a proxy solicitation with respect to AmerisourceBergen; seeking to control or influence the management or policies of AmerisourceBergen; or entering into or proposing a merger, business

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combination or other similar extraordinary transaction involving AmerisourceBergen. The foregoing restrictions do not prohibit Walgreens Boots Alliance from, subject to certain requirements, making private proposals to AmerisourceBergen subject to the approval of our Board, or competing with third-party acquisition proposals. The Shareholders Agreement also contains various provisions relating to board representation, voting arrangements, registration rights and other matters. The subsidiaries of Walgreens Boots Alliance that hold our Common Stock (including Walgreens Boots Alliance Holdings) are also subject to the above-mentioned restrictions and provisions.
Under the Shareholders Agreement, Walgreens Boots Alliance became entitled to designate a director to our Board when it, together with its subsidiaries, achieved ownership of 5% or more of our Common Stock. Ornella Barra is currently serving on our Board as Walgreens Boots Alliance’s designee and is a nominee for re-election as a director. Ms. Barra has served as a director of the Company since January 2015 and is a member of our Compliance and Risk Committee and Finance Committee.
Walgreens Boots Alliance will be entitled to designate a second director to our Board if, together with its subsidiaries, it acquires in one or more open market transactions, a total of 19,859,795 shares of our Common Stock (subject to certain adjustments). If Walgreens Boots Alliance divests our equity securities such that it owns less than 5% of the Common Stock, Walgreens Boots Alliance will no longer be entitled to designate any directors to the Board, and the Shareholders Agreement will, subject to certain exceptions, terminate.
For so long as Walgreens Boots Alliance has the right to designate a director to our Board, subject to certain exceptions, including matters related to acquisition proposals, Walgreens Boots Alliance will be obligated to vote all of its shares of our Common Stock in accordance with the recommendation of the Board on all matters submitted to a vote of our shareholders (including the election of directors).
As previously disclosed, in June 2021, we acquired a majority of Walgreens Boots Alliance’s Alliance Healthcare businesses for $6.275 billion in cash, subject to certain purchase price adjustments, and 2 million shares of our Common Stock.
We also extended the US PVA and the WBAD Arrangement by three years through 2029 and entered into a distribution agreement pursuant to which we will supply branded and generic pharmaceutical products to WBA’s Boots pharmacies in the United Kingdom through 2031.
We also entered into an Amended and Restated Shareholders Agreement, which amended and restated in its entirety the Shareholders Agreement and, among other things, increased by 1% the percentage of outstanding shares of our Common Stock which Walgreens Boots Alliance and its affiliates are permitted to hold.
Transactions with Persons Related to Management
In fiscal year 2021, Mr. Mauch’s sister was employed as the president of Xcenda, a business within the AmerisourceBergen Consulting Services operating segment. She received approximately $687,000 in compensation in fiscal year 2021. Compensation amounts for this individual include salary, bonus and equity compensation, if applicable. The compensation for this individual was established in accordance with our standard employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions. Mr. Mauch’s sister announced her retirement from Xcenda in September 2021.

2022 AmerisourceBergen Proxy | OWNERSHIP OF AND TRADING IN OUR STOCK
OWNERSHIP OF AND TRADING IN OUR STOCK
Beneficial Ownership of Common Stock
This table shows how much of our outstanding Common Stock is beneficially owned by each of the named executive officers, each of the directors and all directors and executive officers as a group as of November 30, 2021. The table also shows how much of our outstanding Common Stock is beneficially owned by owners of more than 5% of our outstanding Common Stock.
According to the rules adopted by the SEC, a person “beneficially owns” securities if the person has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant, right of conversion of a security or otherwise. Except as otherwise noted, the beneficial owners listed have sole voting and investment power with respect to the shares shown. An asterisk in the Percent of Class column indicates beneficial ownership of less than 1%, based on 208,853,388 shares of Common Stock outstanding as of the close of regular trading on the NYSE on November 30, 2021.
Name and Address of Beneficial Owner(1)	Title of Beneficial Owner	Aggregate Number of Shares Beneficially Owned (#)(2)	Percent of Class (%)
Steven H. Collis(3)	Chairman, President and Chief Executive Officer	788,387	*
James F. Cleary(3)	Executive Vice President and Chief Financial Officer	171,464	*
John G. Chou(3)	Executive Vice President and Special Advisor to the Chairman & CEO (formerly the Chief Legal Officer)	280,147	*
Gina K. Clark(3)	Executive Vice President and Chief Communications & Administration Officer	116,334	*
Robert P. Mauch(3)	Executive Vice President and Group President	134,475	*
Ornella Barra(4)	Director	58,854,867	28.2%
D. Mark Durcan(5)	Director	10,159	*
Richard W. Gochnauer(5)	Director	16,728	*
Lon R. Greenberg(5)	Director	12,524	*
Jane E. Henney, M.D.(5)	Lead Independent Director	19,984	*
Kathleen W. Hyle(5)	Director	13,732	*
Michael J. Long(5)	Director	13,611	*
Henry W. McGee(5)	Director	10,901	*
Dennis M. Nally(5)	Director	1,550	*
All directors and executive officers as a group (16 people)(6)		60,444,863	28.8%
BlackRock, Inc.(7)		11,049,607	5.3%
Vanguard Group Inc.(8)		17,013,279	8.1%
Walgreens Boots Alliance Holdings LLC(9)		58,854,867	28.2%

*
Less than 1.0%

(1)
The address for each named executive officer and director is: AmerisourceBergen Corporation, 1 West First Avenue, Conshohocken, PA 19428.

(2)
Based on information furnished to us by the respective shareholders or obtained by us from sources we believe are reliable. We believe that, unless otherwise indicated, the beneficial owners have sole voting and investment power over the shares shown opposite their names.

(3)
Common Stock and the percent of class listed as being beneficially owned by our named executive officers include outstanding options to purchase shares of Common Stock, which are exercisable within 60 days of November 30, 2021, as follows: Mr. Collis—564,882 shares; Mr. Chou—195,504 shares; Mr. Cleary—124,496 shares; Ms. Clark—86,336 shares; and Mr. Mauch—92,476 shares.

(4)
The aggregate number of shares beneficially owned by Ms. Barra consists of the 58,854,867 shares that are held by Walgreens Boots Alliance Holdings LLC. By virtue of her position as Chief Operating Officer, International of Walgreens Boots Alliance, Inc., Ms. Barra may be deemed to have the shared power to vote or direct the vote of  (and the shared power to dispose or direct the disposition of) the 58,854,867 shares held by Walgreens Boots Alliance Holdings LLC.

(5)
Common Stock and the percent of class listed as being beneficially owned by our non-employee directors include outstanding options to purchase shares of Common Stock, which are exercisable within 60 days of November 30, 2021, as follows: Ms. Barra—0 shares;

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Mr. Durcan—0 shares; Mr. Gochnauer—0 shares; Mr. Greenberg—0 shares; Dr. Henney—0 shares; Ms. Hyle—0 shares; Mr. Long—0 shares; Mr. McGee—0 shares; and Mr. Nally—0 shares.
(6)
Includes all directors and executive officers, including the named executive officers. The aggregate number of shares beneficially owned by all directors and executive officers as a group includes the 58,854,867 shares that are held by Walgreens Boots Alliance Holdings LLC. See footnote (4) above.

(7)
This information is based on a Schedule 13G/A filed with the SEC on January 29, 2021 by BlackRock, Inc., which reports sole voting power with respect to 9,521,956 shares, shared voting power with respect to 0 shares, and an aggregate beneficial ownership of 11,049,607 shares. In such filing, BlackRock, Inc. lists its address as 55 East 52nd Street, New York, NY 10055.

(8)
This information is based on a Schedule 13G/A filed with the SEC on February 10, 2021 by The Vanguard Group, which reports sole voting power with respect to 0 shares, shared voting power with respect to 247,096 shares, and an aggregate beneficial ownership of 117,013,279 shares. In such filing, the Vanguard Group lists its address as 100 Vanguard Blvd., Malvern, PA 19355.

(9)
This information is based on a Schedule 13D/A filed with the SEC on June 3, 2021 by Walgreens Boots Alliance, Inc. which reports that Walgreens Boots Alliance Holdings LLC, WBA Investments, Inc., and Walgreens Boots Alliance, Inc. have shared voting power and shared dispositive ownership with respect to 58,854,867 shares. None of these entities reported ownership of shares with sole voting power or sole dispositive power. In such filing, Walgreen Boots Alliance, Inc. lists its address as 108 Wilmot Road, Deerfield, IL 60015.

Equity Compensation Plan Information
The following table sets forth information as of September 30, 2021 regarding our existing compensation plans pursuant to which equity securities are authorized for issuance to employees and non-employee directors.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (#) (a)	Weighted-average exercise price of outstanding options, warrants and rights ($) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#) (c)
Equity compensation plans approved by security holders	5,272,249(1)	$84	7,670,364(2)
Equity compensation plans not approved by security holders	—	N/A	—
Total	5,272,249	$84	7,670,364

(1)
Includes shares of our Common Stock to be issued upon exercise of outstanding options and vesting of restricted stock units and performance share awards under our Equity Incentive Plan and our Omnibus Incentive Plan.

(2)
Includes shares available for future issuances of equity awards (including options, restricted stock units and performance share awards) under the Omnibus Incentive Plan. As of March 6, 2014, we ceased to use the Equity Incentive Plan for issuances of equity awards.

2022 AmerisourceBergen Proxy | SHAREHOLDER PROPOSALS
SHAREHOLDER PROPOSALS
Item 5—Shareholder Proposal to Adopt a Policy that No Financial Performance Metric Be Adjusted to Exclude Legal Or Compliance Costs in Determining Executive Compensation
The following shareholder proposal has been submitted to the Company for action at the 2022 Annual Meeting by the International Brotherhood of Teamsters General Fund, 25 Louisiana Avenue, NW, Washington, DC 20001. The International Brotherhood of Teamsters General Fund has indicated that it has beneficially owned at least $2,000 of our Common Stock continuously for at least one year and that it intends to own at least such amount through the 2022 Annual Meeting. In accordance with proxy regulations, the following is the complete text of the proposal, which is reproduced as submitted to us other than minor formatting changes. All statements contained in the shareholder proposal and supporting statement are the sole responsibility of the proponent. The Board does not support the adoption of this proposal as it believes it is not in the best interest of the Company or its shareholders.
Proposal 5—Prohibiting Adjustments for Legal and Compliance Costs
As an AmerisourceBergen shareholder, we support compensation arrangements that incentivize senior executives to drive growth while safeguarding company operations and reputation over the long-term. We believe this requires that the company adopt a policy that financial performance metrics should not be adjusted to exclude legal or compliance costs in evaluating performance for incentive payouts to senior executives. The policy is to provide the Compensation Committee with the discretion to exclude charges where it deems it in the interests of shareholders, although such situations should be accompanied by robust disclosure and justification.
The need for this reform is amply demonstrated by the costly litigation AmerisourceBergen faces over the opioid crisis and last year’s Say-on-Pay vote.
According to the 2021 proxy statement, AmerisourceBergen uses adjusted non-GAAP EPS and adjusted non-GAAP operating income in its short-term incentive program, and compound annual adjusted non-GAAP EPS in its performance share awards. In all three cases, the metrics are calculated to exclude litigation charges. In fiscal 2020, therefore, they excluded the impact of the company’s $6.6 billion opioid-related expense accrual- a charge that drove the company to its largest ever loss and exceeded cumulative earnings over the prior nine fiscal years.
In the event, with the opioid charges excluded, the company’s short-term incentive program and fiscal 2018-2020 performance share awards paid out above target for the named executives. This led to a contentious Say-on-Pay vote at the 2021 shareholder meeting, where 48% of shares cast opposed the proposal.
We believe that insulating senior executives from legal risks by removing associated costs from the metrics that determine their incentive compensation distorts incentives around compliance and undermines the alignment with shareholders. A superior approach to aligning executive pay with the company’s performance would be to include legal and compliance costs.
We urge shareholders to vote for this proposal.

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AmerisourceBergen Corporation’s Statement in Opposition to the Shareholder Proposal
The Board of Directors recommends that you vote AGAINST Proposal No. 5 (Item 5 on the Proxy Card) for the following reasons:
The metrics in AmerisourceBergen’s compensation program are consistent with the financial measures used to evaluate our business performance, are transparently disclosed, and align with long-term shareholder interests.
AmerisourceBergen’s executive compensation program links compensation for our executive officers to the metrics used by management to set business goals and evaluate financial results for internal planning and external reporting. The performance-based components of our executive compensation program are based on non-GAAP metrics, which our Board believes most effectively measure and reward operational performance and provide consistency and transparency between our financial reporting and compensation outcomes. In fiscal year 2021, the Compensation and Succession Planning Committee ("Compensation Committee") chose adjusted earnings per share, adjusted operating income and adjusted free cash flow as the key metrics for our annual plan performance goals.
We disclose the adjustments made between GAAP and non-GAAP financial measures for metrics used in our incentive compensation program. We have consistently excluded certain financial gains and charges, including those related to litigation, that are not indicative of our ongoing operating performance because they are outside the control of the Company, inherently unusual, non-operating, unpredictable, non-cash or non-recurring. We believe these adjustments are appropriate for incentivizing executives to make decisions that are aligned with the long-term interests of shareholders because litigation and other one-time gains and charges may be unrelated to management performance or may reflect decisions made by an earlier management team.
However, the Compensation Committee is also committed to holding our management team accountable for events within its control and maintains a process to consider the use of discretion for adjustments related to significant, non-recurring financial events, as appropriate. The Compensation Committee recognizes that certain events, such as the impact from the opioid litigation settlement accrual, should be reflected in final compensation decisions, and is committed to both ensuring that the financial outcomes of our business and shareholders remain in alignment and providing transparency in this process.
We believe that by considering company performance, individual results, and code of conduct values, our incentive compensation program is appropriately designed to align the interests of our senior executives with the long-term interests of our shareholders. In addition, the provisions allowing for the forfeiture and clawback of annual cash bonuses and equity awards set forth in our Omnibus Incentive Plan serve as a means to redress detrimental behavior by current and former executives, and we have a Compensation Recoupment Policy, as described on page 56 of this proxy statement.
The Compensation Committee is committed to the use of discretion to adjust executive compensation payouts to ensure that the financial outcomes of our business and shareholders remain aligned.
The Compensation Committee conducts a thorough and thoughtful review of our calculated financial metrics and corresponding potential payouts before making final executive compensation decisions. This review includes considering whether adjustments to NEO compensation are appropriate, including through the exercise of negative discretion, to ensure compensation outcomes are fully aligned with the interests and views of shareholders.
Following a disappointing say-on-pay vote at our 2021 Annual Meeting, we proactively engaged with a substantial portion of our shareholder base to better understand their views. The Compensation Committee carefully considered the feedback heard through engagement, in combination with Company-specific circumstances, in determining compensation actions for fiscal year 2021. Among the actions taken, the Compensation Committee exercised negative discretion on short-term incentive payouts to reflect the magnitude of the opioid settlement accrual recorded in fiscal year 2020.
In addition, the Compensation Committee enhanced and provided clarity for how it considers discretion for significant, non-recurring financial events, including:

2022 AmerisourceBergen Proxy | SHAREHOLDER PROPOSALS
▪
A commitment to disclose the Compensation Committee’s decision process for any potential use of discretion;

▪
Greater transparency of the Compensation Committee’s decision-making process for executive compensation more broadly; and

▪
Enhancements to the Compensation Committee’s process for reviewing any potential adjustments to reported financial results on a quarterly basis, with final approval of adjustments at year end.

The application of negative discretion and other responsive actions taken by the Compensation Committee were intended to better reflect the shareholder experience related to the magnitude of the opioid litigation settlement accrual recorded in fiscal year 2020. For more information regarding our 2021 shareholder engagement and the changes made to our executive compensation program in response thereto, please see page 41 of this proxy statement.
Adoption of this shareholder proposal is not necessary to enhance the Board and Compensation Committee’s current ability to align executive compensation and performance outcomes.
Proposal 5 would require that, when setting executive compensation, the Board be generally prohibited from adjusting any financial performance metric for legal or compliance costs, even if such costs are excluded from the metric for purposes of internal planning and external financial reporting. We believe that the policy set forth by Proposal 5 is not needed to enhance the Board’s and the Compensation Committee’s ability to effectively and efficiently administer the Company’s incentive compensation program. The Proposal’s suggestion that the Board make exceptions to the application of the policy in individual cases runs counter to the Board’s and Compensation Committee’s philosophy that executive officers should typically be compensated based on achievement of the same pre-determined financial metrics that are used to evaluate the Company’s performance. Given the Compensation Committee’s demonstrated actions to align executive compensation and performance outcomes through the exercise of negative discretion, and the commitment to exercise discretion as appropriate for future events within management’s control, we do not believe that this proposal would improve the Board’s and the Compensation Committee’s current ability to consider and account for significant one-time factors in making executive compensation decisions.
For the foregoing reasons, we believe the proposal is overly prescriptive and would impose a broad and indiscriminate restriction on the Board’s and the Compensation Committee’s ability to design and administer the incentive compensation program. Further, we believe our incentive compensation program is aligned appropriately with performance and long-term shareholder interests.
For the foregoing reasons, the Board of Directors believes that this shareholder proposal is not in the best interests of AmerisourceBergen or our shareholders and therefore recommends a vote AGAINST its adoption.

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Item 6—Shareholder Proposal Regarding the Threshold for Calling a Special Meeting
The following shareholder proposal has been submitted to the Company for action at the 2022 Annual Meeting by Kenneth Steiner, 14 Stoner Avenue, 2M, Great Neck, New York 11021. Mr. Steiner has named John Chevedden as his proxy for this proposal. Mr. Steiner has indicated that he has beneficially owned at least $2,000 of our Common Stock continuously for at least one year and that he intends to own at least such amount through the 2022 Annual Meeting. In accordance with proxy regulations, the following is the complete text of the proposal, which is reproduced as submitted to us other than minor formatting changes. All statements contained in the shareholder proposal and supporting statement are the sole responsibility of the proponent. The Board does not support the adoption of this proposal as it believes it is not in the best interest of the Company or its shareholders.
Proposal 6—Special Shareholder Meeting Improvement
Shareowners ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareowner meeting.
AmerisourceBergen currently has one of the highest stock ownership thresholds to call a special meeting—25% of shares. This 25% of shares translates into 30% of the ABC shares that normally vote at our annual meeting. It would be hopeless to expect that shareholders, who do not even vote, would go out of their way to take the special procedural steps to ask for a special shareholder meeting.
On top of the high 25% stock ownership requirement, that translates into 30% of shares that vote at the annual meeting, is the fact that all shares not held for one continuous year are 100% disqualified from formally participating in the call for a special shareholder meeting.
Thus the shareholders who own 30% of shares held for one continuous year could determine that they hold 45% of shares that typically vote at the annual meeting when their shares held for less than one continuous year are included.
In contrast to this potential 45% stock ownership threshold to call a special shareholder meeting, we need the more reasonable stock ownership threshold called for in this proposal.
Also to make up for our lack of a right to act by written consent we need the right of 10% of shares to call for a special shareholder meeting.
Certain companies, that do not provide for a shareholder right to act by written consent, have a more reasonable stock ownership threshold to call for a special shareholder meeting. Southwest Airlines is an example of a company that does not provide for shareholder written consent and yet provides for 10% of shares to call for a special shareholder meeting
Special meetings allow shareholders to vote on important matters, such as electing new directors with special expertise or independence that may be lacking in our current directors as was the case with the 3 new Exxon directors supported by Engine No. 1 hedge fund in 2021.
Our management is best served by providing the means for 10% of shareholders, who have special expertise, to bring emerging opportunities or solutions to problems to the attention of management and all shareholders.
Also shareholder engagement is a toothless way to introduce new ideas to management. And management can abruptly discontinue or drastically restructure any shareholder engagement program if it fails to give mostly cheerleading feedback to management. Plus we do not have a requirement for independent board chairman which is another means to bring new ideas to management.
Please vote yes: Special Shareholder Meeting Improvement—Proposal 6

2022 AmerisourceBergen Proxy | SHAREHOLDER PROPOSALS
AmerisourceBergen Corporation’s Statement in Opposition to the Shareholder Proposal
The Board of Directors recommends that you vote AGAINST Proposal No. 6 (Item 6 on the Proxy Card) for the following reasons:
AmerisourceBergen already has a meaningful right for shareholders to call a special meeting.
AmerisourceBergen’s current organizational documents provide holders of 25% of the shares of common stock the power to call a special meeting of shareholders. This right was put in place following shareholder approval of a Company proposal at our 2014 Annual Meeting.
Our Board believes that a 25% threshold is consistent with market practice and strikes an appropriate balance between facilitating extraordinary meetings when deemed necessary by a sufficient number of shareholders and not providing undue power to a small minority of shareholders.
AmerisourceBergen is committed to strong governance and shareholder engagement practices that provide effective Board accountability.
AmerisourceBergen shareholders have meaningful rights and mechanisms are in place for shareholders to provide input to our Board though direct engagement. Our Board believes shareholders should consider the Company’s special meeting right in the context of our overall corporate governance structure and practices, which are designed to promote accountability and encourage engagement, including the following:
▪
Annual election of all directors

▪
Majority voting standard for the election of directors

▪
Market standard proxy access rights for director nominations

▪
No supermajority vote provisions

▪
Single class of common stock with equal voting rights

▪
Strong and defined Lead Independent Director role

▪
Commitment to appoint independent Chair at next CEO transition

▪
Comprehensive Board and Committee annual evaluation process

▪
Regular engagement with shareholders

Through our comprehensive shareholder outreach program, shareholders have the opportunity throughout the year to provide feedback and share their views with our Board. Our Board and management team value and heavily weigh the input we receive from our shareholders. The proposal’s supporting statement contends that shareholder engagement is “a toothless way to introduce new ideas to management.” However, as discussed on page 41 of this proxy statement, our engagement practices prove to be just the opposite. Shareholder perspectives inform our decision making process across a range of topics, including significant responsive actions taken in fiscal 2021 with regard to executive compensation.
Our board believes that the combination of the Company’s strong governance practices and our ongoing shareholder engagement makes a reduction in the special meeting ownership threshold unnecessary.
Special meetings should be extraordinary events that take place only when deemed necessary by a significant proportion of our shareholders.
Special meetings should only be called if a reasonably large proportion of the Company’s shareholders determine that a meeting is necessary for the expeditious resolution of a pressing issue in advance of the next annual meeting. Lowering the threshold for calling special meetings from a threshold of 25% to 10% of our outstanding common stock could permit a small group of shareholders to use special meetings to serve a narrow self-interest not necessarily in the best interests of the Company or shareholders as a whole. Organizing and carrying out a special meeting is costly and disruptive to the business of the Company because the Board and management must divert time and resources away from overseeing and running the business in order to adequately prepare for such a meeting. Lowering the threshold of shareholder approval to 10% could require the Company to expend a large amount of time and money preparing for a special meeting even if

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SHAREHOLDER PROPOSALS | 2022 AmerisourceBergen Proxy
as much as 90% of shareholders are opposed to holding it. If a critical proportion of shareholders does not support a special meeting, the need for the meeting is not so great as to warrant disrupting our business and incurring the associated costs. Instead, such an issue should be raised at an annual meeting of shareholders or be addressed in some other fashion, such as through direct communication with our Board or management.
We believe that lowering the threshold for special meetings could create an incentive for shareholders to call special meetings instead of working with the Company to create value for all shareholders.
For the foregoing reasons, the Board of Directors believes that this shareholder proposal is not in the best interests of AmerisourceBergen or our shareholders and therefore recommends a vote AGAINST its adoption.

2022 AmerisourceBergen Proxy | Other Information
Other Information
Availability of the Annual Report on Form 10-K
Copies of our Annual Report on Form 10-K for the fiscal year ended September 30, 2021 (without exhibits or documents incorporated by reference therein), are available without charge to shareholders upon written request to the Corporate and Investor Relations Department, AmerisourceBergen Corporation, 1 West First Avenue, Conshohocken, Pennsylvania 19428, by calling (610) 727-7000 or via the Internet at investor.amerisourcebergen.com.
Frequently Asked Questions About the 2022 Annual Meeting of Shareholders and Voting at the Meeting
Why am I being furnished this proxy statement?
The Board of Directors of AmerisourceBergen is furnishing this proxy statement in connection with its solicitation of proxies for use at the 2022 Annual Meeting of Shareholders to be held on March 10, 2022, and at any adjournments thereof. Our Annual Report on Form 10-K for the fiscal year ended September 30, 2021 accompanies this notice and proxy statement, but is not incorporated as a part of the proxy statement and is not to be regarded as part of the proxy solicitation material.
Who is soliciting my proxy?
The Board of Directors is soliciting your proxy in order to provide you with an opportunity to vote on all matters scheduled to come before the meeting whether or not you attend the virtual meeting.
What if I received a Notice of Internet Availability of Proxy Materials?
We are providing access to our proxy materials over the Internet. Accordingly, on or about January 27, 2022, we are mailing to our record and beneficial shareholders a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access our proxy materials over the Internet and vote online. If you received a Notice of Internet Availability of Proxy Materials, you will not receive a printed copy of our proxy materials by mail unless you request one. If you wish to receive a printed copy of our proxy materials for the 2022 Meeting of Shareholders, you should follow the instructions for requesting those materials included in the Notice of Internet Availability of Proxy Materials.
Who can attend the Annual Meeting? How do I attend?
This year’s Annual Meeting will be held in a virtual format through a live webcast.
Only shareholders of record of our Common Stock at the close of business on January 10, 2022 (the “record date”) have a right to attend the Annual Meeting. In order to be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/ABC2022, you must enter the 16-digit control number found next to the label “Control Number” on your Notice of Internet Availability, proxy card, or voting instruction form, or in the email sending you the Proxy Statement. If you are a beneficial shareholder, you may contact the bank, broker or other institution where you hold your account if you have questions about obtaining your control number. If you do not have a 16-digit control number, you may still attend the meeting as a guest in listen-only mode.
We encourage you to log in to the website and access the webcast early, beginning approximately 15 minutes before the Annual Meeting start time. If you have experience technical difficulties, please contact the technical support telephone number posted on the virtual shareholder meeting log in page.
Who is entitled to vote?
You may vote if you owned shares of our Common Stock as of the close of business on January 10, 2022, which is the record date. You are entitled to one vote for each share of Common Stock that you own. As of January 10, 2022, we had 209,074,937 shares of Common Stock outstanding.

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Other Information | 2022 AmerisourceBergen Proxy
What shares can I vote?
You may vote all shares owned by you as of the close of business on January 10, 2022, the record date. These shares include:
▪
Shares held directly in your name as the shareholder of record.

▪
Shares of which you are the beneficial owner but not the shareholder of record. These are shares that are held for you through a broker, trustee or other nominee such as a bank, including shares purchased through any 401(k) plan or our employee stock purchase plan.

How do I vote my shares?
If you hold your shares in your own name as the shareholder of record, you have three options for voting and submitting your proxy before the meeting:
▪
By Internet—We encourage you to vote and submit your proxy over the Internet at www.proxyvote.com in advance of the meeting or during the meeting at www.virtualshareholdermeeting.com/ABC2022.

▪
By telephone—You may vote and submit your proxy by calling 1-800-690-6903 in advance of the meeting.

▪
By mail—If you received your proxy materials by mail, you may vote by completing, signing and returning the enclosed proxy card.

If you hold your shares through an account with a bank, broker or other nominee, you may view materials at www.proxyvote.com and may vote by completing and signing the voting instruction form that the bank, broker or other nominee will provide to you, or by using telephone or Internet voting arrangements described on the voting instruction form or other materials that the bank, broker or other nominee will provide to you.
How do I revoke my proxy?
If you are the shareholder of record, you may revoke your proxy at any time before the polls close at the meeting. You may revoke your proxy by:
▪
Changing your vote in the manner described below.

▪
Notifying Kourosh Q. Pirouz, Vice President, Associate General Counsel and Secretary, AmerisourceBergen Corporation, 1 West First Avenue, Conshohocken, Pennsylvania 19428 in writing that you are revoking your proxy before it is voted at the meeting.

If you hold your shares through an account with a bank or broker, your ability to revoke your proxy depends on the voting procedures of the bank or broker. Please follow the directions provided to you by your bank or broker.
May I change my vote?
You may change your vote at any time before the polls close at the meeting. You may change your vote by:
▪
Signing another proxy card with a later date and returning it to us prior to the meeting.

▪
Voting again over the Internet or by telephone prior to 11:59 p.m., Eastern Time, on March 9, 2022.

If you hold your shares through an account with a bank or broker, your ability to change your vote depends on the voting procedures of the bank or broker. Please follow the directions provided to you by your bank or broker.
What if I return my proxy card but do not provide voting instructions?
Proxy cards that are signed and returned but do not contain instructions will be voted as follows:
▪
For the election of the ten nominees for director named on page 9 of this proxy statement;

▪
For the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2022;

▪
For the approval, on an advisory basis, of the compensation of our named executive officers as described in this proxy statement;

2022 AmerisourceBergen Proxy | Other Information
▪
For the approval of the AmerisourceBergen Corporation Omnibus Incentive Plan as described in this proxy statement;

▪
Against the shareholder proposals set forth in this proxy statement, if properly presented at the 2022 Annual Meeting; and

▪
In accordance with the best judgment of the individuals named as proxies on the proxy card on any other matters properly brought before the meeting.

What does it mean if I receive more than one proxy card or instruction form?
It means that you have multiple accounts with our transfer agent and/or banks or brokers. Please vote all of your shares. We recommend that you consolidate as many accounts as possible under the same name and address. For assistance consolidating accounts where you are the shareholder of record, you may contact our transfer agent, Computershare, at 1-800-522-6645.
Will my shares be voted if I do not provide my proxy?
If you are a registered shareholder and do not provide a proxy, in order to vote your shares, you must do so over the Internet or by telephone prior to the meeting.
If you hold shares through an account with a bank or broker, your shares may be voted even if you do not provide voting instructions to your bank or broker. Banks and brokers have the authority under the rules of the New York Stock Exchange, or NYSE, to vote shares for which their customers do not provide voting instructions on certain routine matters. The ratification of the appointment of our independent registered public accounting firm (Item 2 on the Proxy Card) is considered a routine matter for which banks and brokers may vote without specific instructions from their customers.
May shareholders ask questions at the meeting?
Yes. Representatives of AmerisourceBergen will answer shareholders’ questions of general interest at the end of the meeting and questions may also be submitted in advance. You may submit a question in advance of the meeting at www.proxyvote.com after logging in with your Control Number. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/ABC2022.
How many votes must be present to hold the meeting?
In order for us to conduct our meeting, a majority of the shares of our Common Stock outstanding as of January 10, 2022 must be present in order to constitute a quorum. Your shares are counted as present at the meeting if you attend the meeting or if you properly return a proxy over the Internet, by telephone or by mail. Shares voted by banks or brokers on behalf of beneficial owners are also counted as present at the meeting. In addition, abstentions and broker non-votes will be counted for purposes of establishing a quorum with respect to any matter properly brought before the meeting. Broker non-votes occur on a matter when a bank or broker is not permitted under applicable rules and regulations to vote on a matter without instruction from the beneficial owner of the underlying shares and no instruction has been given.
How many votes are needed to elect a director and how are votes counted?
The affirmative vote of a majority of the votes cast will be required for the election of each director (Item 1 on the Proxy Card).
A majority of the votes cast means that the votes cast “for” a director exceed the number of votes cast “against” that director. Abstentions and broker non-votes are disregarded when determining if a majority of the votes have been cast in favor of a director.
How many votes are needed for each proposal to pass and how are the votes counted?
The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote will be required for:
▪
The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year (Item 2 on the Proxy Card);

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Other Information | 2022 AmerisourceBergen Proxy
▪
The approval, on an advisory basis, of the compensation of our named executive officers as described in this proxy statement (Item 3 on the Proxy Card);

▪
The approval of the AmerisourceBergen Corporation Omnibus Incentive Plan as described in this proxy statement (Item 4 on the Proxy Card);

▪
The approval of each of the shareholder proposals set forth in this proxy statement, if properly presented at the 2022 Annual Meeting (Items 5 and 6 on the Proxy Card); and

▪
Any other proposal that might properly come before the meeting.

Abstentions will not be counted toward the tabulation of votes on Items 2 through 6. Under NYSE rules, Item 2 is considered a routine matter on which brokers will be permitted to vote in their discretion even if the beneficial owners do not provide voting instructions. However, Items 3 through 6 are not considered routine matters under NYSE rules, and brokers will not be permitted to vote on Items 3, 4, 5 and 6 unless the beneficial owners provide voting instructions. Broker non-votes will not be counted toward the tabulation of votes on Items 3, 4, 5 and 6.
How will proxies be voted on other items or matters that properly come before the meeting?
If any other items or matters properly come before the meeting, the proxies received will be voted on those items or matters in accordance with the discretion of the proxy holders.
Is AmerisourceBergen aware of any other item of business that will be presented at the meeting?
We are not aware of any other business to be presented at the 2022 Annual Meeting of Shareholders. However, if any other matter should properly come before the 2022 Annual Meeting of Shareholders, the accompanying proxy confers discretionary authority with respect to such matter.
Will there be any further solicitation of proxies for the meeting?
Our directors, officers and employees may solicit proxies by telephone or in person. In addition, we have hired Morrow & Co., LLC, 470 West Ave, Stamford, CT 06902 to assist us in soliciting proxies, if necessary. Morrow may solicit proxies by telephone or in person. We will pay Morrow a fee of  $12,000, plus expenses, for providing such services. All costs and expenses of any solicitation, including the cost of preparing this proxy statement and posting it on the Internet and mailing the Notice of Internet Availability of Proxy Materials, will be borne by AmerisourceBergen.
Will AmerisourceBergen reimburse any expenses of banks, brokers, nominees and fiduciaries?
Yes, we will reimburse the expenses of banks, brokers, nominees and fiduciaries that send notices, proxies and proxy materials to our shareholders for such service.
Will the director nominees be in attendance at the meeting?
We currently expect all of our director nominees to be in attendance at the 2022 Annual Meeting of Shareholders and all directors are expected to attend our annual meetings pursuant to our governance principles. All of our directors attended the 2021 Annual Meeting of Shareholders.
Requirements for Submission of Proxy Proposals,
Nomination of Directors, and Other Business of Shareholders
Shareholder Proposals for Inclusion in the 2023 Proxy Statement.   Any shareholder proposal that is intended to be presented by such shareholder at AmerisourceBergen’s 2023 Annual Meeting of Shareholders must be received in writing by September 30, 2022 in order to be considered for inclusion in the 2023 proxy statement and the form of proxy relating to the 2023 meeting. All proposals should be submitted, along with proof of ownership of AmerisourceBergen Common Stock in accordance with SEC Rule 14a-8(e)(2), to: Kourosh Q. Pirouz, Vice President, Associate General Counsel and Secretary, AmerisourceBergen Corporation, 1 West First Avenue, Conshohocken, PA 19428. Shareholder proposals must comply with SEC Rule 14a-8, Delaware law and our bylaws. Failure to deliver a proposal by these means may result in it not being deemed timely received.
Other Shareholder Proposals for Presentation at the 2023 Annual Meeting of Shareholders.   Shareholders of record who do not submit a proposal for inclusion in AmerisourceBergen’s proxy materials under SEC

2022 AmerisourceBergen Proxy | Other Information
Rule 14a-8, but who instead intend to nominate a person for election as director or to introduce an item of business at the 2023 Annual Meeting of Shareholders must provide advance written notice to us in accordance with our bylaws. Our bylaws set forth the procedures that must be followed and the information that must be provided in order for a shareholder to nominate a person for election as director or to introduce an item of business at the 2023 Annual Meeting of Shareholders. We must receive notice of your intention to introduce a nomination or other item of business at the 2023 Annual Meeting of Shareholders no earlier than November 9, 2022 and no later than December 9, 2022. Such notice should be addressed to Kourosh Q. Pirouz, Vice President, Associate General Counsel and Secretary, AmerisourceBergen Corporation, 1 West First Avenue, Conshohocken, PA 19428, and must include the information set forth in our bylaws. You may obtain a copy of our bylaws upon request by writing to the Secretary at our principal executive offices. The proxy solicited by our Board of Directors for the 2023 Annual Meeting of Shareholders will confer discretionary authority with respect to any such proposal.
The Chairman of the 2023 Annual Meeting of Shareholders may refuse to allow the transaction of any business or acknowledge the nomination of any person not made in compliance with the procedures set forth for such matters in our bylaws.
Proxy Access Shareholder Proposals for the 2023 Annual Meeting of Shareholders.   Eligible shareholders who do not seek to use the advance notice provisions for nomination of directors in Section 2.03(c) of our bylaws, but who instead intend to nominate a person for election as director under the proxy access provision in our bylaws must comply with the provisions of and provide notice to us in accordance with Section 3.16 of our bylaws. That Section sets forth the shareholder eligibility requirements and other procedures that must be followed and the information that must be provided to us in order for an eligible shareholder to have included in our proxy materials for the 2023 Annual Meeting of Shareholders up to two nominees for election as director at the Annual Meeting of Shareholders. We must receive the required notice and information specified in Section 3.16 no earlier than August 31, 2022 and no later than September 30, 2022. Such notice should be addressed to Kourosh Q. Pirouz, Vice President, Associate General Counsel and Secretary, AmerisourceBergen Corporation, 1 West First Avenue, Conshohocken, PA 19428. You may obtain a copy of our bylaws upon request by writing to the Secretary at our principal executive offices. The proxy solicited by our Board of Directors for the 2023 Annual Meeting of Shareholders will confer discretionary authority with respect to any such nomination.
Other Shareholder Communications.   Shareholder communications may be submitted at any time in writing to: Kourosh Q. Pirouz, Vice President, Associate General Counsel and Secretary, AmerisourceBergen Corporation, 1 West First Avenue, Conshohocken, PA 19428. Shareholder communications are communications from any shareholder to the Board of Directors, any committee or any director on matters that relate reasonably to their respective duties and responsibilities. Shareholder communications do not include shareholder proposals (discussed above) and shareholder recommendations for director nominee candidates (discussed under “Corporate Governance and Related Matters—Shareholder Engagement—Shareholder Recommendations for Director Nominees”). AmerisourceBergen’s Secretary will determine, in his good faith judgment, which shareholder communications will be relayed to the Board of Directors, any committee or any director.
Householding.   As permitted by the rules of the SEC, we have adopted the procedure of  “householding” whereby we deliver a single set of proxy materials to one address shared by two or more of our shareholders. This procedure can result in significant cost savings. We have delivered only one set of proxy materials to multiple shareholders who share an address, unless we received contrary instructions from the impacted shareholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any shareholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the proxy statement or annual report, contact Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department. You may also contact Broadridge Investor Communication Solutions if you received multiple copies of the proxy materials and prefer to receive a single copy in the future.

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2022 AmerisourceBergen Proxy | Appendix A
Supplemental Information: GAAP to Non-GAAP Reconciliation
To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), we have presented the following non-GAAP financial measures elsewhere in this proxy statement: (i) adjusted gross profit; (ii) adjusted operating income and adjusted operating income margin; (iii) adjusted diluted earnings per share; and (iv) adjusted free cash flow. The non-GAAP financial measures should be viewed in addition to, and not in lieu of, financial measures calculated in accordance with GAAP. These supplemental measures may vary from, and may not be comparable to, similarly titled measures by other companies.
The following is a reconciliation of the identified GAAP financial measures to their most directly comparable non-GAAP financial measures:
	Fiscal Year Ended September 30, 2021
(In thousands, except per share data)	Gross Profit	Operating Income	Diluted Earnings Per Share
GAAP	$6,943,228	$2,354,197	$7.39
Gains from antitrust litigation settlements	(168,794)	(168,794)	(0.58)
LIFO credit	(203,028)	(203,028)	(0.70)
Acquisition-related intangibles amortization	—	176,221	0.58
Employee severance, litigation and other(1)	—	471,911	1.84
Impairment of non-customer note receivable	—	—	0.07
Gain on remeasurement of equity investment	—	—	(0.31)
Goodwill impairment	—	6,373	0.03
Impairment of assets	—	11,324	0.05
Certain discrete tax benefits(2)	—	—	(0.10)
Tax reform(3)	—	—	0.98
Adjusted Non-GAAP	$6,571,406	$2,648,204	$9.26(4)

(1)
Includes a $147.7 million legal expense accrual related to our proposed opioid litigation settlements.

(2)
Represents an adjustment of discrete tax benefits primarily attributable to the income tax deductions resulting from the permanent shutdown of the PharMEDium business.

(3)
Includes $127.6 million of expense relating to UK tax reform, $73.8 million of expense relating to Swiss tax reform, and a $3.4 million loss on the currency remeasurement of the related deferred tax assets, which is recorded within Other Income, Net.

(4)
The sum of the components does not equal the total due to rounding.

In addition, for the fiscal year ended September 30, 2021 adjusted free cash flow of  $2,087.5 million consisted of net cash provided by operating activities of  $2,666.6 million, plus $27.9 million in cash payments made relating to unfavorable legal settlements, minus $168.8 million in gains from antitrust settlements, and minus capital expenditures of  $438.2 million.
The non-GAAP financial measures are presented because management uses non-GAAP financial measures to evaluate the Company’s operating performance, to perform financial planning, and to determine incentive compensation. Therefore, the Company believes that the presentation of non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors. The presented non-GAAP financial measures exclude items that management does not believe reflect the Company’s core operating performance because such items are outside the control of the Company or are inherently unusual, non-operating, unpredictable, non-recurring, or non-cash. We have included the following non-GAAP earnings-related financial measures in this proxy statement:
▪
Adjusted gross profit:   Adjusted gross profit is a non-GAAP financial measure that excludes gains from antitrust litigation settlements and LIFO credit. Gains from antitrust litigation settlements and LIFO credit are excluded because the Company cannot control the amounts recognized or timing of these items. Management believes that this non-GAAP financial measure is useful to investors as a supplemental measure of the Company’s ongoing operating performance. Gains from antitrust litigation settlements relates to the settlement of lawsuits that have been filed against brand pharmaceutical manufacturers alleging that the manufacturer, by itself or in concert with others, took improper actions

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Appendix A | 2022 AmerisourceBergen Proxy
to delay or prevent generic drugs from entering the market. LIFO credit is affected by changes in inventory quantities, product mix, and manufacturer pricing practices, which may be impacted by market and other external influences.
▪
Adjusted operating income:   Adjusted operating income is a non-GAAP financial measure that excludes the gains from antitrust litigation settlements, LIFO credit, acquisition-related intangibles amortization, employee severance, litigation and other, goodwill impairment, and impairment of assets. In the fiscal year ended September 30, 2021, employee severance, litigation, and other included a $147.7 million legal expense accrual related to our proposed opioid litigation settlements. Acquisition-related intangibles amortization is excluded because it is a non-cash item and does not reflect the operating performance of the acquired companies. We exclude employee severance amounts that relate to unpredictable and/or non-recurring business restructurings. We exclude the amount of litigation settlements and other expenses, such as the accrual related to opioid lawsuits and investigations, as well as goodwill impairment and the impairment of assets, that are unusual, non-operating, unpredictable, non-recurring or non-cash in nature because we believe these exclusions facilitate the analysis of our ongoing operational performance.

▪
Adjusted diluted earnings per share:   Adjusted diluted earnings per share excludes the per share impact of adjustments, including gains from antitrust litigation settlements; LIFO credit; acquisition-related intangibles amortization; employee severance, litigation, and other; impairment of non-customer not receivable; gain on remeasurement of an equity investment; goodwill impairment; and impairment of assets; in each case net of the tax effect calculated using the applicable effective tax rate for those items. The per share impact of certain discrete tax benefits primarily attributable to the income tax deduction recognized in connection with the permanent shutdown of the PharMEDium business and the per share impact of certain benefits relating to tax reforms in the UK and Switzerland are also excluded from adjusted diluted earnings per share for the fiscal year ended September 30, 2021. Management believes that this non-GAAP financial measure is useful to investors because it eliminates the per share impact of the items that are outside the control of the Company or that we consider to not be indicative of our ongoing operating performance due to their inherent unusual, non-operating, unpredictable, non-recurring, or non-cash nature. Management believes that adjusted diluted shares outstanding is useful to investors because it facilitates the calculation of adjusted diluted earnings per share.

▪
Adjusted free cash flow:   For the Company, adjusted free cash flow is a non-GAAP financial measure defined as net cash provided by operating activities, excluding other significant unpredictable or non-recurring cash payments or receipts relating to legal settlements, minus capital expenditures. Management believes that this non-GAAP financial measure is useful to investors because it eliminates the impact of items that are inherently unusual, unpredictable, and non-recurring in nature.

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2022 AmerisourceBergen Proxy | Appendix B
AmerisourceBergen Corporation 2022 Omnibus Incentive Plan
1.
Purpose.   This AmerisourceBergen Corporation 2022 Omnibus Incentive Plan (the “Plan”), is adopted by the Board of Directors of AmerisourceBergen Corporation (the “Company”) subject to stockholder approval of the Plan at the 2022 Annual Meeting of Stockholders (the “Effective Date”) and shall become effective upon such approval. The purpose of the Plan is to provide designated employees, non-employee directors, independent contractors and consultants of the Company and its parent and subsidiaries with the opportunity to receive grants of stock-based awards as provided in the Plan. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s stockholders, and will align the economic interests of the participants with those of the stockholders. The Plan is the successor to the AmerisourceBergen Corporation Omnibus Incentive Plan, which was effective as of March 6, 2014 (the “2014 Plan”). No awards will be granted under the 2014 Plan after the Effective Date.

2.
Definitions.   For purposes of the Plan, the following terms shall be defined as follows:

“Administrator” means the particular entity, whether the Compensation Committee, the Board, the Secondary Board Committee or other committee of two (2) or more non-employee Board members specified in Section 3(a), which is authorized to administer the Plan with respect to one or more classes of Eligible Individuals, to the extent such entity is carrying out its administrative functions under the Plan with respect to the persons under its jurisdiction.
“Award” means an award made pursuant to the terms of the Plan to an Eligible Individual in the form of Stock Options, Stock Appreciation Rights, Stock Awards, Restricted Stock Unit Awards, Dividend Equivalent Awards or other awards determined by the Administrator.
“Award Agreement” means a written agreement or certificate granting an Award.
“Board” means the Board of Directors of the Company.
“Cause” means a determination by the Administrator that any of the following has occurred: (i) commission of any act of fraud, embezzlement (ii) a material breach of any nonsolicitation, noncompetition or invention assignment provisions in an agreement between the Participant and the Company (or any Parent or Subsidiary), including nonsolicitation, noncompetition or invention assignment provisions in the applicable Award Agreement (iii) any unauthorized use or disclosure of confidential information or trade secrets of the Company (or any of its affiliated corporations) (iv) any other willful misconduct adversely affecting the business or affairs of the Company (or any its affiliated corporations) or (v) material failure to comply with the Company’s code of conduct or employment policies; provided, however, if  “Cause” is defined in an employment or other written agreement between the Company (or any Parent or Subsidiary) and the Participant, then Cause shall have the meaning assigned to such term in such employment or other agreement.
“Change in Control” shall be deemed to have occurred if:
i.
Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 35% of the voting power of the then outstanding securities of the Company, and such person owns more aggregate voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors than any other person;

ii.
The consummation of  (x) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to 50% or more of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (y) a sale or other disposition of all or substantially all of the assets of the Company, or (z) a liquidation or dissolution of the Company; or

iii.
A change in the composition of the Board over a period of twelve (12) consecutive months or less such that a majority of the Board members ceases to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period (“Incumbent Directors”) or (B) have been elected or nominated for election as Board members during such period by at least two-thirds of the Incumbent Directors who were still in office at the time the Board approved such election or nomination; provided that any individual who becomes a Board member subsequent to the

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beginning of such period and whose election or nomination was approved by two-thirds of the Board members then comprising the Incumbent Directors will be considered an Incumbent Director.
“Code” means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations thereunder.
“Common Stock” means the common stock of the Company.
“Compensation Committee” means the Compensation and Succession Planning Committee of the Board, which shall at all relevant times be comprised solely of two (2) or more non-employee Board members, each of whom is intended to qualify as a “non-employee director” (as defined in Rule 16b-3 under the Exchange Act) and an “independent director” under the rules of any securities exchange or automated quotation system on which the Common Stock is then listed, quoted or traded; provided that any action taken by the Compensation Committee shall be valid and effective, whether or not one or more members of the Compensation Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this definition or otherwise provided in the charter of the Compensation Committee.
“Dividend Equivalent Award”means an Award to receive dividend equivalents granted to an Eligible Individual pursuant to Section 12 hereof.
“Eligible Individuals” means the individuals described in Section 6 who are eligible for Awards under the Plan.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the applicable rulings and regulations thereunder.
“Fair Market Value” shall be determined as follows:
i.
If the Common Stock is publicly traded, then the Fair Market Value per share of Common Stock shall be determined as follows: (x) if the principal trading market for the Common Stock is a national securities exchange, the closing selling price per share at the close of regular hours of trading on the relevant date (or, if the relevant date is not a day in which the Common Stock is being traded, then the next day in which the Common Stock is being traded after the relevant date), or (y) if the Common Stock is not principally traded on such exchange, the mean between the last reported “bid” and “asked” prices of shares of Common Stock on the relevant date (or, if the relevant date is not a date upon which a sale was reported, then the next day in which the Common Stock is being traded after the relevant date).

ii.
If the Common Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Administrator.

“Family Member” means, with respect to a particular Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships.
“Full Value Award” means an Award other than a Stock Option, Stock Appreciation Right or other Award for which the Participant pays the intrinsic value (whether directly or by forgoing a right to receive a payment from the Company).
“Parent” means any corporation that is a “parent corporation” within the meaning of Section 424(e) of the Code with respect to the Company.
“Participant” means an Eligible Individual to whom an Award has been granted under the Plan.
“Performance Goals” means any of the following performance criteria upon which the vesting of one or more Awards under the Plan may be based, or such other performance criteria as the Administrator may specify: (i) cash flow (including net cash flow, cash flow from operations, free cash flow (i.e. cash flow from operations less capital expenditures), cash flow from investing activities and cash flow from financing activities); (ii) earnings (including total earnings, earnings from operations, gross profit, gross margin, earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation, amortization and charges for stock-based compensation, earnings before interest, taxes, depreciation and amortization, and net earnings); (iii) income from continuing operations, income from continuing operations before taxes, income from continuing operations before taxes and interest, income from continuing operations before taxes, interest, depreciation and amortization, income from continuing operations before special items (including warrant expense, LIFO

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charges, employee severance, litigation expenses, deal amortization and other expenses, all net of taxes); (iv) earnings per share and earnings per share from continuing operations, diluted or basic; (v) growth in earnings or earnings per share, diluted or basic; (vi) stock price; (vii) return on equity or average stockholder equity; (viii) total stockholder return or growth in total stockholder return either directly or in relation to a comparative group; (ix) return on capital; (x) return on assets or net assets; (xi) net asset turnover or change in assets; (xii) capital expenditures; (xiii) invested capital, return on capital or return on committed or invested capital; (xiv) revenue, growth in revenue or return on sales; (xv) income or net income; (xvi) operating income, net operating income or net operating income after tax; (xvii) operating profit or net operating profit; (xviii) gross or operating margin; (xix) profitability by product or program line, business unit, or segment; (xx) return on operating revenue or return on operating profit; (xxi) distribution, selling, general and/or administrative expenses; (xxii) operating expenses; (xxiii) operating expenses as a percentage of revenue; (xxiv) overhead or other expense reduction; (xxv) dividend payment yield or dividend payout ratio; (xxvi) net or gross sales; (xxvii) days sales outstanding; (xxviii) days inventory on hand; (xxix) inventory turnover; (xxx) economic value added; (xxxi) cost of capital; (xxxii) litigation and regulatory resolution goals; (xxxiii) budget comparisons; (xxxiv) productivity; (xxxv) growth in stockholder value relative to the growth of the S&P 500 or S&P 500 Index, the S&P Global Industry Classification Standards (“GICS”) or GICS Index, or another peer group or peer group index; (xxxvi) debt or debt reduction; (xxxvii) credit rating; (xxxviii) development and implementation of key projects, strategic plans and/or organizational restructuring goals; (xxxix) performance achievements on certain designated projects or objectives; (xl) development and implementation of risk and crisis management programs; improvement in workforce diversity; (xli) productivity goals; (xlii) workforce management and succession planning goals; (xliii) measures of customer satisfaction, employee satisfaction, employee retention or staff development; (xliv) development or marketing collaborations, formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance the Company’s revenue or profitability or enhance its customer base; (xlv) merger and acquisitions; (xlvi) measures of market share; (xlvii) maintenance of an investment grade rating; (xlviii) buy-side margin or other specific financial criteria related to inventory purchasing; (xlix) regulatory compliance, (l) specific diversity and/or succession goals or implementation; and (li) other similar criteria consistent with the foregoing.
Such performance criteria may be based upon the attainment of specified levels of the Company’s performance under one or more of the measures described above relative to the performance of other entities, on the performance of any of the Company’s business units or divisions or any Parent or Subsidiary and on an adjusted or non-adjusted basis. Each applicable Performance Goal may include a minimum threshold level of performance below which no Award will be earned, levels of performance at which specified portions of an Award will be earned and a maximum level of performance at which an Award will be fully earned. Each applicable performance goal may be appropriately adjusted as the Administrator deems appropriate, including for the following items: (A) asset impairments or write-downs; (B) litigation judgments or claim settlements; (C) the effect of changes in tax law, accounting principles or other such laws, regulations or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; (E) any unusual or infrequently occurring items; (F) the operations of any business acquired by the Company; (G) severance, contract termination and other costs related to exiting certain business activities, discontinued operations or the divestiture of one or more business operations; (H) currency fluctuations; (I) non-cash items, such as amortization, depreciation or reserves; (J) any recapitalization, merger, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets or other similar corporate transaction; (K) gains or losses from the early extinguishment of debt; (L) stock dividend or stock split; (M) items relating to major licensing or partnership arrangements; and (N) any other adjustment consistent with the operation of the Plan.
“Restricted Stock Unit” means a Common Stock-equivalent unit granted to an Eligible Individual pursuant to Section 11 hereof.
“Secondary Board Committee” shall mean a committee of one or more Board members appointed by the Board to administer the Plan with respect to Eligible Individuals who are not subject to the reporting rules under Section 16(a) of the Exchange Act.
“Securities Act” means the Securities Act of 1933, as amended, and the applicable rulings and regulations thereunder.
“Service” means the performance of services for the Company (or any Parent or Subsidiary, whether now existing or subsequently established) by a person in the capacity of an employee, a non-employee member of the Board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the Award Agreement. For purposes of the Plan, a Participant shall be deemed to cease Service immediately upon the occurrence of either of the following events: (i) the Participant no longer performs services

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in any of the foregoing capacities for the Company or any Parent or Subsidiary or (ii) the entity for which the Participant is performing such services ceases to remain a Parent or Subsidiary of the Company, even though the Participant may subsequently continue to perform services for that entity. Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Company. Except to the extent otherwise required by law or expressly authorized by the Administrator or by the Company’s written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period the Participant is on a leave of absence.
“Stock Appreciation Right”means an Award to receive all or some portion of the appreciation on shares of Common Stock granted to an Eligible Individual pursuant to Section 9 hereof.
“Stock Award” means an Award of shares of Common Stock granted to an Eligible Individual pursuant to Section 10 hereof.
“Stock Option” means an Award to purchase shares of Common Stock granted to an Eligible Individual pursuant to Section 8 hereof. No Stock Option is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.
“Subsidiary” means any corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Administrator designates as a Subsidiary for the purposes of the Plan.
“Substitute Award” means an Award granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock.
“Voluntary Retirement” means any voluntary termination of employment by a Participant after reaching age fifty-five (55), where the Participant’s age plus years of continuous employment with the Company and/or its Parent or Subsidiaries equals at least sixty-five (65).
3.
Administration of the Plan.

a.
Administration.   The Compensation Committee (whether acting directly or through a subcommittee of two (2) or more members thereof) shall have sole and exclusive authority to administer the Plan with respect to Eligible Individuals who are subject to the reporting rules under Section 16(a) of the Exchange Act; provided that the Board may retain the power to administer the Plan with respect to such Eligible Individuals in its discretion, and provided further that the Board may delegate to another committee of two (2) or more non-employee Board members, each of whom is intended to qualify as a “non-employee director” (as defined in Rule 16b-3 under the Exchange Act), the authority to administer the Plan with respect to non-employee directors. Administration of the Plan with respect to all other Eligible Individuals and other Awards may, at the Board’s discretion, be vested in the Compensation Committee or a Secondary Board Committee, or the Board may retain the power to administer those programs with respect to such persons and awards.

b.
Power and Authority of the Administrator.   Each Administrator shall, within the scope of its administrative functions under Plan, have full power and discretionary authority, subject to the express provisions hereof, (i) to select Participants from the Eligible Individuals, (ii) to make Awards in accordance with the Plan, (iii) to determine the number of shares of Common Stock subject to each Award and the cash amount (if any) payable in connection with an Award, (iv) subject to the limitation set forth in Section 7(b), to determine the terms and conditions of each Award, including, without limitation, those related to vesting, forfeiture, payment and exercisability (and whether terms of any vesting or exercise will be based upon the achievement of specific Performance Goals), and the effect, if any, of a Participant’s termination of Service or, subject to Section 18, the effect, if any, of a Change in Control on the outstanding Awards granted to a Participant, (v) to determine the amounts payable based on attainment of Performance Goals, including discretion to make such adjustments (positive or negative) to the amounts payable as the Administrator deems appropriate and in the best interests of the Company, (vi) to amend the terms and conditions of an Award after the granting thereof to a Participant (including accelerating the exercisability, vesting or payment of an Award and/or extending the period of time for which a Stock Option or Stock Appreciation Right is to remain exercisable following the Participant’s cessation of Service), (vii) to provide in an Award Agreement for forfeiture of all or part of an Award, whether or not such Award has become exercisable, nonforfeitable or earned or has previously been exercised, as the case may be, and to determine the terms and conditions of such forfeiture, which terms and conditions may include, but are not limited

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to, non-competition and non-solicitation requirements and/or conditions requiring the repayment to the Company of the vested and/or previously exercised portion of any Award; (viii) to take any action pursuant to its authority under a Policy (as defined in Section 14(a)) with respect to any Awards granted hereunder; (ix) to specify and approve the provisions of the Award Agreements delivered to Participants in connection with their Awards, (x) to interpret any Award Agreement delivered under the Plan, (xi) to prescribe, amend and rescind such rules and procedures as it deems necessary or advisable for the proper administration of the Plan, including adopting subplans to the Plan or special terms for Awards granted to Eligible Individuals in countries outside the United States, (xii) to vary the terms of Awards to take account of tax, securities law and other regulatory requirements of various states or foreign jurisdictions, (xiii) subject to Section 3(e), to delegate to one or more officers of the Company some or all of its authority under the Plan, and (xiv) to make all other determinations and to formulate such procedures as may be necessary or advisable for the administration of the Plan.
c.
Plan Construction and Interpretation.   The Administrator shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

d.
Determinations of Administrator Final and Binding.   All determinations made by the Administrator in carrying out and administering the Plan and in construing and interpreting the Plan shall be final, binding and conclusive for all purposes and upon all persons interested herein. All Awards shall be made conditional upon the Participant’s acknowledgment, by acceptance of the Award (whether electronic or otherwise), that all decisions and determinations of the Administrator shall be final and binding on the Participant, the Participant’s beneficiaries and any other person having or claiming an interest under such Award.

e.
Delegation of Authority.   To the maximum extent permitted by law, the Board or the Compensation Committee may from time to time delegate some or all of its authority under the Plan to one or more officers of the Company; provided, however, that in no event shall such officer or officers be delegated any authority to grant Awards to, or amend or make determinations with respect to Awards held by, Eligible Individuals who, at such time, are (i) subject to the reporting rules under Section 16(a) of the Exchange Act, or (ii) officers of the Company who are delegated authority pursuant to this Section 3(e). Any delegation hereunder shall be subject to the restrictions and limits that the Board or the Compensation Committee specifies at the time of such delegation or thereafter. The Board or the Compensation Committee may at any time rescind the authority delegated to a delegatee appointed hereunder or appoint a new delegatee. At all times, a delegatee appointed under this Section 3(e) shall serve in such capacity at the pleasure of the body that appointed such delegatee. Any action undertaken by the delegatee in accordance with the Board’s or the Compensation Committee’s delegation of authority shall have the same force and effect as if undertaken directly by the Board or the Compensation Committee, respectively, and any reference in the Plan to the Board or the Compensation Committee shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to the delegatee.

f.
Indemnification.   To the extent allowable pursuant to applicable law, each member of the Board and each officer to whom authority is delegated under Section 3(e) (each such person, and “indemnitee”) shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such individual in connection with or resulting from any claim, action, suit, or proceeding to which the indemnitee may be a party or in which the indemnitee may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by the indemnitee in satisfaction of judgment in such action, suit, or proceeding against the indemnitee; provided that the indemnitee gives the Company an opportunity, at its own expense, to handle and defend the same before the indemnitee undertakes to handle and defend it on the indemnitee’s own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

4.
Duration of Plan.   The Plan shall remain in effect until terminated by the Board and thereafter until all Awards granted under the Plan are satisfied by the issuance of shares of Common Stock or the payment of cash or are terminated under the terms of the Plan or under the Award Agreement entered into in connection with the grant thereof. Notwithstanding the foregoing, no Awards may be granted under the Plan after March 9, 2032.

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5.
Shares of Stock Subject to the Plan and Award Limitations.

a.
Share Reserve.   Subject to adjustment as provided in Section 17(b), the number of shares of Common Stock that may be issued under the Plan pursuant to Awards made on or after the Effective Date shall not exceed, in the aggregate, 24,750,000 shares. In addition, any shares of Common Stock that remained available for awards under the 2014 Plan as of the Effective Date, and any shares of Common Stock subject to outstanding awards under the 2014 Plan as of the Effective Date that are payable in shares and that expire, are forfeited or are otherwise terminated without having been exercised, vested or settled in full, as applicable, on or after the Effective Date, subject to adjustment provided in 17(b) below (“2014 Plan Shares”), may be issued with respect to Awards under this Plan. The aggregate number of shares reserved for issuance under this Plan as of the Effective Date, including such 2014 Plan Shares, is referred to as the (“2022 Plan Reserve”). Shares issued under the Plan may be either authorized but unissued shares, treasury shares or any combination thereof.

For purposes of determining the number of shares that remain available for issuance under the Plan and subject to adjustment as provided in Section 17(b), the following rules shall apply:
i.
the 2022 Plan Reserve shall be reduced on a one-for-one basis for each share of Common Stock subject to an Award other than a Full Value Award and by a fixed ratio of 3.00 shares of Common Stock for each share of Common Stock subject to a Full Value Award;

ii.
the 2022 Plan Reserve shall be increased by one share for each share of Common Stock subject to an Award other than a Full Value Award that expires or is forfeited or otherwise terminated without the issuance of such shares or is settled by the delivery of consideration other than shares of Common Stock and by 3.00 shares for each share of Common Stock subject to a Full Value Award that expires or is forfeited or otherwise terminated without the issuance of such shares or is settled by the delivery of consideration other than shares of Common Stock;

iii.
the 2022 Plan Reserve shall be increased by 3.00 shares for each unvested share of Common Stock repurchased or forfeited under a Stock Award;

iv.
the 2022 Plan Reserve shall be increased by one share for each share of Common Stock subject to a stock option granted under the 2014 Plan that expires or is forfeited or otherwise terminates without the issuance of such shares or is settled by the delivery of consideration other than shares of Common Stock and by 3.25 shares for each share of Common Stock subject to a full value award granted under the 2014 Plan that expires or is forfeited or otherwise terminates without the issuance of such shares or is settled by the delivery of consideration other than shares of Common Stock; and

v.
the 2022 Plan Reserve shall not be increased by:

(A)
the number of shares of Common Stock tendered to pay the exercise price of, or to satisfy a Participant’s tax withholding obligations with respect to, a Stock Option or other Award,

(B)
the number of shares of Common Stock withheld from any Award to satisfy a Participant’s tax withholding obligations or, if applicable, to pay the exercise price of a Stock Option or other Award,

(C)
the number of shares of Common Stock subject to a Stock Appreciation Right that are not issued in connection with the settlement of the Stock Appreciation Right on exercise thereof, and

(D)
shares of Common Stock purchased on the open market with the cash proceeds from the exercise of Stock Options.

In addition, any shares of Common Stock underlying Substitute Awards shall not be counted against the 2022 Plan Reserve.
a.
Limitation on Awards.   Subject to adjustment as provided in Section 17(b),

i.
the maximum aggregate number of shares of Common Stock with respect to which Awards (whether settled in cash or shares of Common Stock) may be granted to any Participant (other than a non-employee director) during any fiscal year of the Company under the Plan shall be Three Million (3,000,000); and

2022 AmerisourceBergen Proxy | Appendix B
ii.
the maximum grant date value of shares subject to Awards granted to any non-employee director during any fiscal year of the Company under the Plan, taken together with any cash fees payable to such non-employee director for services rendered as a non-employee director during the fiscal year, shall not exceed $800,000 in total value. For purposes of this limit, the value of such Awards shall be calculated based on the grant date fair value of such Awards for financial reporting purposes.

For purposes of this Section 5(b), each share of Common Stock subject to an Award (including a Full Value Award) shall be counted as one share against the Award limits set forth above.
6.
Eligible Individuals.   Awards may be granted by the Administrator to individuals (“Eligible Individuals”) who are officers or other employees, non-employee directors, independent contractors or consultants of the Company (or a Parent or Subsidiary) with the potential to contribute to the future success of the Company or its Parents or Subsidiaries. An individual’s status as a member of the Board, the Compensation Committee or any Secondary Board Committee or an officer to whom authority is delegated under Section 3(e) shall not affect the individual’s eligibility to participate in the Plan.

7.
Awards.

a.
Awards Generally.   Awards under the Plan may consist of Stock Options, Stock Appreciation Rights, Stock Awards, Restricted Stock Unit Awards, Dividend Equivalent Awards or other awards determined by the Administrator. The terms and provisions of an Award shall be set forth in a written Award Agreement approved by the Administrator.

b.
Vesting Restrictions.   Notwithstanding the generality of the foregoing, Awards made under the Plan shall include regular vesting schedules under which no portion of an Award may vest or become exercisable in less than one year from the date of grant; provided however that, subject to any adjustments as described below and without regard to the fungible share counting ratios set forth in Section 5(a), up to 5% of shares subject to the 2022 Plan Reserve may be granted without regard to this minimum vesting requirement.

8.
Stock Options.

a.
Terms of Stock Options Generally.   Subject to the terms of the Plan and the applicable Award Agreement, each Stock Option shall entitle the Participant to whom such Stock Option was granted to purchase the number of shares of Common Stock specified in the applicable Award Agreement and shall be subject to the terms and conditions established by the Administrator in connection with the Award and specified in the applicable Award Agreement, including, without limitation, whether the Stock Option will vest and become exercisable based upon the achievement of specific Performance Goals. Upon satisfaction of the conditions to exercisability specified in the applicable Award Agreement, a Participant shall be entitled to exercise the Stock Option in whole or in part and to receive, upon satisfaction or payment of the exercise price or an irrevocable notice of exercise in the manner contemplated by Section 8(e) below, the number of shares of Common Stock in respect of which the Stock Option shall have been exercised.

b.
Exercise Price.   The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Administrator at the time of grant and set forth in the Award Agreement; provided, however, that the exercise price per share shall be no less than 100% of the Fair Market Value per share on the date of grant. Notwithstanding the foregoing, the exercise price per share of a Stock Option that is a Substitute Award may be less than the Fair Market Value per share on the date of award, provided the requirements of Treas. Reg. § 1.409A-1(b)(5)(v)(D) are met.

c.
Option Term.   The term of each Stock Option shall be fixed by the Administrator and set forth in the Award Agreement; provided, however, that a Stock Option shall not be exercisable after the expiration of ten (10) years from the date the Stock Option is granted.

d.
Effect of Termination of Service.    The following provisions shall govern the exercise of any Stock Options that are outstanding at the time of the Participant’s cessation of Service:

i.
Any Stock Option outstanding at the time of the Participant’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Administrator and set forth in the Award Agreement, but no such Stock Option shall be exercisable after the expiration of the option term.

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ii.
Any Stock Option held by the Participant at the time of the Participant’s death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Participant’s estate or by the person or persons to whom the Stock Option is transferred pursuant to the Participant’s will or the laws of inheritance or by the Participant’s designated beneficiary or beneficiaries of that Stock Option.

iii.
Should the Participant’s Service be terminated for Cause or should the Participant otherwise engage in conduct constituting grounds for a termination for Cause while holding one or more outstanding Stock Options, then all of the Participant’s outstanding Stock Options shall terminate immediately and cease to be outstanding.

iv.
During the applicable post-service exercise period, the Stock Option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the Stock Option is at the time exercisable. No additional Stock Options shall vest following the Participant’s cessation of Service, except to the extent (if any) specifically authorized by the Administrator in its sole discretion pursuant to an express written agreement with the Participant. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the Stock Option shall terminate and cease to be outstanding for any shares for which the Stock Option has not been exercised.

The Administrator shall have complete discretion, exercisable either at the time a Stock Option is granted or at any time while the Stock Option remains outstanding, to:
i.
extend the period of time for which the Stock Option is to remain exercisable following the Participant’s cessation of Service from the limited exercise period otherwise in effect for that Stock Option to such greater period of time as the Administrator shall deem appropriate, but in no event beyond the expiration of the option term,

ii.
include an automatic extension provision whereby the specified post-service exercise period in effect for any Stock Option shall automatically be extended by an additional period of time equal in duration to any interval within the specified post-service exercise period during which the exercise of that Stock Option or the immediate sale of the shares acquired under such Stock Option could not be effected in compliance with the applicable registration requirements of federal and state securities laws, but in no event shall such an extension result in the continuation of such Stock Option beyond the expiration date of the term of that option, and/or

iii.
permit the Stock Option to be exercised, during the applicable post-service exercise period, not only with respect to the number of vested shares of Common Stock for which such Stock Option is exercisable at the time of the Participant’s cessation of Service but also with respect to one or more additional installments in which the Participant would have vested had the Participant continued in Service.

e.
Payment of Exercise Price.   Subject to the provisions of the applicable Award Agreement, the exercise price of a Stock Option may be paid in one or more of the following forms:

i.
cash or check made payable to the Company;

ii.
previously owned shares of Common Stock (whether delivered in the form of actual stock certificates or through attestation of ownership) held for the requisite period (if any) necessary to avoid any resulting charge to the Company’s earnings for financial reporting purposes and valued at Fair Market Value on the exercise date;

iii.
through the withholding of shares subject to the Stock Option with a Fair Market Value on the date of exercise equal to the aggregate exercise price; or

iv.
through a “cashless exercise” procedure which is approved by the Company involving a brokerage firm (reasonably satisfactory to the Company for purposes of administering such procedure in compliance with the Company’s pre-clearance/pre-notification policies) thereby affording Participants the opportunity to sell immediately some or all of the shares underlying the exercised portion of the Stock Option in order to generate sufficient cash to pay the Stock Option exercise price and to satisfy withholding tax obligations related to the Stock Option.

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9.
Stock Appreciation Rights.   Stock Appreciation Rights shall be subject to the terms and conditions of the Plan and those established by the Administrator in connection with the award thereof and specified in the applicable Award Agreement, including, without limitation, whether the Stock Appreciation Rights will vest and become exercisable based upon the achievement of specific Performance Goals; provided, however, that the exercise price per share of Common Stock subject to a Stock Appreciation Right shall be no less than 100% of the Fair Market Value per share on the date of grant and the Stock Appreciation Right shall not be exercisable after the expiration of ten (10) years measured from the grant date. Subject to the provisions of Section 14, the exercise of a Stock Appreciation Right shall entitle a Participant to an amount, if any, equal to the Fair Market Value of a share of Common Stock on the date of exercise over the Stock Appreciation Right exercise price specified in the applicable Award Agreement. At the discretion of the Administrator, payments to a Participant upon exercise of a Stock Appreciation Right may be made in shares of Common Stock, cash or a combination thereof. A Stock Appreciation Right may be granted alone or in addition to other Awards, or in tandem with a Stock Option. If granted in tandem with a Stock Option, a Stock Appreciation Right shall cover the same number of shares of Common Stock as covered by the Stock Option (or such lesser number of shares as the Administrator may determine) and shall be exercisable only at such time or times and to the extent the related Stock Option shall be exercisable, and shall have the same term and exercise price as the related Stock Option. Upon exercise of a Stock Appreciation Right granted in tandem with a Stock Option, the related Stock Option shall be canceled automatically to the extent of the number of shares covered by such exercise; conversely, if the related Stock Option is exercised as to some or all of the shares covered by the tandem grant, the tandem Stock Appreciation Right shall be canceled automatically to the extent of the number of shares covered by the Stock Option exercised. The provisions governing the exercise of Stock Appreciation Rights following the cessation of the Participant’s Service shall be substantially the same as set forth in Section 8(d) for Stock Options granted under the Plan.

10.
Stock Awards.   Stock Awards shall consist of one or more shares of Common Stock granted to an Eligible Individual, and shall be subject to the terms and conditions of the Plan and those established by the Administrator in connection with the Award and specified in the applicable Award Agreement. Stock Awards may be issued for cash or no cash consideration and as fully vested shares or subject to vesting conditions as determined by the Administrator, including, without limitation, whether the Stock Awards will vest based upon the achievement of specific Performance Goals. Notwithstanding anything to the contrary however, the Administrator shall be permitted to waive any vesting conditions applicable to any Stock Award. Except as otherwise provided in the applicable Award Agreement, a Participant shall have all the rights of a stockholder with respect to any shares of Common Stock issued to the Participant under a Stock Award, whether or not the Participant’s interest in those shares is vested; provided however, that no cash dividends on a Stock Award shall vest and be payable until the underlying Stock Award vests. Accrued dividends will not accrue interest.

11.
Restricted Stock Units.   The Administrator may from time to time grant Awards to Eligible Individuals denominated in Common Stock-equivalent units in such amounts and upon such terms and conditions set forth in the Plan and as the Administrator shall determine and as set forth in an applicable Award Agreement, including, without limitation, whether the Restricted Stock Units will vest based upon the achievement of specific Performance Goals. Notwithstanding anything to the contrary however, the Administrator shall be permitted to waive any vesting conditions applicable to any Restricted Stock Unit Award. Restricted Stock Units granted to a Participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Company’s assets. An Award of Restricted Stock Units may be settled in shares of Common Stock, cash, or in any combination of Common Stock and cash as the Administrator shall determine. Except as otherwise provided in the applicable Award Agreement, the Participant shall not have the rights of a stockholder with respect to any Common Stock represented by a Restricted Stock Unit. However, Dividend Equivalents may be paid or credited, either in cash or in actual or phantom shares of Common Stock, on outstanding Restricted Stock Units, subject to such terms and conditions as the Administrator may deem appropriate; provided however, that no Dividend Equivalents shall vest or become payable until the underlying Restricted Stock Units vest and become payable.

12.
Dividend Equivalent Awards.

a.
The Administrator may grant Dividend Equivalents to any Eligible Individual based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Award is granted to a Participant and the date such Award vests, is distributed

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Appendix B | 2022 AmerisourceBergen Proxy
or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common stock by such formula and at such time and subject to such limitations as may be determined by the Administrator. In addition, Dividend Equivalents that are based on dividends paid prior to the vesting of an Award shall only vest and be paid out to the Participant to the extent that the underlying Award vests and is payable. Dividend Equivalents will not accrue interest.
b.
Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Stock Options or Stock Appreciation Rights.

13.
Other Awards.   The Administrator shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Awards not described above which the Administrator determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for cash payments based in whole or in part on the value or future value of Common Stock, for the acquisition or future acquisition of Common Stock, or any combination thereof. Other Awards shall also include cash payments under the Plan which may be based on one or more criteria determined by the Administrator which are unrelated to the value of Common Stock and which may be granted in tandem with, or independent of, other Awards under the Plan.

14.
Forfeiture and Repayment Rules.

a.
Notwithstanding anything in the Plan to the contrary, all Awards shall be subject to the Company’s Compensation Recoupment Policy, the Financial Recoupment Policy of the Company’s Corporate Integrity Agreement, to the extent applicable, and any other applicable clawback, recoupment or other similar policy that the Board or Compensation Committee may adopt at any time (each, a “Policy”), notwithstanding any provision of an employment agreement or other agreement to the contrary. All Awards shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of such Policy. To the extent that the terms of this Plan and such Policy conflict, the terms of such Policy shall prevail.

b.
Unless otherwise set forth in the applicable Award Agreement, by accepting an Award under the Plan, the Participant thereby: (i) agrees to be bound by the terms and conditions of any confidentiality, nonsolicitation, noncompetition or invention assignment provisions in the applicable Award Agreement, (ii) acknowledges and agrees that the Company would have not granted such Award in the absence such terms and conditions, (iii) represents and warrants that the Participant will remain in full compliance with such terms and conditions, (iv) agrees to make or cause to be made any payments required pursuant to a Policy, (v) agrees that the Company may deduct from, and set-off against, any amounts owed to the Participant by the Company or any Parent or Subsidiary (including, without limitation, amounts owed as wages, bonuses, severance, or other fringe benefits) to the extent of the amount owed by the Participant to the Company pursuant to a Policy and (vi) agrees and consents to the Company’s application, implementation and enforcement of  (A) any Policy established by the Company that may apply to the Participant and (B) any provisions of applicable law relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company and the Compensation Committee or Board may take such actions as are necessary to effectuate any Policy or applicable law without further consent or action being required by the Participant.

c.
An Award Agreement evidencing an Award under the Plan as to which this Section 14 applies shall provide the applicable Participant with a reasonable period of time following the date of such Participant’s receipt of such Award Agreement to refuse acceptance of such Award if the Participant disagrees with any of the terms and conditions of this Section 14. If a Participant refuses acceptance of an Award, the Award will be immediately forfeited, the Participant will have no further rights with respect to such Award, and the shares of Common Stock underlying such Award shall again be available for grant under the Plan.

15.
Non-transferability.   No Award granted under the Plan or any rights or interests therein shall be sold, transferred, assigned, pledged or otherwise encumbered or disposed of except by will or by the laws of descent and distribution or as may otherwise be required by law; provided, however, that the Administrator may, subject to such terms and conditions as the Administrator shall specify, permit the transfer of an Award to a Participant’s Family Members or to one or more trusts established in whole or in part for the benefit of the Participant or one or more of the Participant’s Family Members; provided further, that the restrictions in this sentence shall not apply to the shares received in connection with an Award after the

2022 AmerisourceBergen Proxy | Appendix B
date that the restrictions on transferability of such shares set forth in the applicable Award Agreement have lapsed. During the lifetime of a Participant, a Stock Option or Stock Appreciation Right shall be exercisable only by the Participant, and payments in settlement of Awards shall be payable only to the Participant, or, if applicable, the Family Member or trust to whom such Stock Option, Stock Appreciation Right or other Award has been transferred in accordance with the preceding sentence. Notwithstanding the foregoing, a Participant also may, to the extent permitted by the Administrator, designate one or more beneficiaries of the Participant’s outstanding Awards, and those Awards shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Participant’s death while holding those Awards. Such beneficiary or beneficiaries shall take the transferred Awards subject to all the terms and conditions of the Plan and the applicable Award Agreement(s) evidencing each such transferred Award.
16.
Deferred Compensation

a.
Deferrals Permitted.   The Administrator may, in its sole discretion, structure one or more Awards (other than Stock Options or Stock Appreciation Rights) so that Participants may be provided with an election to defer the compensation associated with those Awards for federal income tax purposes. Any such deferral opportunity shall comply with all applicable requirements of Section 409A of the Code.

b.
Retainer Fee Deferral Program.   The Administrator may implement a non-employee directors retainer fee deferral program under the Plan so as to allow the non-employee directors the opportunity to elect to convert the Board and Board committee retainer fees to be earned for a year into Restricted Stock Units that will defer the issuance of the shares of Common Stock that vest under those Restricted Stock Units until a permissible date or event under Section 409A of the Code. If such program is implemented, the Administrator shall have the authority to establish such rules and procedures as it deems appropriate for the filing of such deferral elections and the designation of the permissible distribution events under Section 409A of the Code.

17.
Recapitalization or Reorganization.

a.
Authority of the Company and Stockholders.   The existence of the Plan, the Award Agreements and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

b.
Change in Capitalization.   Notwithstanding any provision of the Plan or any Award Agreement, in the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, stock split, combination or exchange of shares, spin-off transaction or any other corporate event affecting the Common Stock as a class without the Company’s receipt of consideration, or should the value of outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, the Administrator, shall make such equitable adjustments it considers appropriate (in the form determined by the Administrator in its sole discretion) to prevent diminution or enlargement of the rights of Participants under the Plan with respect to (i) the aggregate number, class and/or issuer of securities for which Awards in respect thereof may be granted under the Plan, (ii) the maximum number, class and/or issuer of securities for which any one person may be granted Awards under the Plan per fiscal year, (iii the number, class and/or issuer of securities and the exercise price (or other cash consideration, if any) per share in effect under each outstanding Award under the Plan, (iv) the number, class and/or issuer of securities subject to the Company’s outstanding repurchase rights under the Plan and the repurchase price payable per share, and (v) such other adjustments as it deems appropriate. The Administrator’s determination as to what, if any, adjustments shall be made shall be final and binding on the Company and all Participants.

c.
Limitations.   Notwithstanding the foregoing: (i) any adjustments made pursuant to Section 17(b) to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code

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Appendix B | 2022 AmerisourceBergen Proxy
shall be made in compliance with the requirements of Section 409A of the Code; (ii) any adjustments made pursuant to Section 17(b) to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such manner as to ensure that after such adjustment, the Awards either continue not to be subject to Section 409A of the Code or comply with the requirements of Section 409A of the Code; and (iii) the Administrator shall not have the authority to make any adjustments pursuant to Section 17(b) to the extent that the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code to be subject thereto.
18.
Change in Control.

a.
Except as otherwise provided in an Award Agreement and except for Awards made to non-employee directors, if, within two (2) years following a Change in Control which occurs after the Effective Date, a Participant’s Service as an employee is involuntarily terminated by the Company (or successor thereto) or a Parent or Subsidiary, without Cause: (i) all Stock Options or Stock Appreciation Rights of such Participant then outstanding shall become fully exercisable as of the date of such termination, (ii) all restrictions and conditions on all Stock Awards of such Participant then outstanding shall lapse as of the date of such termination, (iii) all Restricted Stock Units of such Participant shall become nonforfeitable as of the date of such termination, and (iv) all Awards that vest based on the attainment of specified Performance Goals of such Participant shall vest and be payable in accordance with the terms set forth in the Award Agreement.

b.
In addition, in the event of a Change in Control, the Administrator may, in its sole discretion, make any or all of the following adjustments: (i) by written notice to each holder of an outstanding Stock Option or Stock Appreciation Right provide that such holder’s Stock Options or Stock Appreciation Rights shall be cancelled unless exercised within such period as the Administrator shall determine after the date of such notice; (ii) provide for the payment upon termination or cancellation of a Stock Option or Stock Appreciation Right (whether or not such Stock Option or Stock Appreciation Right is otherwise exercisable) of an amount in cash, securities and/or other property (or a combination thereof) with an aggregate value equal to: (A) the excess, if any, of the aggregate Fair Market Value as of the date of such Change in Control of the Common Stock then subject to the Stock Option or Stock Appreciation Right over the product of the number of shares of Common Stock then subject to the Stock Option multiplied by the per share exercise price, less (B) an amount equal to the federal, state, local and foreign taxes, if any, required to be withheld, collected, accounted for or paid as a result of such payment; (iii) provide for the cancellation of outstanding Stock Awards, Restricted Stock Unit Awards, or other Awards in exchange for payments of cash, securities and/or other property (or a combination thereof) having an aggregate value equal to the value of such Award, as determined by the Administrator, in its sole discretion; (iv) substitute other property (including, without limitation, cash or other securities of the Company and securities of an entity other than the Company); and/or (v) make any other adjustments, or take other reasonable action, as the Administrator deems appropriate, including accelerating the vesting and exercisability of Awards, provided that no such other action impairs any rights that a Participant has under the Plan without such Participant’s consent. Without limiting the foregoing, if the per-share Fair Market Value of the Common Stock does not exceed the per-share exercise price of a Stock Option or Stock Appreciation Right, the Company shall not be required to make any payment to the Participant upon termination or cancellation of the Stock Option or Stock Appreciation Right.

19.
Amendment of the Plan; Amendment of Outstanding Awards.   The Board or Compensation Committee may at any time and from time to time terminate, modify, suspend or amend the Plan in whole or in part; provided, however, that no such termination, modification, suspension or amendment shall be effective without stockholder approval if such approval is required to comply with any applicable law or stock exchange rule. Except as otherwise provided in the next sentence or Section 21(e) below, no termination, modification, suspension or amendment of the Plan shall, without the consent of a Participant to whom any Awards shall previously have been granted, adversely affect the Participant’s rights under such Awards. Furthermore, notwithstanding any provision herein to the contrary, the Board or Compensation Committee shall have broad authority to amend the Plan or any Award to take into account changes in applicable tax laws (including, without limitation, Section 409A of the Code), securities laws, accounting rules and other applicable state, federal and foreign laws and/or to amend any Award to ensure that the Award is in compliance with the limitations, terms and conditions of the Plan.

2022 AmerisourceBergen Proxy | Appendix B
20.
No Repricing of Stock Options or Stock Appreciation Rights.   Notwithstanding any provision in the Plan to the contrary, the Administrator shall not (a) implement any cancellation/regrant program pursuant to which outstanding Stock Options or Stock Appreciation Rights are cancelled and new Stock Options or Stock Appreciation Rights are granted in replacement with a lower exercise price per share, (b) cancel outstanding Stock Options or Stock Appreciation Rights with exercise prices per share in excess of the then current Fair Market Value per share of Common Stock for consideration payable in cash, equity securities of the Company or in the form of any other Award under the Plan, except in connection with a Change in Control transaction, or (c) except as otherwise provided in Section 17(b), otherwise directly reduce the exercise price in effect for outstanding Stock Options or Stock Appreciation Rights under the Plan, without in each instance first obtaining stockholder approval.

21.
Miscellaneous.

a.
Tax Withholding.   The Company’s obligation to deliver shares of Common Stock upon the exercise of any Stock Options or Stock Appreciation Rights or upon the issuance or vesting of any shares issued under the Plan shall be subject to the satisfaction of all applicable federal, state, local and foreign taxes and other amounts required to be withheld, collected or accounted for. The Company shall, to the extent permitted by law, have the right to deduct any such taxes or other amounts from any payment of any kind otherwise due to the Participant. The Administrator may, in its sole discretion and subject to such terms as the Administrator may approve, withhold (or allow the holder of an Award to elect to have the Company withhold) shares of Common Stock otherwise issuable under an Award in satisfaction of all or a portion of such taxes or amounts with respect to any taxable event relating to such Award. Unless otherwise determined by the Administrator, the number of shares of Common Stock that may be withheld pursuant to this Section 21 shall be limited to the number of shares that have a Fair Market Value on the date of withholding not exceeding the aggregate amount of such taxes or amounts, as determined based on the minimum statutory withholding rates.

b.
No Right to Grants or Employment or Service.   No Eligible Individual or Participant shall have any claim or right to receive grants of Awards under the Plan. Nothing in the Plan or in any Award or Award Agreement shall confer upon any employee or service provider of the Company (or any Parent or Subsidiary) any right to continued Service with the Company (or any Parent or Subsidiary) or interfere in any way with the right of the Company (or a Parent or Subsidiary) to terminate the Service of any of its employees or service providers at any time, with or without cause.

c.
Unfunded Plan.   The Plan is intended to constitute an unfunded plan for incentive compensation. Nothing contained herein shall give any Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu thereof with respect to awards hereunder.

d.
Other Employee Benefit Plans.   Payments received by a Participant under any Award made pursuant to the provisions of the Plan shall not be included in, and shall not affect the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company (or any Parent or Subsidiary).

e.
Section 409A.   Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If an Award is subject to Section 409A of the Code, (i) distributions shall only be made in a manner and upon an event permitted under Section 409A of the Code, (ii) payments to be made upon a termination of employment or service shall only be made upon a “separation from service” under Section 409A of the Code, (iii) payments to be made upon a Change in Control shall only be made upon a “change of control event” under Section 409A of the Code, (iv) unless the Award specifies otherwise, each payment shall be treated as a separate payment for purposes of Section 409A of the Code, and (v) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with Section 409A of the Code. If any Award is subject to Section 409A of the Code and payment is subject to the execution of a release of claims in favor of the Company (or any Parent or Subsidiary), in no event shall the timing of a Participant’s execution of the release result in the Participant designating, directly or indirectly, the calendar year of payment, and if such a payment that is subject to execution of the release could be made in more than one taxable year, payment shall be made in

1 B-13

Appendix B | 2022 AmerisourceBergen Proxy
the later taxable year. Any Award granted under the Plan that is subject to Section 409A of the Code and that is to be distributed to a key employee (as defined below) upon separation from service shall be administered so that any distribution with respect to such Award shall be postponed for six (6) months following the date of the Participant’s separation from service, if required by Section 409A of the Code. If a distribution is delayed pursuant to Section 409A of the Code, the distribution shall be paid within thirty (30) days after the end of the six (6)-month period. If the Participant dies during such six (6)-month period, any postponed amounts shall be paid within sixty (60) days of the Participant’s death. The determination of key employees, including the number and identity of persons considered key employees and the identification date, shall be made by the Administrator or its delegate each year in accordance with Section 416(i) of the Code and the “specified employee” requirements of Section 409A of the Code. The Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code.
f.
Securities and Other Law Restrictions.   The Administrator may require each Eligible Individual purchasing or acquiring shares of Common Stock pursuant to an Award under the Plan to represent to and agree with the Company in writing that such Eligible Individual is acquiring the shares for investment and not with a view to the distribution thereof. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, the New York Stock Exchange or any other exchange upon which the Common Stock is then listed, and any applicable federal, state or foreign securities or other law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. No shares of Common Stock shall be issued hereunder unless the Company shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable federal, state and foreign securities and other laws.

g.
Compliance with Rule 16b-3.

i.
The Plan is intended to comply with Rule 16b-3 under the Exchange Act or its successors under the Exchange Act and the Administrator shall interpret and administer the provisions of the Plan or any Award Agreement in a manner consistent therewith. To the extent any provision of the Plan or Award Agreement or any action by the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Administrator. Moreover, in the event the Plan or an Award Agreement does not include a provision required by Rule 16b-3 to be stated therein, such provision (other than one relating to eligibility requirements, or the price and amount of Awards) shall be deemed automatically to be incorporated by reference into the Plan or such Award Agreement insofar as Participants subject to Section 16 of the Exchange Act are concerned.

ii.
Notwithstanding anything contained in the Plan or any Award Agreement to the contrary, if the consummation of any transaction under the Plan would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Administrator shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction to the extent necessary to avoid such liability.

a.
Award Agreement.   In the event of any conflict or inconsistency between the Plan and any Award Agreement, the Plan shall govern, and the Award Agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.

b.
Invalid Provisions.   In the event that any provision of this Plan is found to be invalid, unenforceable or otherwise inconsistent with any applicable law (including, without limitation Section 409A of the Code), such invalidity, unenforceability or inconsistency will not be construed as rendering any other provisions contained herein as invalid, unenforceable or inconsistent, and all such other provisions will be given full force and effect to the same extent as though the invalid, unenforceable or inconsistent provision was not contained herein.

c.
Headings.   Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

2022 AmerisourceBergen Proxy | Appendix B
d.
Expenses.   The costs and expenses of administering the Plan shall be borne by the Company.

e.
Applicable Law.   The validity, construction, interpretation and effect of the Plan and Award Agreements issued under the Plan shall exclusively be governed by and determined in accordance with the law of the State of Delaware, without giving effect to the conflicts of laws principles thereof.

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AmerisourceBergen

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

AMERISOURCEBERGEN CORPORATION

The Board of Directors recommends you vote FOR all of the listed nominees and FOR proposals 2, 3 and 4.

1. Election of Ten Directors.

Nominees:	**For**	**Against**	**Abstain**
1a. Ornella Barra	☐	☐	☐
1b. Steven H. Collis	☐	☐	☐
1c. D. Mark Durcan	☐	☐	☐
1d. Richard W. Gochnauer	☐	☐	☐
1e. Lon R. Greenberg	☐	☐	☐
1f. Jane E. Henney, M.D.	☐	☐	☐
1g. Kathleen W. Hyle	☐	☐	☐
1h. Michael J. Long	☐	☐	☐
1i. Henry W. McGee	☐	☐	☐
1j. Dennis M. Nally	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

AMERISOURCEBERGEN CORPORATION 1 WEST FIRST AVENUE CONSHOHOCKEN, PA 19428ANNE EBBESEN SCAN TOVIEW MATERIALS & VOTEVOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on March 9, 2022 for shares held directly and by 11:59 p.m. Eastern Time on March 7, 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/ABC2022You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on March 9, 2022 for shares held directly and by 11:59 p.m. Eastern Time on March 7, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D64787-P64905-Z81586 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY 1a.Ornella Barra!!!ForAgainstAbstain1b.Steven H. Collis!!!2. Ratification of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2022.!!!1c.D. Mark Durcan!!!3.Advisory vote to approve the compensation of named executive officers.!!!1d.Richard W. Gochnauer!!!4.Approval of the AmerisourceBergen Corporation 2022 Omnibus Incentive Plan.!!!1e.Lon R. Greenberg!!!The Board of Directors recommends you vote AGAINSTForAgainstAbstain1f.1g.Jane E. Henney, M.D.Kathleen W. Hyle!!!!!!5. Stockholder proposal, if properly presented, to adopt a policy that no financial performance metric be adjusted to exclude legal or compliance costs in determining executive compensation.!!!1h.Michael J. Long!!!6.Stockholder proposal, if properly presented, regarding the threshold for calling a special meeting.!!!1i.1j.Henry W. McGeeDennis M. Nally!!!!!!NOTE: In their discretion, the proxy holders may vote on such other business as may properly come before the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Letter to Stockholders and Annual Report on Form 10-K are available at www.proxyvote.com.D64788-P64905-Z81586AMERISOURCEBERGEN CORPORATIONAnnual Meeting of Stockholders March 10, 2022 3:30 PMThis proxy is solicited by the Board of DirectorsThe undersigned stockholder of AmerisourceBergen Corporation, a Delaware corporation, hereby appoints Steven H. Collis, Elizabeth S. Campbell, and Kourosh Q. Pirouz, or any one of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of AMERISOURCEBERGEN CORPORATION that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held virtually at 3:30 PM, EST on March 10, 2022, at www.virtualshareholdermeeting.com/ABC2022 and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR the election of the nominees, FOR proposals 2, 3 and 4, and AGAINST proposals 5 and 6.Continued and to be signed on reverse side